      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2003
                                                     REGISTRATION NO. ___-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             RE INVESTMENTS III, LLC
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                             ----------------------
                              2901 EL CAMINO AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 227-0965
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------
                               MICHAEL V. SHUSTEK
                                    DIRECTOR
                              VESTIN MORTGAGE, INC.
                              2901 EL CAMINO AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 227-0965
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                              HILLEL T. COHN, ESQ.
                          SQUIRE, SANDERS & DEMPSEY LLP
                             801 S. FIGUEROA STREET
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 624-2500

                             ----------------------
                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                               SALE TO THE PUBLIC:

  As soon as practicable following effectiveness of this Registration Statement

                             ----------------------

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

   Title of Securities Being         Amount Being     Proposed Maximum Offering        Proposed Maximum     Amount of Registration
           Registered               Registered (1)          Price Per Unit        Aggregate Offering Price            Fee
  Unit of Limited Liability           10,000,000                $10.00                 $100,000,000                    $8,090
  Company Interest

(1) The number of units being registered includes units offered under our distribution reinvestment plan.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 5, 2003

PROSPECTUS

                             A MINIMUM OF 1,000,000
                                    AND UP TO
                                10,000,000 UNITS
                      OF LIMITED LIABILITY COMPANY INTEREST
                             RE INVESTMENTS III, LLC

                                 ---------------

      RE INVESTMENTS III, LLC is a Nevada limited liability company (the "Fund"). We invest in and operate multifamily, assisted living, office, industrial and retail property and other income producing properties. We also invest in mortgage loans, which are loans where our collateral is real property. The real property and loans will be selected for us by our Manager, Vestin Mortgage, Inc. ("Vestin Mortgage"). Vestin Mortgage will originate and service our mortgage loans, invest in and manage our real property and will be responsible for our day-to-day operations. Vestin Capital, Inc. ("Vestin Capital"), an affiliate of Vestin Mortgage, will act as the lead dealer for this Offering.

      We are offering and selling to the public a minimum of 1,000,000 and up to a maximum of 10,000,000 units for $10.00 per unit. This Offering includes units to be issued under our distribution reinvestment plan.

                       PRICE TO          SELLING COMMISSIONS/    PROCEEDS TO
                        PUBLIC         EXPENSE REIMBURSEMENT(2)    THE FUND
Per Unit..........  $      10.00             $      0.95          $      9.05
Total Minimum.....  $ 10,000,000 (1)         $ 1,450,000          $ 8,550,000 (1)
Total Maximum.....  $100,000,000 (1)         $10,500,000          $89,500,000 (1)

(1) Includes units purchased under our distribution reinvestment plan.

(2) Units will be sold by Vestin Capital where permitted and by selected securities dealers. A commission of 9.5% will be paid with respect to any units sold by selected dealers. Of this amount, 2% shall be retained by Vestin Capital as a dealer manager fee and the balance shall be paid to the dealer effecting the sale. Our Manager may sell units. No commissions will be paid on any sale made by our Manager. All expenses related to this Offering will be advanced by our Manager, Vestin Mortgage. We will reimburse Vestin Mortgage for such expenses, provided that such reimbursement may not exceed the lesser of $1,000,000 or 5% of the gross proceeds received in this Offering. At Vestin Mortgage's election, it may waive reimbursement of all or a portion of the Offering expenses it incurs and the amount waived will be deemed a capital contribution to us by Vestin Mortgage. Vestin Mortgage will be solely responsible for any Offering expenses in excess of the foregoing limits.

      Of the total net proceeds we receive from this Offering, we intend to retain approximately 3% as a cash reserve and we intend to invest the balance in mortgage loans and in real property. If the maximum number of units are sold and we pay the maximum amount of commissions and selling expenses, we will have approximately $86,815,000 to invest in mortgage loans and real property.

      The most significant risks to your investment include:

      -     Restricted right to sell or transfer your units

      - Recent organization, limited operating history, and lack of external financing sources

      -     Investment in unspecified mortgage loans and real property

      -     Lack of diversification

      -     Restricted distributions and increased risk due to leveraging

      -     Total reliance on Vestin Mortgage

      - Limited experience of Vestin Mortgage in acquiring and managing real properties

      -     Conflicts of interest for Vestin Mortgage

      -     Payment of substantial fees to Vestin Mortgage

      -     Tax risks of the Offering and membership in the Fund

      -     Limited voting rights of Members

                 YOU SHOULD READ THE COMPLETE DISCUSSION OF THE
                       RISK FACTORS BEGINNING ON PAGE 11.

      Units will be sold by Vestin Capital, Inc., the lead dealer selling our units in this Offering, as well as by Vestin Mortgage, where permitted. Vestin Capital and Vestin Mortgage are both owned by the same company, Vestin Group, Inc. ("Vestin Group").

      You must purchase at least 200 units for $2,000 (some states may require higher minimum purchases). To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement. Initially, your money will be placed in an escrow account with U.S. Bank National Association, a state chartered Nevada bank ("US Bank"). The funds we receive pursuant to this Offering will not be commingled with the funds of Vestin Mortgage or any other party. The escrow will end upon the earlier of our sale of a minimum of 1,000,000 units or ____, 2004. If we do not sell 1,000,000 units and receive proceeds of $10,000,000 on or before ___, 2004, US Bank will promptly return your entire capital contribution with interest earned. If we sell the minimum on or before __, 2004, we will continue to sell up to 10,000,000 units. We will terminate the Offering on ___, 2005.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. NO ONE IS PERMITTED TO MAKE ANY ORAL OR WRITTEN PREDICTIONS ABOUT THE CASH BENEFITS OR TAX CONSEQUENCES YOU WILL RECEIVE FROM YOUR INVESTMENT.

                                 May ____, 2003

                         NOTICE TO CALIFORNIA RESIDENTS

      Any certificates representing units resulting from any offers or sales of units to California residents will bear the following legend restricting transfer:

            It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner's Rules.

A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by Vestin Mortgage.

                          NOTICE TO NEW YORK RESIDENTS

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS

                                                                                                                               PAGE
SUMMARY......................................................................................................................    1
RISK FACTORS.................................................................................................................   11
  Investment Risks...........................................................................................................   11
    You will not have the benefit of reviewing our past performance..........................................................   11
    Your units lack liquidity and marketability..............................................................................   11
    You have a limited ability to have your units redeemed...................................................................   11
    Depending upon the number of units we sell, we may be unable to diversify our loan portfolio adequately or meet
      investment objectives..................................................................................................   12
    We must rely on Vestin Mortgage to manage our operations and select our loans for investment.............................   12
    Our Manager lacks experience with certain real estate markets............................................................   12
    We depend on key personnel of Vestin Mortgage............................................................................   13
    You may face a delay before distributions begin..........................................................................   13
    We established the offering price on an arbitrary basis; as a result, your subscription price for units is not
      related to any independent valuation...................................................................................   13
    Any indemnification of our Manager by us will decrease the amount available for distribution to you......................   13
    Adverse economic conditions will negatively affect our returns and profitability.........................................   13
    Gains and distributions upon resale of our properties are uncertain......................................................   14
  Risks Related to Investments in Real Estate................................................................................   14
    Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize
      growth in the value of our real estate properties......................................................................   14
    Properties that have significant vacancies could be difficult to sell, which could diminish the return on
      your investment........................................................................................................   14
    We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our members........   14
    We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay
      cash distributions to our Members......................................................................................   14
    We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to
      pay cash distributions to our members..................................................................................   15
    Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely
      affect your returns....................................................................................................   15
    Competition with third parties in acquiring properties may reduce our profitability and the return on your investment....   15
    Uncertain market conditions and the broad discretion of Vestin Mortgage relating to the future disposition of
      properties could adversely affect the return on your investment........................................................   15
    If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.......   16
    The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our
      income and the cash available for any distributions....................................................................   16
    Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.......   16
    Our costs associated with complying with the American with Disabilities Act may affect cash available for distributions..   16
    If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser............   17
  Risks of the Mortgage Lending Business.....................................................................................   17
    Defaults on our mortgage loans will decrease our revenues and your distributions.........................................   17
  Risks of Underwriting Standards and Procedures.............................................................................   18
    Our loans are not guaranteed by any government agency....................................................................   19
    Our mortgage loans will not be marketable and we expect no secondary market to develop...................................   19
    Our loan portfolio may be riskier if it is not diversified geographically................................................   19
    We may have difficulty protecting our rights as a secured lender.........................................................   19
    By becoming the owner of property, we may become liable for unforeseen environmental obligations.........................   20
    Our results are subject to fluctuations in interest rates and other economic conditions..................................   20
    We face competition for mortgage loans that may reduce available yields and fees available...............................   20
    Our lending operations are subject to certain regulatory requirements....................................................   20
  Risks Associated with Debt Financing.......................................................................................   21
    Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to members.........   21
    Lenders may require us to enter into restrictive covenants that may have an adverse effect on our operations.............   21
    Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay
      distributions to our members...........................................................................................   21
    The aggregate amount we may borrow is limited under our Operating Agreement, which may hinder our ability to secure
      additional funding when it is needed...................................................................................   21

                                                                                                                                PAGE
  Conflicts of Interest Risks.................................................................................................   21
    Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel's time.........................   22
    Vestin Mortgage will face conflicts of interest arising due to our fee structure..........................................   22
    Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans...........................   22
    Vestin Mortgage will face conflicts of interest in selecting mortgage loans for us........................................   22
    We may have a lack of control over participations.........................................................................   22
  Lack of Control by Members..................................................................................................   23
    Your right to vote is limited and you are bound by majority vote..........................................................   23
    Your interest in the Fund may be diluted as we sell additional units......................................................   23
    The value of your units may decrease below ten dollars per unit...........................................................   23
  Risks Related to Vestin Capital.............................................................................................   24
    Vestin Capital has a limited operating history and track record in public offerings.......................................   24
    Vestin Capital is an Affiliate of Vestin Mortgage.........................................................................   24
  Federal Income Tax Risks....................................................................................................   24
    Your cash flow and distributions will be reduced if we are taxed as a corporation.........................................   24
    An IRS audit of our books and records could result in an audit of your tax returns........................................   25
    Inconsistencies between federal, state and local tax rules may adversely affect your return...............................   25
  Retirement Plan Risks.......................................................................................................   25
    An investment in the Fund may not qualify as an appropriate investment under all retirement plans.........................   25
USE OF PROCEEDS...............................................................................................................   26
INVESTOR SUITABILITY STANDARDS................................................................................................   28
OUR BUSINESS STRATEGY.........................................................................................................   31
INVESTMENT OBJECTIVES AND POLICIES............................................................................................   31
  Acquisition and Investment Policies.........................................................................................   33
  Real Estate Program.........................................................................................................   33
  Leasing.....................................................................................................................   34
  Borrowing Policies..........................................................................................................   34
  Disposition.................................................................................................................   35
  Mortgage Program............................................................................................................   35
  Mortgage Loans to Affiliates................................................................................................   39
  Purchase of Loans from Vestin Mortgage and its Affiliates...................................................................   39
  Types of Loans We Intend to Invest In.......................................................................................   39
  Prepayment Penalties and Exit Fees..........................................................................................   41
  Extensions to Term of Loan..................................................................................................   41
  Balloon Payment.............................................................................................................   41
  Repayment of Mortgages on Sales of Properties...............................................................................   41
  Variable Rate Loans.........................................................................................................   42
  Interest Rate Caps..........................................................................................................   42
  Borrowing...................................................................................................................   42
  No Trust or Investment Company Activities...................................................................................   43
  Various Other Policies and Procedures.......................................................................................   43
  Competition and General Economic Conditions.................................................................................   43
  Regulation..................................................................................................................   43
  Limitation on Investments...................................................................................................   44
MANAGEMENT....................................................................................................................   45
  Our Management..............................................................................................................   45
  Vestin Mortgage.............................................................................................................   45
  Removal of Vestin Mortgage as Manager.......................................................................................   46
  Evaluation and Acquisition by Vestin Mortgage...............................................................................   46
  Real Property...............................................................................................................   46
  Mortgage Loans..............................................................................................................   46
  Prior Experience............................................................................................................   47
  Litigation Involving Vestin Mortgage........................................................................................   55
  Directors and Executive Officers of Vestin Mortgage and Vestin Group........................................................   55
  Executive Compensation......................................................................................................   59
  Share Ownership.............................................................................................................   61
COMPENSATION OF VESTIN MORTGAGE AND AFFILIATES................................................................................   64
CONFLICTS OF INTEREST.........................................................................................................   67
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................................   70

                                                                                                                                PAGE
GENERAL INFORMATION AS TO PROMOTERS...........................................................................................   72
FIDUCIARY RESPONSIBILITY......................................................................................................   73
  Indemnification.............................................................................................................   73
SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS....................................................   75
  Your Status.................................................................................................................   75
  Limited Liability of Members................................................................................................   75
  Term of the Fund............................................................................................................   75
  Meetings....................................................................................................................   75
  Voting and Other Rights of Members..........................................................................................   75
  Description of the Units....................................................................................................   76
  Capital Accounts............................................................................................................   76
  Capital Contribution of Vestin Mortgage.....................................................................................   76
  Unit Repurchases and Deemed Distributions...................................................................................   76
  Write-Down of Investments...................................................................................................   77
  Members' Return on Investment...............................................................................................   77
  Distribution Reinvestment Plan..............................................................................................   77
  Reinvestment of Proceeds of Capital Transactions............................................................................   78
  Assignment and Transfer of Units............................................................................................   79
  Repurchase of Units, Withdrawal from the Fund...............................................................................   79
  Special Power of Attorney...................................................................................................   79
FEDERAL INCOME TAX CONSEQUENCES...............................................................................................   80
  Classification as a Partnership.............................................................................................   81
  We Will Not Be Classified as a Publicly Traded Partnership..................................................................   81
  General Principles of Partnership Taxation..................................................................................   83
  Determination of Basis in Units.............................................................................................   83
  Allocations of Profits and Losses...........................................................................................   83
  Taxable Income Without Cash Distribution....................................................................................   84
  Limitations on the Deduction of Losses......................................................................................   85
  The Basis Limitation........................................................................................................   85
  The At Risk Limitation......................................................................................................   85
  The Passive Loss Rules......................................................................................................   85
  Depreciation................................................................................................................   86
  Sale of Real Estate Assets..................................................................................................   86
  Property Held Primarily for Sale to Customers...............................................................................   86
  Computation of Gain or Loss on Sale or Redemption of Units..................................................................   86
  Character of Gain or Loss...................................................................................................   86
  Tax Rates on a Partner's Share of Ordinary Income from the Partnership......................................................   87
  Distributions and Deemed Distributions......................................................................................   87
  Capital Shifts Under Redemption Agreement...................................................................................   87
  Investment Interest.........................................................................................................   87
  Tax Treatment of Tax-Exempt Entities........................................................................................   88
  Tax Shelter Registration....................................................................................................   89
  Partnership Tax Returns, Tax Information and Audits.........................................................................   90
  Vestin Mortgage is Tax Matters Partner......................................................................................   90
  Original Issue Discount Rules...............................................................................................   90
  Market Discount.............................................................................................................   90
  No Section 754 Election-Impact on Subsequent Purchasers.....................................................................   91
  Treatment of Compensation of Vestin Mortgage and its Affiliates.............................................................   91
  Possible Legislative Tax Changes............................................................................................   92
  State and Local Taxes.......................................................................................................   92
  ERISA and Other Qualified Plan and IRA Considerations.......................................................................   92
  Annual Valuation............................................................................................................   93
  Plan Assets Generally.......................................................................................................   93
  Minimum Distribution Requirements...........................................................................................   94
HOW WE PROTECT OUR RIGHTS AS A LENDER.........................................................................................   95
  Overview of Mortgages.......................................................................................................   95
  Foreclosure.................................................................................................................   95
  Environmental Risks.........................................................................................................   96
  Second Mortgages; Rights of Senior Mortgages................................................................................   96

                                                                                                                                PAGE
  Statutory Rights of Redemption..............................................................................................   97
  Anti-Deficiency Legislation.................................................................................................   97
  Bankruptcy Laws.............................................................................................................   97
  Enforceability of Certain Provisions........................................................................................   98
REPORTS TO MEMBERS............................................................................................................  100
PLAN OF DISTRIBUTION..........................................................................................................  101
LEGAL MATTERS.................................................................................................................  102
EXPERTS.......................................................................................................................  102
AVAILABLE INFORMATION.........................................................................................................  102

                                     SUMMARY

    Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 11, and the Financial Statements and Notes, beginning at page F-1.


RE INVESTMENTS III, LLC......................     RE INVESTMENTS III, LLC was organized in April 16, 2003 as a Nevada limited liability company. Under our Operating Agreement, our existence ends on December
                                                  31, 2023, unless the members vote to extend our duration. In this prospectus we refer to RE INVESTMENTS III, LLC as "the Company," "the Fund," "we," "us," or
                                                  "our." Our offices are at 2901 El Camino Avenue, Las Vegas, Nevada 89102, and our
                                                  telephone number is (702) 227-0965.

OUR MANAGER..................................     Our Manager is Vestin Mortgage, Inc., a Nevada corporation, which was incorporated in 1997 as Capsource, Inc. Its executive offices are at 2901 El
                                                  Camino Avenue, Las Vegas, Nevada 89102, and its telephone number is (702)
                                                  227-0965. Vestin Mortgage is a mortgage broker licensed in the State of
                                                  Nevada since 1997.

INVESTMENT POLICIES..........................     We intend to acquire income producing properties such as office, industrial and retail properties, multi-family residential units, assisted living facilities and other income producing real property. Vestin Mortgage's primary criteria in selecting properties for us will be the property's potential to generate current income while preserving the value of our principal.  In addition, Vestin Mortgage will consider the property's potential for appreciation.

                                                  We will also invest in mortgage loans where our collateral is real property located anywhere in the United States. There may be commercial or residential buildings on the real property, but our collateral may also consist of real property with buildings under construction or no physical structures at all. The loans are selected for us by Vestin Mortgage from among loans obtained by Vestin
                                                  Mortgage or mortgage brokers with which we are not affiliated. We believe these loans will be attractive to borrowers because of the expediency of Vestin
                                                  Mortgage's loan approval and funding process, which takes from 10 to 20 days. See
                                                  "Our Business Strategy" on page 31.

                                                  We expect to obtain a line of credit or enter into financing arrangements which we currently intend to use to expand our lending capacity, purchase real property and operate properties for resale, and allocate to other general business purposes.
                                                  Our total indebtedness under the line of credit shall at no time exceed the sum of
                                                  85% of the aggregate purchase price of all real properties owned by the Company plus 70% of the aggregate fair market value of all other assets of the Company.

SUMMARY RISK FACTORS.........................     The following are some of the significant risks concerning your investment:

                                                  -   There is no public trading market for the units, and we do not expect one to ever develop. Further, the transfer and redemption of your units is restricted. Consequently, you will have a difficult time trying to obtain cash for your units.

                                                  -   We rely on Vestin Mortgage, our Manager, for the day-to-day management of our business and the selection of our mortgages and real property. Additionally, Vestin Mortgage has not yet identified the mortgages or real property that we will invest in with the proceeds of this Offering.
                                                      Thus, you will not have an opportunity to evaluate the terms of mortgages or other factors involved in a particular loan or the terms of acquisitions of real property.

                                                  -   We will be limited in the number and type of properties in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make.

                                                  -   We were formed on April 16, 2003 and have no significant assets, no operating history and no current sources of financing. You will not be able to review our past performance to evaluate the likelihood of our achieving our investment objectives. Before you invest in the Fund, you should carefully review the complete discussion of "Risk Factors"
                                                      beginning on page 11 of this prospectus.

                                                  -   If we do not remain qualified as a partnership for federal income tax purposes, we would be subject to the payment of tax on our income at corporate rates, which would reduce the amount of funds available for payment of distributions to you.

                                                  -   Vestin Mortgage has very limited experience in acquiring and managing real properties.

                                                  -   Vestin Mortgage controls our daily business affairs and, subject to the provisions of our Operating Agreement, may modify our investment policies without your consent. Members only vote on limited matters such as changing our structure or changing our basic business purpose. Thus you will have little control over our operations and where funds are invested.

                                                  -   Vestin Mortgage will receive substantial fees as a result of our investment in mortgage loans and real property. Most of our mortgage fees will be paid by borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis. Vestin
                                                      Mortgage will also be eligible to receive management and brokerage fees with respect to property we acquire depending on where the properties are located. The fees for these services are described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in this summary and as set forth in greater detail in the main body of this Prospectus.

                                                  -   Any borrowing by us may increase the risk of your investment and reduce the amount we have available to distribute to you.

                                                  -   Changes in the real estate market may reduce the demand for the types of loans that we make. In addition, a decline in real estate values could impair our security in outstanding loans and our investments in real property. Such results may affect the amount we have available to distribute to you.


                                                  -   Tenant defaults, tenant improvements, cost of insurance, uninsured loses, cost of compliance with laws, and undetected environmental hazards may adversely affect our operating results and the amounts of cash available for distributions.

                                                  -   We may incur mortgage indebtedness to fund our acquisitions of real property.  Such indebtedness may be unavailable at reasonable rates and may require us to enter into restrictive covenants.

                                                  -   Defaults on our mortgage loans may decrease our revenues and your distributions. Members should be aware that a substantial portion and perhaps a majority of our loans may be secured by non-income producing properties. If there is a default on these loans, we will not receive any income from the loan during the period when we foreclose on the property and attempt to resell it. This will reduce the funds we have available for distribution to you.

ESTIMATED USE OF PROCEEDS OF OFFERING........     Depending upon the number of units we sell, the net proceeds we receive from this Offering will be between 85% and 90% of the total funds raised in the
                                                  Offering. We anticipate that we will invest approximately 97% of the net proceeds of this Offering and the distributions reinvested under our reinvestment plan in mortgage loans and real property. Although the Mortgage
                                                  Program Guidelines of the North American Securities Administrators
                                                  Association, Inc. and the Real Estate Program Guidelines of the North
                                                  American Securities Administration Association, Inc. (together the "NASAA
                                                  Guidelines") require reserves of not less than 1% of the offering proceeds, we will retain approximately 3% of offering proceeds as a working capital reserve.

CONFLICTS OF INTEREST........................     We will have no directors, officers or employees and will depend entirely on
                                                  Vestin Mortgage to manage our operations. Vestin Mortgage will face various conflicts of interest in managing our affairs.

                                                  -   Vestin Mortgage will receive substantial fees from borrowers for obtaining, processing, making and brokering, managing and selling of mortgage loans, as well as for other services. Many of these fees are paid on an up-front basis. The fees for these services are described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus. Vestin Mortgage's compensation is based on the volume and size of the mortgages selected for us, and our interests may diverge from those of Vestin Mortgage and Michael Shustek, the indirect owner of a controlling interest in Vestin Mortgage, in deciding whether we should invest in a particular loan. Vestin Mortgage will receive an immediate benefit through the payment of up-front fees from borrowers irrespective of the risk we may bear in connection with our ability to collect on such loans.

                                                  -   Vestin Mortgage will receive substantial fees for brokering and managing our real property investments.  The fees for these services are described in greater detail under "Compensation to Vestin Mortgage and
                                                      Affiliates" in this summary and as set forth in greater detail in the main body of this prospectus.

                                                  -   Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. These fees include the fees listed under
                                                      "Fees Paid by Borrower" in the above mentioned compensation description.
                                                      Because Vestin Mortgage receives all of these fees, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin
                                                      Mortgage determines whether we should charge higher interest rates or
                                                      Vestin Mortgage should receive higher fees from the borrower.

                                                  -   Vestin Mortgage must allocate its time between our activities and its other activities. These other activities include its current activities as a licensed mortgage broker and acting as the manager of Vestin Fund
                                                      I, LLC ("Vestin Fund I"), Vestin Fund II, LLC ("Vestin Fund II") and
                                                      inVestin Nevada, Inc. ("inVestin Nevada"), funds with objectives similar to ours. Additional such funds may be formed by Vestin Mortgage in the future. Vestin Fund I has raised $100,000,000 pursuant to a registration statement on Form S-11 initially filed with the Securities Exchange
                                                      Commission on August 23, 2000.  Vestin Fund II has raised approximately
                                                      $338,400,000 as of March 1, 2003 pursuant to a registration statement on
                                                      Form S-11 initially filed with the Securities and Exchange Commission on
                                                      December 31, 2000.  inVestin Nevada is seeking to raise $100,000,000 through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada
                                                      Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of March 1, 2003, inVestin Nevada has raised approximately $3,200,000.

                                                  -   In the event we purchase real property by incurring debt, Vestin
                                                      Mortgage may lend us the money directly or will select our lender.

                                                  -   Although we will share our facilities with Vestin Mortgage, we have no ownership in Vestin Mortgage. Therefore, we will not exercise any control over Vestin Mortgage.

                                                  -   We may participate in mortgage loans and the purchase of real property with publicly registered affiliates under certain circumstances.  There is a potential risk of impasse on joint venture decisions if such investment is made on a 50/50 basis.  In addition, there is a potential risk that, while a participant may have the right to buy an asset from the partnership or joint venture, it may not have the resources.

                          VESTIN GROUP, VESTIN MORTGAGE
                              AND THEIR AFFILIATES

The following chart shows the ownership structure of the various persons and entities that are affiliated with Vestin Group and Vestin Mortgage as of May 1, 2003:

                           [OWNERSHIP STRUCTURE CHART]

COMPENSATION TO VESTIN
     MORTGAGE..........................      Vestin Mortgage and Affiliates will receive the following compensation:

                                                         TYPE OF COMPENSATION                         FORM OF COMPENSATION
                                                                                  OFFERING STAGE:

                                            We will reimburse Vestin Mortgage for           To the extent Vestin Mortgage pays
                                            expenses it incurs in connection with this      such expenses to non-affiliates of
                                            Offering, provided that such reimbursement      Vestin Mortgage, at Vestin
                                            shall not exceed the lesser of $1,000,000 or    Mortgage's election, Vestin
                                            5% of the gross proceeds of this Offering.      Mortgage will either be reimbursed
                                            Such offering expenses may include fees paid    by the Fund or such amount will be
                                            to attorneys, brokers, accountants, and any     deemed a capital contribution to
                                            other charges incurred in connection with       us by Vestin Mortgage.
                                            this Offering to a non-related third party.
                                            Vestin Mortgage will not be reimbursed or
                                            credited for any additional Offering
                                            expenses it incurs. We anticipate the
                                            following approximate expenses will be
                                            incurred in connection with this Offering
                                            over the next year

                               Legal............................... $350,000
                               Accounting.......................... $ 80,000
                               Filing Fees......................... $ 50,000
                               Other............................... $208,000


                               Vestin Capital will act as Dealer Manager with respect to this Offering. In that capacity, Vestin Capital will receive a Dealer Manager fee equal to 2% of the funds raised in this Offering through the sale of units by selected dealers. In addition, Vestin Capital will receive a commission of 7.5% of any funds which it raises through the sale of units.

                               OPERATIONAL STAGE:

                                            MORTGAGE PROGRAM:

                                            Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be higher than comparable loans made by banks and that the fees paid to Vestin
                                            Mortgage will be higher than similar fees charged by conventional lenders.
                                            We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

                                            PAID BY BORROWER

                                            Loan Brokerage Fee............................    2%-6% of each loan, competitive
                                                                                              fee based on local market
                                                                                              conditions

                                            Loan Evaluation and                               Up to 5% of each loan,
                                            Processing Fees...............................    competitive fee based on local
                                                                                              market conditions

                                            Servicing Fee for                                 Subject to regulatory
                                            Administering Loans...........................    requirements, annual fee of up
                                                                                              to 0.25% of outstanding
                                                                                              principal

                                            Loan Extension or                                 2%-5% of outstanding principal,
                                            Modification Fee..............................    as permitted by local law and
                                                                                              local market conditions

                                            PAID BY US

                                            Administrative Fees on Resales of
                                            Foreclosed Property...........................   If a foreclosure occurs, up to
                                                                                             3% of proceeds to Vestin
                                                                                             Mortgage where it substantially
                                                                                             contributed to sale; up to 6%
                                                                                             for all persons involved. No
                                                                                             foreclosed real property will be
                                                                                             sold to Vestin Mortgage or any
                                                                                             of its affiliates.

                                            REAL ESTATE PROGRAM:

                                            After our members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative, Vestin Mortgage will be eligible to receive up to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of properties.  Additionally, Vestin Mortgage or one of its affiliates may receive a real estate commission of 3% if Vestin Mortgage or one of its affiliates acts as our broker in the sale or purchase of property.

                                               PROPERTY MANAGEMENT FEE:

                                               Vestin Mortgage, or a third party property manager hired by Vestin Mortgage, may act as property manager for the real property owned by us.  Vestin Mortgage shall receive the lesser of the following property management fees for property management services provided to us by it or the third party property manager:  (i) in the case of residential property, 5% of the gross revenues of such property, (ii) in the case of industrial and commercial property, 6% of gross revenues where Vestin Mortgage provides leasing, re-leasing and leasing related services, or (iii) in the case of industrial or commercial property which are leased for ten or more years on net (or similar) bases, 1% of gross revenues from such leases, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first full 5 years of the original term of the lease.  Additionally, Vestin Mortgage may receive a one-time initial rent-up or leasing-up of a newly constructed property if such service is not included in the purchase price of the property.

MEMBERS' RETURN ON INVESTMENT..............    Allocations and distributions of income and cash flows are outlined and defined in the Company's operating agreement. Generally, our profits and losses shall be allocated to the members in proportion to their respective capital accounts as of the close of business on the last day of each calendar month. Furthermore, cash flow generated from operations will be distributed monthly to members, based upon estimated amounts available for distribution for the preceding month, in proportion to the weighted average capital account of each member during the preceding month.
                                               Members may also elect to reinvest their distributions. Vestin Mortgage will receive an amount proportional to their capital account. Vestin Mortgage's capital account consists of cash contributed by Vestin Mortgage directly as well as credits for payments made by Vestin Mortgage on our behalf to non-affiliates for services and/or goods rendered in connection with this Offering. We anticipate the allocation to
                                               Vestin Mortgage shall be no less than 1% and no greater than 5%.

                                               Distributions of net proceeds from the repayment of principal on a mortgage loan or sale of a real estate property may be made to the members based on their pro-rata share of members' equity. We may also reinvest gains realized on the sale of real property. If the proceeds are retained by us to make new loans, improve or maintain properties, or to pay operating expenses they will be deemed to be distributed to the members and then recontributed by the members. Net proceeds from the sale of real property will only be reinvested for a period of 7 years from the effective date of this Prospectus. After 7 years from the effective date of this Prospectus any proceeds from the sale of real property will be distributed to you.


DISTRIBUTION REINVESTMENT PLAN.............    You may elect to reinvest the distributions of our net income that you receive from the Fund when you return your subscription agreement or at a later date.
                                               If you so elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. We may end the distribution reinvestment plan at any time.
                                               See "Summary of Operating Agreement, Rights of Members and Description of Units -
                                               Distribution Reinvestment Plan."

ERISA CONSIDERATIONS.......................    The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts, or
                                               IRAs, retirement plans subject to the Employee Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

UNITS......................................    Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send a written request for redemption to us.

OPERATING AGREEMENT........................    Your relationship with the Fund and with Vestin Mortgage will be governed by the Operating Agreement. Some of the significant features of the Operating
                                               Agreement are as follows:

                                               We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to all of the capital accounts of all of our members.

                                               Our business operations is managed by Vestin Mortgage. You will have voting rights only with respect to certain fundamental matters such as changing the manager, mergers, or changing the nature of our business. In this prospectus, when we refer to a majority, we mean those members whose capital accounts together are over 50% of the amount of all of the members' capital accounts. A majority can bind all of our members on fundamental matters affecting our business. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority.

                                               Michael V. Shustek, an officer and a director of Vestin Mortgage, is the owner of a controlling interest in Vestin Group, the company that owns Vestin
                                               Mortgage. Accordingly, Mr. Shustek may be deemed to have indirect control of the conduct of our business, subject to the rights of the majority described above and elsewhere in this prospectus.

                                               The Operating Agreement is discussed in more detail in "Summary of Operating
                                               Agreement, Rights of Members and Description of Units," beginning on page 75.
                                               If any statements in this prospectus differ from the Operating Agreement, you should rely on the Operating Agreement. The Operating Agreement is attached as
                                               Exhibit A to this prospectus.

THE OFFERING...............................    We are offering for sale a minimum of 1,000,000 units and up to 10,000,000 units of limited liability company interest at $10 per unit. These units include units issued under our distribution reinvestment plan. The minimum initial purchase is 200 units for $2,000, except to the extent that state suitability standards dictate otherwise.

TAX CONSIDERATIONS.........................    In the opinion of our tax counsel, we will be treated for federal income tax purposes as a partnership. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See "Federal Income Tax Risks," beginning at page 24, and "Federal
                                               Income Tax Consequences," beginning at page 80 of this prospectus.

SUITABILITY................................    To invest in units, you must have either:

                                               -   a net worth, exclusive of home, home furnishings and automobiles, of at least $45,000 and a minimum annual gross income of at least $45,000; or

                                               -   a minimum net worth of at least $150,000. As described more fully in
                                                   "Investor Suitability Standards," beginning on page 28, a significant number of states have more stringent requirements than those set forth above. Additionally, you will have to make additional representations to us before we determine that the investment is suitable for you.

TO PURCHASE UNITS..........................    To purchase units you must have received the prospectus prior to completing and signing the subscription agreement, which is Exhibit B to this prospectus at page B-1 or Exhibit C to this prospectus at page C-1, as applicable. You must deliver the subscription agreement to the Manager or the securities dealer that has solicited your investment, together with payment for the number of units specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest.

                                               Our acceptance of your subscription agreement is effective when we countersign it, for the number of units set forth in the subscription agreement.
                                               Subscriptions will be accepted no sooner than five (5) business days following the date of the Subscription Agreement or rejected within 30 days of their receipt. If we reject your subscription agreement, your funds will be returned to you within 10 business days. If we accept your subscription agreement, you will be an owner of the units and a member of the Fund within 5 business days after we accept your subscription. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a unit certificate.

                                  RISK FACTORS

       You should carefully consider the following risks and other information in the prospectus before purchasing units.

INVESTMENT RISKS

    You will not have the benefit of reviewing our past performance.

       We were organized in April 16, 2003. Accordingly we have no operating history. We have no external source of financing and are relying on capital contributions received via this Offering. We have no significant assets. We will only commence operations after we sell 1,000,000 units and receive $10,000,000. As a result, you will not be able to review our past performance to determine the likelihood of our achieving our investment objectives.

    Your units lack liquidity and marketability.

       There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. Our Operating Agreement restricts the transfer of units so that we may avoid being classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the units of all our members, Vestin Mortgage must consent to any sale or assignment of your units. Vestin Mortgage will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should anticipate holding the units for at least one year and possibly much longer.

    We will be limited in the number and type of properties in which we may invest and the value of your investment will fluctuate with the performance of the specific investments we make.

    We intend to raise $100 million. Accordingly, we will make a limited number of investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make as compared with larger funds. In addition, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. To the extent that we lack a diversified portfolio of investments, our profitability may be affected by the performance of any one of our investments and your investment in our units will be subject to greater risk. Furthermore, our fixed operating expenses, as a percentage of gross income, will be higher, than if we raised additional funds, and our financial condition and ability to pay distributions could be adversely affected.

    You have a limited ability to have your units redeemed.

       Redemption of units shall occur as of the last day of the fiscal quarter ending at least 61 days after we receive your written notice requesting redemption. You have a limited ability to have your units redeemed by us. The significant limitations on your ability to have your units redeemed are the following:

       -  You can only redeem your units after you have held them for one year.

       - If you redeem your shares between (i) the first and second anniversaries from your date of purchase you will receive an amount equal to 75% of your capital account, (ii) the second and third anniversaries from your date of purchase you will receive an amount equal to 80% of your capital account, (iii) the third and fourth anniversaries from your date of purchase you will receive an amount equal to 85% of your capital account, and (iv) the fourth and fifth anniversaries from your date of purchase you will receive an amount equal to 90% of your capital account.

       - Redemption payments only return all or the requested part of your capital account. We will perform an appraisal of the underlying real property each year. Accordingly, the value of your capital account may fluctuate depending upon our performance.

       -  There is no reserve fund for repurchases.

       - Redemption payments are made only to the extent we have available cash from proceeds of repayments of principal on mortgage loans, recovery through a sale of the cost of investments in real estate, and capital contributions; and the redemption would not impair the capital or operation of the Fund.

       - The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members with a yearly limit of $100,000 per member subject to the Manager's discretion to allow a greater amount.

       -  We will only make redemption payments once a quarter.

       - If your units are redeemed, you will be paid within 45 days after the last day of the fiscal quarter ending not less than 60 days after Vestin Mortgage receives the withdrawal notice.

       Because a substantial portion of our loans are made on an "interest only" basis, we will not receive proceeds from the repayment of principal as frequently as we would with loans where the principal is repaid in periodic installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested withdrawals.

       Depending upon the number of units we sell, we may be unable to diversify our loan and real estate portfolio adequately or meet investment objectives.

       We will require a significant number of loans and real property to adequately diversify our portfolio. If we fail to adequately diversify our portfolio, our revenues will be too closely tied to the performance of the borrower under each loan we invest in or the performance of each property in which we invest. If we do not raise significant proceeds, we will not be able to diversify our portfolio and we may not be able to pursue the investment opportunities that we anticipate will develop.

    We must rely on Vestin Mortgage to manage our operations and select our loans and real property for investment.

       Our ability to achieve our investment objectives and to pay distributions to you depends upon Vestin Mortgage's performance (i) in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers and (ii) in the acquisition of our investments, the selection of tenants and the determination of any financing arrangements. You will have no opportunity to evaluate the financial information or creditworthiness of borrowers or tenants, the terms of mortgages, purchase agreements or leases, the real property or other economic or financial data concerning our loans or real property. You must rely entirely on the judgment of Vestin Mortgage in investing the proceeds of this Offering. We cannot be sure that Vestin Mortgage will be successful in obtaining suitable investments on financially attractive terms or that, if they make investments on our behalf, our objectives will be achieved.

    Vestin Mortgage has very limited experience in acquiring and managing real properties.

       Our ability to pay distributions to you depends largely upon the performance of Vestin Mortgage in managing our operations. While Vestin Mortgage has substantial experience in managing funds that invest in mortgage loans, it has very limited experience in the business of acquiring and managing real properties. Vestin Mortgage is not engaged in the business of acquiring and managing real properties nor has it ever managed a fund which is engaged in the business of acquiring real properties. Vestin Mortgage has managed and disposed of real properties which were acquired through foreclosure. In addition, two of its principals have some experience in acquiring and managing multi-family residential properties and office buildings. However, this limited experience may be insufficient to enable Vestin Mortgage to successfully manage our investments in real property. As a result of its limited experience, Vestin Mortgage may make errors of judgment in selecting properties for us to acquire and may encounter difficulties in managing such properties. Poor performance by Vestin Mortgage may reduce our income and may reduce our distributions to you. Moreover, if as a result of Vestin Mortgage's inexperience in real property investments, we acquire real properties which are sold at a loss, you may lose a portion of the principal of your investment in us.

    Our Manager lacks experience with certain real estate markets.

       Initially we intend to invest in mortgage loans and real property throughout the areas in which Vestin Mortgage and its correspondents have experience, specifically Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Vestin Mortgage's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where Vestin Mortgage deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

    We depend on key personnel of Vestin Mortgage.

       We do not have any directors, officers or employees. Our success depends upon the continued contributions of certain key personnel of Vestin Mortgage, including Michael V. Shustek, Stephen J. Byrne, Peggy S. May, and Lance K. Bradford, each of whom would be difficult to replace because of their extensive experience in the field, extensive market contacts and familiarity with Vestin Mortgage's activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon Vestin Mortgage's ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Vestin Mortgage may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans, investing, leasing and operating real property and who also have contacts in the market. The size of our loan and real estate portfolio may require Vestin Mortgage to hire and retain additional financial and accounting personnel to assist Mr. Bradford in managing Vestin Mortgage's accounting services. Competition for accounting personnel is intense, and we cannot assure you that Vestin Mortgage will be successful in attracting and retaining skilled personnel. Should Vestin Mortgage be unable to attract and retain key personnel, the ability of Vestin Mortgage to make prudent investment decisions on our behalf may be impaired.

    You may face a delay before distributions begin.

       There will be a period of time before Vestin Mortgage fully invests the proceeds of this Offering. Although this period is difficult to predict, we anticipate that you might have to wait up to three (3) months prior to receiving a distribution. Vestin Mortgage will attempt to invest the proceeds as quickly as prudence and circumstances permit; however, no assurance can be given as to how quickly the proceeds will be invested. Consequently, the distributions you receive on your investment may be reduced pending the investment of the Offering proceeds in mortgage loans and real property.

    Any indemnification of our Manager by us will decrease the amount available for distribution to you.

       Pursuant to our Operating Agreement, we may be required to indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys from any action, claim or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. The availability of such indemnification may reduce the amount of funds we have available to distribute to you.

       We established the offering price on an arbitrary basis; as a result, your subscription price for units is not related to any independent valuation.

       Our manager has arbitrarily determined the selling price of the units, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding units of limited partnership interests or other ownership interests.

       Adverse economic conditions will negatively affect our returns and profitability.

       The terrorist attacks in New York and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism, as well as the war in Iraq, exacerbated the general economic slowdown experienced by the nation as a whole. The length and severity of any economic downturn cannot be predicted. In addition, our operating results may be effected by the following market and economic challenges:

       - Poor economic times may result in defaults by tenants of our properties.

       - Job transfers and layoffs may cause vacancies to increase.

       - Concessions or reduced rental rates may be required to maintain occupancy levels.

       - Increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

       Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

       Gains and distributions upon resale of our properties are uncertain.

       Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We intend to sell properties acquired by us based upon economic and market conditions. Receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. See "Investment Objectives and Policies." In addition, the amount of taxable gain allocated to you with respect to the sale of a portfolio property could exceed the cash proceeds you receive from such sale.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

       Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

       Our operating results will be subject to risks generally incident to the ownership of real estate, including:

       - changes in general economic or local conditions;

       - changes in supply of or demand for similar or competing properties in an area;

       - changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

       - changes in tax, real estate, environmental and zoning laws; and

       - periods of high interest rates and tight money supply.

       For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

       Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

       A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to members. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

       We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our members.

       The success of our investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to you. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

       We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to pay cash distributions to our members.

       When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient working capital reserves, we will have to obtain financing from other sources. We intend to establish initial working capital reserves of 3% of the contract price of the properties we acquire. If these reserves or any reserves otherwise established are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Our Operating Agreement imposes certain limits on our ability to borrow money. Any borrowing will require us to pay interest expense, and therefore our financial condition and our ability to pay cash distributions to our members may be adversely affected.

       We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to pay cash distributions to our members.

       The real estate market is affected, as set forth above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. If we are unable to sell a property when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

       Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

       Vestin Mortgage will attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than the working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in less cash available for distribution to members.

       Competition with third parties in acquiring properties may reduce our profitability and the return on your investment.

       We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

       Uncertain market conditions and the broad discretion of Vestin Mortgage relating to the future disposition of properties could adversely affect the return on your investment.

       We intend to hold the various real properties in which we invest until such time as Vestin Mortgage determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Vestin Mortgage may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Due to the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

       If we set aside insufficient working capital reserves, we may be required to defer necessary property improvements.

       If we do not estimate enough reserves for working capital to supply needed funds for capital improvements throughout the life of the investment in a property, we may be required to defer necessary improvements to the property that may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for effected properties, and our results of operations may be negatively impacted.

       The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

       All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

       Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and which may subject us to liability in the form of fines or damages for noncompliance.

       Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

       Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

       Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

       Our properties may be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you, if any.

       If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

       If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact our cash distributions to you. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to you, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to members.

RISKS OF THE MORTGAGE LENDING BUSINESS

    Defaults on our mortgage loans will decrease our revenues and your distributions.

       We are in the business of investing in mortgage loans and, as such, we are subject to risk of defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions, the value of your units and your interest in the Fund as a whole. Our Manager will have discretion to allocate our funds between real property and mortgages depending on the amounts available for investment and investment opportunities. The actual allocations set forth below may vary materially from the following guidelines.

       - We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. In addition, most of the appraisals will be prepared on an "as if-developed basis." If the loan goes into default prior to completion of the project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

       - We may invest approximately 15%, and not more than 25%, of our total mortgage assets in loans to purchase or develop raw, unimproved land pending the completion of our Offering. Generally, we will determine whether to invest in these loans based upon the appraised value of the property and the borrower's actual capital investment in the property. We intend to invest in loans with a face value of up to 60% of the as-if developed appraised value of the property and we will usually require that the borrower have invested in the property actual capital expenditures of at least 25% of the property's value. As-if developed values on raw and unimproved land loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection of a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property.

       - We may invest about 10% to 25% of our total mortgage assets in loans in acquisition and development loans pending the completion of our Offering. These loans enable borrowers to acquire and/or complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we may invest in loans with a face value of up to 60% of the as-if developed appraised value of the property. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above.

       - We may invest 10% to 70% of our total mortgage assets in construction mortgage loans pending completion of our Offering. These are loans generally made to real estate developers to fund the construction of one or more buildings on real property. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraised value of the property and proposed improvements, and will arrange loans for up to 75% of the as-if developed appraised value. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

       - We expect to invest approximately 20% to 50% of our total mortgage assets in commercial property loans pending the completion of our Offering. These loans provide funds to allow commercial borrowers to acquire income-producing property or to improve or renovate property to increase the value or net operating income of the property so that it may qualify for institutional refinancing. We will review the appraised value of the property and will invest in loans for up to 75% of such appraised value. To the extent such loans include renovations, appraisals may include as-if developed valuations with the limitations described above. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

       - We may invest approximately 5% of our total mortgage assets in residential loans pending completion of our offering. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower used one of the units on the property as such borrower's principal residence. We will review the appraisal of the value of the property and will invest in loans for up to 75% of such appraised value.

       - We may invest up to 50% of our total mortgage assets in bridge loans pending completion of our Offering. These loans provide interim financing to enable commercial borrowers to qualify for permanent refinancing. We will review the appraised value of the property and will generally invest in loans of up to 75% of that value. Such appraisals may be based on either an as-is basis or as-if developed basis, depending on the circumstances, and therefore, may not be an accurate indicator of the fair value of the property. These loans are riskier because there is no assurance that the developer will qualify for the refinancing.

       - We may also invest up to 10% of our total mortgage assets in second mortgage loans and, in rare instances, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

       - We anticipate that 90% to 100% of our loans will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period like 15 or 30 years because the borrower's repayment depends on its ability to sell the property profitably, obtain suitable refinancing or otherwise raise a substantial amount of cash when the loan comes due. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due.

       - We will generally invest in loans that constitute an amount equal to 5% of the total combined amount raised in this Offering. However, we may invest in a larger loan depending on such factors as the performance of the Fund and the value of the collateral; such larger loans shall not exceed an amount equal to 20% of the total combined capital contributions raised in this Offering. These larger loans are risky because they may reduce our ability to diversify our loan portfolio.

       - We may invest up to 20% of our total mortgage assets in loans where the collateral is an interest in a lease pending completion of our offering. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

    RISKS OF UNDERWRITING STANDARDS AND PROCEDURES.

       - Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who may not be required to meet the credit standards of conventional mortgage lenders, which may create additional risks to your return.

       - We will approve mortgage loans more quickly than other mortgage lenders. Generally, we will not spend more than 20 days assessing the character and credit history of our borrowers. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the security. There may be a greater risk of default by our borrowers which may impair our ability to make timely distributions to you and which may reduce the amount we have available to distribute to you.

    Our loans are not guaranteed by any government agency.

       Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. Consequently, our recourse if there is a default may only be to foreclose upon the mortgaged real property. The value of the foreclosed property may have decreased and may not be equal to the amount outstanding under the corresponding loan, resulting in a decrease of the amount available to distribute to you.

    Our mortgage loans will not be marketable and we expect no secondary market to develop.

       We do not expect our mortgage loans to be marketable and we do not expect a secondary market to develop for them. As a result, we will generally bear all the risk of our investment until the loans mature. This will limit our ability to hedge our risk in changing real estate markets and may result in reduced returns to our Members.

    Our loan portfolio may be riskier if it is not diversified geographically.

       Initially we intend to invest in mortgage loans throughout the areas in which Vestin Mortgage and its correspondents have experience, specifically Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. Real estate markets vary greatly from location to location and the rights of secured real estate lenders vary considerably from state to state. Vestin Mortgage's limited experience in most U.S. real estate markets may impact its ability to make prudent investment decisions on our behalf. Accordingly, where Vestin Mortgage deems it necessary, it plans to utilize independent real estate advisors and local legal counsel located in markets where Vestin Mortgage lacks experience for consultation prior to making investment decisions. You will not have an opportunity to evaluate the qualifications of such advisors and no assurance can be given that they will render prudent advice to our Manager.

    We may have difficulty protecting our rights as a secured lender.

       We believe that our loan documents will enable us to enforce our commercial arrangements with borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

       - Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

       - The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

       - Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

       - The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

       - We may not be able to pursue deficiency judgments after we foreclose on collateral.

       - State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

    By becoming the owner of property, we may become liable for unforeseen environmental obligations.

       We intend to acquire income producing properties such as office, industrial and retail properties, multi-family residential units and assisted living facilities and other income producing real property, such as parking lots and hotels. In addition, we intend to own real property if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, any owner of real property may be fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the responsible person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

    Our results are subject to fluctuations in interest rates and other economic conditions.

       - We expect that a majority of our loans will not have a prepayment penalty. Should interest rates decrease, our borrowers may prepay their outstanding loans with us in order to receive a more favorable rate. This may reduce the amount of funds we have available to distribute to you.

       - Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. Alternatively, if the economy enters a recession, real estate development may slow. A slowdown in real estate lending may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions you receive.

       - One of the results of interest rate fluctuations is that borrowers seek to extend their low-interest-rate mortgage loans after market interest rates have increased. Generally, our loan documents permit us to raise the interest rate we charge on extended loans anywhere from between 0.75% to 3% from the then-current rate on the loan. This creates two risks for us:

         - There is no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by our loan documents. If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, we are likely to be at a greater risk of the borrower defaulting on the extended loan, and the increase in the interest rate on our loan may not be adequate compensation for the increased risk. Additionally, any fees paid to extend the loan are paid to Vestin Mortgage, not to us. Our revenues and distributions will decline if we are unable to reinvest at higher rates or if an increasing number of borrowers default on their loans.

         - If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, we will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, we will receive neither the anticipated revenue stream at the higher rate nor any compensation for its loss. This is a risk if the loans we invest in do not have prepayment penalties or exit fees.

       - Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans.

    We face competition for mortgage loans that may reduce available yields and fees available.

       Our competitors consist primarily of conventional mortgage lenders and mortgage loan investors including commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders. Many of the companies against which we and Vestin Mortgage compete have substantially greater financial, technical and other resources than either the Fund or Vestin Mortgage. Additionally, if our competition decreases interest rates on their loans or makes funds more easily accessible, yields on our loans could decrease and the costs associated with making loans could increase, both of which would reduce our revenues and the distributions you receive.

    Our lending operations are subject to certain regulatory requirements.

       As a company investing in mortgage loans and raising funds through a public offering, we are subject to the NASAA Mortgage Program Guidelines (the "NASAA Guidelines") promulgated by the state securities administrators. The NASAA Guidelines govern, among other things, our debt to equity ratio and the diversity and composition of our investments. For example, the NASAA Guidelines provide that we may not invest in or make mortgage loans to or from any one borrower which would exceed, in the aggregate, an amount greater than 20% of the capital contributions which we will raise. Additionally, the NASAA Guidelines require reserves of not less than 1% of the offering proceeds. The NASAA Guidelines are intended to protect the interests of investors. However, our flexibility in making business decisions may be limited by our obligation to comply with the NASAA Guidelines.

RISKS ASSOCIATED WITH DEBT FINANCING

    Any borrowing by us will increase your risk and may reduce the amount we have available to distribute to members.

       We anticipate that we will borrow funds to expand our capacity to invest in mortgage loans and real property. Our total indebtedness shall not exceed the sum of 85% of the aggregate purchase price of all real property owned by us plus 70% of the aggregate fair market value of all of our other assets. Any such borrowings will require us to carefully manage our cost of funds. No assurance can be given that we will be successful in this effort. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds may reduce our income and the distributions you receive.

       We may borrow funds from several sources, and the terms of any indebtedness we incur may vary. However, some lenders may require as a condition of making a loan to us that the lender will receive a priority on mortgage repayments received by us. As a result, if we do not collect 100% on our investments, the first dollars may go to our lenders and we may incur a loss which will result in a decrease of the amount available for distribution to you. In addition, we may enter into securitization arrangements in order to raise additional funds. Such arrangements could increase our leverage and adversely affect our cash flow and our ability to make distributions to you.

       Lenders may require us to enter into restrictive covenants that may have an adverse effect on our operations.

       In connection with obtaining certain financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, replace our manager or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

       Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our Members.

       We expect that in the future we will incur indebtedness that bears interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

       The aggregate amount we may borrow is limited under our Operating Agreement, which may hinder our ability to secure additional funding when it is needed.

       Our Operating Agreement limits the aggregate amount we may borrow in accordance with the requirements of the NASAA Guidelines to the sum of 85.0% of the aggregate purchase price of all of our properties which have not been refinanced plus 85.0% of the aggregate fair market value of all of our refinanced properties. That limitation could have adverse business consequences such as: (i) freezing our ability to purchase additional properties; (ii) causing operational problems if there were cash flow shortfalls for working capital purposes; and (iii) resulting in the loss of a property if, for example, financing were necessary to repay a default on a mortgage.

CONFLICTS OF INTEREST RISKS

       The risk factors below describe material conflicts of interest that may arise in the course of Vestin Mortgage's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

    Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel's time.

       Vestin Mortgage is the manager of Vestin Fund I, LLC ("Vestin Fund I"), Vestin Fund II, LLC ("Vestin Fund II") and inVestin Nevada, Inc. ("inVestin Nevada"), funds with investment objectives similar to ours. Vestin Fund I has raised $100,000,000 pursuant to a registration statement on Form S-11 initially filed with the Securities Exchange Commission on August 23, 2000. Vestin Fund II has raised approximately $338,400,000 as of March 1, 2003 pursuant to a registration statement on Form S-11 initially filed with the Securities and Exchange Commission on December 31, 2000. inVestin Nevada is seeking to raise $100,000,000 through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of March 1, 2003, inVestin Nevada has raised approximately $3,200,000. Vestin Mortgage and Mr. Shustek, who indirectly owns a controlling interest in Vestin Mortgage, anticipate that they will also sponsor other real estate programs having investment objectives similar to ours and engage in the business activities described in the "Conflicts of Interest" section in this prospectus. As a result, Vestin Mortgage and Mr. Shustek may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, Vestin Mortgage and its key people, Mr. Shustek, Ms. May, Mr. Bradford and Mr. Byrne will likely devote less time and resources to our business than they ordinarily would. The Operating Agreement does not specify a minimum amount of time and attention that Vestin Mortgage and its key people are required to devote to the Fund. Thus, Vestin Mortgage may not spend sufficient time managing our operations which could result in our not meeting our investment objectives.

    Vestin Mortgage will face conflicts of interest arising from our fee structure.

       Vestin Mortgage will receive substantial fees for brokering and managing our real property investments. Vestin Mortgage will also receive substantial fees from borrowers for transactions involving loan mortgages. Many of these fees are paid on an up-front basis. These fees are quantified and described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in the summary and in the compensation table contained in this prospectus. Vestin Mortgage's compensation is based on the volume and size of the mortgages selected for us. Our interests may diverge from those of Vestin Mortgage and Mr. Shustek to the extent that Vestin Mortgage benefits from up-front fees which are not shared with us.

       Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. Because Vestin Mortgage receives all of these fees, including brokering and management fees for our real property, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage decides whether we should charge the borrower higher interest rates or Vestin Mortgage should receive higher fees from the borrower or whether we should purchase or sell real property or in the leasing of our buildings.

    Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans.

       We may invest in mortgage loans when one or more other companies managed by Vestin Mortgage are also investing in mortgage loans. There is a risk that Vestin Mortgage may select for us a mortgage loan investment that provides lower returns than a mortgage loan investment purchased by another Vestin Mortgage program or entity. Vestin Mortgage also serves as a manager for Vestin Fund I, Vestin Fund II and inVestin Nevada which have the same investment objectives as our Fund. There are no restrictions or guidelines on how Vestin Mortgage will determine which loans are appropriate for us and which are appropriate for Vestin Fund I, Vestin II, inVestin Nevada or another company which Vestin Mortgage manages.

    Vestin Mortgage will face conflicts of interest in selecting mortgage loans for us.

       In the event we purchase real property by incurring debt, Vestin Mortgage may lend us money directly or Vestin Mortgage could select one of its affiliates as our lender or Vestin Mortgage will select a third party as our lender. There is also a risk that Vestin Mortgage may select a loan for us that provides for a higher interest rate than we may otherwise be able to obtain.

    We may have a lack of control over participations.

       We will consider investing in or purchasing loans and properties jointly with other lenders and purchasers, some of whom might be affiliates of Vestin Mortgage. We will initially have, and will maintain a controlling interest as lead lender in participations with non-affiliates. Although it is not our intention to lose control, there is a risk that we will be unable to remain as the lead lender in the loans in which we participate in the future. In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted in the NASAA Guidelines. If our co-participant affiliate determines to sell its interest in the loan or property, there is no guarantee that we will have the resources to purchase such interest and we will have no control over a sale to a third party purchaser.

LACK OF CONTROL BY MEMBERS

    Your right to vote is limited and you are bound by majority vote.

       You cannot exercise control over our daily business affairs and implement changes in our policy. Vestin Mortgage, subject to the provisions in our Operating Agreement, may modify our investment strategies without your consent. Moreover, Vestin Mortgage may amend the Operating Agreement without the consent of a majority of our members to:

       - remedy any ambiguity or formal defect or omission within the Agreement;

       - conform the Agreement to applicable laws and regulations; and

       - make any changes to the Agreement which, in the judgment of Vestin Mortgage, is not to the prejudice of the members.

       You may vote only in a limited number of specific instances, in which case a majority of our members (not to include Vestin Mortgage) can take action and bind all of the members. These situations in which all members (except Vestin Mortgage) are entitled include votes to:

       - dissolve the Fund;

       - change the nature of our business;

       - amend the Operating Agreement (in certain cases);

       - remove and replace Vestin Mortgage;

       - approve a merger with or into another company; or

       - approve a sale of all or a majority of our assets.

       Although Vestin Mortgage may not change the nature of our business without majority approval, Vestin Mortgage may change our investment policies consistent with the fiduciary duties it owes to all of the members. While you will not have any vote on these investment policies, you retain your vote to remove and replace Vestin Mortgage.

    Your interest in the Fund may be diluted as we sell additional units.

       When we receive your initial investment, Vestin Mortgage will establish for you an individual capital account on our books. Your capital account will begin with the amount of your first capital contribution for units. We will adjust your capital account for unrealized appreciation or depreciation of our underlying assets on a quarterly basis. However, if another member makes a capital contribution or distribution reinvestment prior to any such quarterly adjustment, your capital account may not reflect your portion of the fair market value of our underlying assets.

    The value of your units may decrease below ten dollars per unit.

       The value of your share of our underlying assets at any time may be less or more than $10.00 per unit. For example, if the fair market value of our assets at the time of a capital contribution or distribution reinvestment is less than the cost of these assets on our books, then the value of your units immediately after a capital contribution or distribution reinvestment may be less than $10.00.

RISKS RELATED TO VESTIN CAPITAL

    Vestin Capital has a limited operating history and track record in public offerings.

       Vestin Capital, the lead dealer in this Offering, is a securities brokerage firm formed in early 1999 that has previously participated only in the offerings of Vestin Fund I and Vestin Fund II. As a result, Vestin Capital has a limited history of selling publicly offered securities and in recruiting dealers to assist in the sale of publicly offered securities. The absence of this track record may make it more difficult for it to sell our units. If Vestin Capital and the selected dealers it manages do not sell a sufficient number of our units, we may not be able to diversify our portfolio to the extent necessary to achieve our objectives.

    Vestin Capital is an Affiliate of Vestin Mortgage.

       Vestin Capital is wholly owned by Vestin Group Inc., which also owns Vestin Mortgage. Consequently, Vestin Capital may have a conflict of interest in performing its obligations to conduct a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer. An independent due diligence investigation assists in verifying the information provided in a prospectus. The fact that no independent underwriter will conduct an investigation in connection with this prospectus may increase the likelihood that this prospectus will not disclose risks or other matters you might consider important in determining whether or not to purchase our units.

FEDERAL INCOME TAX RISKS

    The IRS may challenge our characterization of material tax aspects of your investment in units.

      An investment in units involves material income tax risks. You are urged to consult with your own tax advisor regarding the federal, state and foreign tax considerations of an investment in our units. We will not seek any rulings from the IRS regarding any of the tax issues covered herein. Moreover, although we have obtained an opinion from Tax Counsel regarding the material federal income tax issues relating to an investment in our units, you should be aware that this opinion represents only Tax Counsel's best legal judgment, based upon representations and factual assumptions referenced therein. Accordingly, we cannot assure you that the conclusions reached by Tax Counsel, if challenged by the IRS, would be sustained by any court. In addition, Tax Counsel is unable to give an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a "dealer" with respect to our commercial real estate investment activities so that sales of any real property assets would generate ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code.

    You may realize taxable income without cash distributions, and you may have to use funds from other sources to pay your tax liabilities.

      As a member, you will be required to report your allocable share of our taxable income on your income tax return irrespective of whether you have received any cash distributions from us. We anticipate that from time to time units will be allocated taxable income in excess of your cash distributions, including the possibility that the capital shift that may be deemed to occur in connection with a discount redemption of units from one member will generate taxable income in such amount that will have to be allocated to all of the other members on a proportionate basis. In addition, if you participate in our distribution reinvestment plan, you will be allocated your share of our net income, including net income allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from us.

    Your cash flow and distributions will be reduced if we are taxed as a corporation.

      If we do not qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would be subject to tax on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your units. Such distributions, including those attributable to our commercial real estate investment activities, could be treated as portfolio income rather than passive income. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units will be significantly reduced. See "Federal Income Tax Consequences -- General Principles of Partnership Taxation," at page 83 and " -- Tax Rates on a Partner's Share of Ordinary Income from the Partnership," at page 87.

      If we are deemed to not be engaged in a trade or business or mortgage lending, the tax benefits of partnership status will be adversely affected in that your share of our expenses allocable to our mortgage lending activities would be deductible only to the extent that all of your miscellaneous itemized deductions exceed two percent of your adjusted gross income.

      Our tax counsel did not opine as to the proper tax treatment of certain fees and expenses Vestin Mortgage and its affiliates may receive as such treatment depends on circumstances arising during and after the Offering. The proper tax treatment of these fees and expenses depends on whether the Internal Revenue Service determines the fees and expenses to be commercially reasonable.

      The IRS may challenge our allocations of profit and loss.

Tax counsel believes that items of income, gain, loss, deduction and credit will be allocated among our members substantially in accordance with the allocation provisions of our operating agreement. However, those allocations may not always be consistent with the economic interests of the members under the partners' interest in the partnership test that will be applied to evaluate the validity of our allocations for tax purposes. Consequently, we cannot assure you that the IRS will not successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss, deduction and credit in a manner that more accurately reflects the economic interests of the members. Ultimately, the determination of whether allocations adopted by us will be respected by the IRS will depend upon facts which will occur in the future and cannot be predicted with certainty or fully controlled by us. If the allocations we use are not respected, members may be required to amend their individual income tax returns.

      We may be characterized as a dealer with respect to our commercial real estate activities.

      If we are deemed to be a dealer with respect to our activities relating to our investment in commercial real estate, any gain recognized upon a sale of any such real property would be taxable to you as ordinary income and would also constitute unrelated business taxable income to investors who are tax-exempt entities. We would be a "dealer" for this purpose if it were determined that we hold any our real properties primarily for sale to customers in the ordinary course of business. The resolution of our status in this regard is dependent upon facts that will not be known until the time a property is sold or held for sale. Under existing law, whether property is held for primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property at the time of disposition, including, the number, frequency, regularity and nature of dispositions of real property by the owner and the owner's activities in selling the property or preparing it for sale. Consequently, tax counsel is not able to give an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

      An IRS audit of our books and records could result in an audit of your tax returns.

      If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

      Inconsistencies between federal, state and local tax rules may adversely affect your return.

      If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

RETIREMENT PLAN AND IRA INVESTOR RISKS

      An investment in the Fund may not be an appropriate investment under retirement plans or IRA's.

      There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in the Fund, you could incur liability or subject the plan to taxation if:

      - your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code.

      - your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy.

      - your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA.

      -     your investment impairs the liquidity of the plan.

      - your investment produces "unrelated business taxable income" for the plan or IRA.

      - you will not be able to value the assets of the plan annually in accordance with ERISA requirements.

      - your investment constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

      Adverse tax consequences may result due to minimum distribution requirements.

      If you intend to purchase units through your IRA, or if you are a trustee or other fiduciary of a Qualified Plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Section 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution. Also, fiduciaries of a retirement plan should consider that, for distributions subject to mandatory income tax withholding under Section 3405 of the Internal Revenue Code, the fiduciary may have an obligation, even in situations involving in-kind distributions of units, to liquidate a portion of the in-kind units distributed in order to satisfy such withholding obligations. There may also be similar state and/or local tax withholding or other obligations that should be considered.

      Unrelated business taxable income will be generated with respect to tax-exempt investors.

      We intend to incur indebtedness, including indebtedness to acquire our properties. This will cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Further, in the event we are deemed to be a "dealer" in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties that is allocable to tax-exempt investors would be characterized as UBTI. If we generate UBTI, a trustee of a charitable remainder trust that has invested in us will lose its exemption from income taxation with respect to all of its income for the tax year in question. A tax-exempt limited partner other than a charitable remainder trust that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation of such income and be required to file tax returns reporting such income. See "Federal Income Tax Considerations - Investment by Qualified Plans and Other Tax-Exempt Entities" elsewhere in this prospectus.

                                 USE OF PROCEEDS

    The proceeds of this Offering will be initially placed in an escrow with U.S. Bank National Association ("US Bank"). Such proceeds will not be released from US Bank until we have raised at least $10,000,000. The funds we receive pursuant to this Offering, or otherwise, will not be commingled with the funds of Vestin Mortgage or any other party. The allocation of our investments between real property and mortgages will be at the discretion of our manager depending on the amounts available for investment and investment opportunities. Although the NASAA Guidelines require reserves of not less than 1% of the net proceeds, we will maintain working capital reserves of approximately 3% of net proceeds. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations, pay additional dealer fees, and for other permitted uses of our working capital. Working capital reserves of up to 3% in cash or cash equivalents and fixed income securities maturing in less than 12 months are excluded from the funds committed to mortgage and real property investments in determining what proportion of the Offering proceeds and reinvested distributions have been invested in mortgage loans.

    The following table contains information about the estimated use of the gross proceeds of this Offering.

                                          MINIMUM OFFERING    MAXIMUM OFFERING    PCT OF
                                          (1,000,000 UNITS)  (10,000,000 UNITS)  OFFERING
Gross Offering Proceeds.................   $    10,000,000     $   100,000,000    100.0%
Less:

  Public Offering Expenses .............   $     1,450,000          10,500,000     10.5%
  Net Amount received in this Offering..   $     8,550,000     $    89,500,000     89.5%
Less:
  Working Capital Reserves..............   $       256,500     $     2,685,000      3.0%
                                           ---------------     ---------------    -----
Cash Available for Investment...........   $     8,293,500     $    86,815,000     86.5%

    Units will be sold by our Manager where permitted and by selected securities dealers. A commission of 9.5% will be paid with respect to any units sold by selected dealers. Of this amount, 2% shall be retained by Vestin Capital as a dealer manager fee and the balance shall be paid to the dealer effecting the sale. No commissions will be paid on any sale made by our Manager. All expenses related to this Offering will be advanced by our Manager, Vestin Mortgage. We will reimburse Vestin Mortgage for such expenses, provided that such reimbursement may not exceed the lesser of $1,000,000 or 5% of the gross proceeds received in this Offering. At Vestin Mortgage's election, it may waive reimbursement of all or a portion of the Offering expenses it incurs and the amount waived will be deemed a capital contribution to us by Vestin Mortgage. Vestin Mortgage will be solely responsible for any Offering expenses in excess of the foregoing limits. Such expenses are described further in the registration statement of which this prospectus forms a part.

    Borrowers will pay to Vestin Mortgage all acquisition, selection, processing, extension and brokerage and selling expenses for loans made by Vestin Mortgage. Consequently, these expenses do not appear in the table.

    Upon initiation of our business operations, we will be responsible to pay our operational expenses. We presently anticipate such expenses will include, legal fees, accounting fees, tax preparation fees and certain filing fees. We will not have any office expenses as such services are provided to us by our Manager. We believe the foregoing expenses will be fully funded out of cash flow from operations or, if necessary, our capital reserve.

    If we only raise $30,000,000, we will not be able to adequately diversify our loan or real property portfolio. In such event, our performance will be closely tied to the performance of each loan we invest in and a default on any loan could materially reduce the funds available for distribution to you.

    Vestin Mortgage has not set the amount of sales proceeds to be allocated to the various types of mortgage loans or real property in which we invest, except to the extent of the guidelines described in "Investment Objectives and Policies" beginning at page 31. Vestin Mortgage reviews each loan to determine if it meets our investment criteria. As of the date of this prospectus, we have not acquired nor contracted to acquire any specific real estate properties. Vestin Mortgage will evaluate and select which properties we purchase. We plan to invest the entirety of our cash available for investments in mortgage loans and real property. We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

    Pending investment in mortgage loans or real property, we may invest the proceeds of this Offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held in an account with US Bank in Las Vegas, Nevada or in an account at a financial institution or securities firm that has assets in excess of $50,000,000.

                         INVESTOR SUITABILITY STANDARDS

    As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least five years, in light of the other limitations on redemption and transfer described in this prospectus.

    You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. The inclusion of a state in the chart below is for informational purposes only and is not intended to imply that the Offering of units has been qualified in the particular state at this time. We will not sell in a state in which we have not qualified the Offering.

                                           1. MINIMUM NET
                                          WORTH AND MINIMUM                                                    2. ADDITIONAL
              STATE(S)                      GROSS INCOME                MINIMUM NET WORTH                        STANDARDS
Alabama, Arizona,                         $45,000/$45,000                  $150,000                  Minimum investment in Iowa for
Arkansas, California,                                                                                IRAs is $3,000.
Colorado, Delaware, Florida,
Hawaii, Idaho, Indiana, Iowa,                                                                        Minimum investment in New York
Kentucky, Massachusetts,                                                                             is $2,500
Minnesota, Mississippi, Missouri,
New Mexico, New York,                                                                                ($1,000 for IRAs)
North Carolina, North Dakota,
Oklahoma, Oregon, South Dakota                                                                       Minimum investment in
Texas, Utah, Vermont, Virginia,                                                                      North Carolina is $2,500
Washington, West Virginia, Wisconsin

                                                                OR                            AND
Alaska, Michigan,
New Jersey                                $60,000/$60,000                  $225,000                              N/A




Maine                                     $50,000/$50,000                  $200,000                               N/A

New Hampshire                             $125,000/$50,000                 $250,000                               N/A

Tennessee                                 $250,000/$65,000                 $500,000                               N/A

Nevada                                    $45,000/$45,000                  $150,000                   Minimum investment is $5,000
                                                                                                           ($2,000 for IRAs)

Kansas, Ohio, Pennsylvania                $45,000/$45,000                  $150,000                  Investment is less than 10% of
                                                                                                       Net Worth. We will make no
                                                                                                     sales in these states until we
                                                                                                      receive proceeds of at least
                                                                                                              $5,000,000.

District of Columbia, Georgia,                 These jurisdictions do not have quantified suitability requirements. We believe that
Louisiana, Montana,                       it is reasonable for us to rely upon the suitability standards set forth above for Alabama
Rhode Island                              et al. when selling units to residents of these jurisdictions.

Connecticut Illinois, Maryland,                No minimum requirements. Disclosure state only. We will follow the guidelines for the
Wyoming                                   preponderance of the states above in selling units in these states.


NOTE: We are not qualified in, and we are not seeking qualification in, South Carolina and Nebraska.

    In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

    - understand that we will accept your subscription no sooner than five (5) business days following the date of the Subscription Agreement, but not later than 30 days;

    - understand that no federal or state agency has made any finding or determination as to the fairness of public investment in, or made any recommendation or endorsement of, the units; and

    - understand that an investment in us will not, in itself, create a retirement plan as described in the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

    Each of these representations reflects that we are not indicating any approval by anyone other than Vestin Mortgage or that an investment will have an effect other than to make you a member of the Fund.

    You will also acknowledge that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

    - understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

    - understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

    - have been advised to read the risk factors set forth in this prospectus and to determine whether your investment objectives correspond to those stated in this prospectus; specifically, you acknowledge that the purpose of your investment is to receive monthly cash distributions from the income earned on our mortgage loans and to have us preserve and return your capital contributions.

    You will also represent to us that you have the capacity to invest in the Fund by confirming that:

    - you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

    - if you are a trustee, you are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

    If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

    By executing the subscription agreement, you will not be waiving any rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

    The subscription agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

    Due to the nature of our investments, it is likely that most of our income will be taxable to you as ordinary income. See "Federal Income Tax Consequences" at page 80. The units may, therefore, be suitable for:

    -   persons seeking current taxable income;

    - Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

    -   IRAs or Roth IRAs;

    -   Simplified Employee Pensions, or SEP's; and

    - other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

    Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, Vestin Mortgage intends to manage us so that an investment by a qualified plan will not make our assets plan assets under ERISA. The ERISA regulations are also applicable to an IRA. See "Federal Income Tax Consequences
- ERISA and Other Qualified Plan and IRA Considerations" at page 92.

    Vestin Mortgage is not permitted to allow any qualified plan to purchase units if Vestin Mortgage has investment discretion over the assets of the qualified plan, or if Vestin Mortgage regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

    To assure that this Offering complies with applicable state law, each dealer selling our units is required to:

    - inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;

    - for at least six years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

    - transmit promptly to us all properly completed and executed subscription agreements.

    In addition, the NASAA Guidelines require each dealer selling our units to determine that an investment in our units is a suitable and appropriate investment for each prospective investor. In making this determination, the dealer shall ascertain that a prospective investor can meet the established minimum income and net worth standards, reasonably benefit from an investment in our units based on their overall investment objectives and portfolio structure and bear the risks of the investment based on their overall financial condition. They must also determine whether a prospective investor has an apparent understanding of the fundamental risks of the investment, the potential risk of losing the entire investment, the lack of liquidity and restrictions on transferability of the units, the background and qualifications of Vestin Mortgage and the tax consequences of the investment.

                              OUR BUSINESS STRATEGY

    Our business strategy is designed to generate current income by investing in income producing real property and mortgage loans. Our Manager has substantial experience in originating or managing mortgage loans for commercial properties in Nevada, California, Arizona, Texas and Hawaii. We believe our Manager's experience in these markets enable it to identify attractive income producing properties which generate significant current income and which offer an opportunity for long term appreciation. We therefore propose to invest in income producing commercial real estate properties identified by our Manager, such as multifamily residential units, office, industrial and retail properties and assisted living facilities, located in markets where our Manager has substantial experience. Our primary criteria in selecting such properties will be their ability to generate significant lease income while preserving the value of our principal. We will also consider the potential for long term appreciation of the property; however, we will not acquire properties which do not currently generate significant income, regardless of their long term potential for appreciation. We will not acquire raw land or any other properties which do not generate current income. We intend to borrow funds for our acquisitions. The maximum amount of debt we will incur will not exceed 85% of the fair market value of the real property.

    We believe there is a significant market opportunity to make mortgage loans to owners and developers of real property whose financing needs are not met by traditional mortgage lenders. The strict underwriting standards and length of time required by traditional mortgage lenders such as commercial banks results in some potential borrowers who are unable to obtain such financing or who are unwilling to go through the time consuming process often required by traditional lenders.

    We propose to loan funds to such borrowers provided that they have sufficient equity in the underlying real estate and otherwise meet our lending criteria. We will adopt the underwriting standards of Vestin Mortgage in evaluating potential investments in mortgage loans. Generally speaking, Vestin Mortgage's underwriting standards are less strict than traditional mortgage lenders and Vestin Mortgage's loan approval process is faster than traditional lenders. As a result, in certain cases we may make mortgage loans which are riskier than the mortgage loans made by commercial banks. However, in return we anticipate receiving a higher interest rate and Vestin Mortgage will take steps intended to mitigate the risks, such as imposing a lower loan to value ratio (thereby providing us with a bigger equity cushion if real estate values drop).

    We believe that by focusing on the value of the underlying real estate which will serve as collateral on our mortgage loans, Vestin Mortgage can expedite the loan approval process and approve loans to certain borrowers who might not qualify for loans from traditional mortgage lenders. Vestin Mortgage generally spends not more than 20 days assessing the character and credit history of our borrowers. Rather, Vestin Mortgage focuses its underwriting review on the value of the collateral which secures our loan.

    As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional mortgage lenders. In return, we will seek to generate higher yields from our mortgage loans.

                       INVESTMENT OBJECTIVES AND POLICIES

Real Estate Program

         We invest in income producing multifamily residential units, assisted living facilities, office, industrial and retail properties and other income-producing real property, such as hotels, parking lots and amusement parks. We intend to apply our prior experience in investing in mortgage loans to our evaluation and investment in real property. Accordingly, we intend to invest in real property throughout the areas in which Vestin Mortgage and its correspondents have experience, primarily Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Fund's performance, we may expand our investments throughout the United States. We intend to purchase properties in the range of $5 million to $30 million.

         Our principal investment objectives are:

     - Provide monthly cash distributions to you from the lease income earned on our properties;

     -   Preserve your capital contributions; and

     - Realize growth in the value of our properties upon our ultimate sale of such properties.

     We cannot assure you that we will achieve these objectives or that your capital will not decrease. Vestin Mortgage may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. However, Vestin Mortgage may not change the investment objectives above, except upon majority approval. Vestin Mortgage has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage or real property investor.

Mortgage Program

    We intend to invest in mortgage loans throughout the areas in which Vestin Mortgage and its correspondents have experience, primarily Arizona, California, Hawaii, Nevada and Texas. Depending on the market and on the Fund's performance, we plan to expand our investments throughout the United States. However, Vestin Mortgage has limited experience outside of the Southwest. The loans we invest in will be selected for us by Vestin Mortgage from among loans originated by Vestin Mortgage or non-affiliated mortgage brokers. When Vestin Mortgage or someone else originates a loan for us, that person identifies the borrower, processes the loan application, makes or invests in the loan, and brokers or sells the loan to us. We believe that our loans are attractive to borrowers because of the expediency of Vestin Mortgage's loan approval process, which takes about 10 to 20 days. Vestin Mortgage will obtain, negotiate and make each loan, after which we acquire the loan, provided that the cost of the mortgage does not exceed the funds reasonably anticipated to be available to us to purchase the loan.

    As a non-conventional lender, we are more willing to invest in mortgage loans to borrowers that conventional lenders would not deem to be creditworthy. See "Risk Factors-Risks of the Mortgage Lending Business" at page 17. Because of our increased willingness to fund riskier loan types and borrowers, borrowers are willing to pay us an interest rate that is above the rates charged by conventional lenders. We intend to invest in a significant amount of loans in which the real property being developed is not generating any income to the borrower. We anticipate investing 10% to 70% of our assets allocated for mortgages in construction loans and not more than 25% of our mortgage assets in unimproved land loans. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender. We may invest up to 10% of our mortgage assets in second mortgage loans. The "balloon payment" loans and bridge loans in which we invest are riskier because the borrower's repayment depends on its ability to refinance the loan or develop the property so it can refinance the loan. We anticipate investing up to 50% of our mortgage assets in bridge loans. In addition, we expect to invest approximately 20% to 50% of our assets allocated for mortgages in commercial property loans, 10% to 25% in acquisition and development loans and a small percentage in residential property loans. The actual allocations may vary materially from the guidelines above depending on the amount available for investment in mortgages. All of these loans are described in greater detail in the pages that follow under "Types of Loans We Intend to Invest In" at page 39.

    In addition to those policies contained in this prospectus and the Operating Agreement, Vestin Mortgage may establish written policies on loans and borrowings.

    Our principal investment objectives are to:

    -   Produce revenues from the interest income on our mortgage loans;

    - Provide monthly cash distributions to you from the net income earned on our mortgage loans;

    -   Preserve your capital contributions; and

    - Reinvest to the extent permissible payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

ACQUISITION AND INVESTMENT POLICIES

    We will seek to invest substantially all of the Offering proceeds and distribution reinvestments in mortgage loans and real property, after paying applicable fees and expenses, if any. The allocation of our investments between real property and mortgages will be at the discretion of our manager depending on the amounts available for investment and investment opportunities. Although the NASAA Guidelines require reserves of not less than 1% of the Offering proceeds, approximately 3% of net proceeds will be held as a working capital cash reserve. Vestin Mortgage will, at its election, either receive the lesser of cash reimbursements of $1,000,000 or a credit to its capital account up to 5% of the gross proceeds received in this Offering. Such expenses include those incurred by us and owed or paid to attorneys, accountants, brokers or other nonrelated third parties in connection with the preparation of this Offering. Vestin Mortgage will not be reimbursed or credited for any further Offering expenses it incurs.

REAL ESTATE PROGRAM

    We intend to primarily invest in income producing multifamily residential units, office, industrial, and retail properties, assisted living facilities and other income-producing real property. Such properties may include hotels, parking lots, amusement parks or other leasehold properties. We intend to hold our properties until such time as we believe is the optimal time to enable us to capitalize on the potential for increased income and capital appreciation of our properties.

    By investing primarily in different types of properties, we believe we will reduce our overall portfolio risk and enhance our overall portfolio returns. In addition, we believe investing in several types of real estate will diversify our portfolio and assist us in responding to changes in the real estate market.

    We may acquire income-producing properties which have been developed with funds provided by us pursuant to our mortgage program. For example, we may make a loan to a developer for the purchase of unimproved land. After the developer has improved the land we may then purchase the real property.

    We will seek to invest in properties that will satisfy our investment objectives of maximizing monthly distributions, preserving our capital and realizing capital appreciation upon the ultimate sale of our properties. We intend to invest in properties located in the United States. We will initially seek to invest in properties located in Arizona, California, Hawaii, Nevada and Texas. We do not intend to invest in unimproved land or construction or development of properties.

    Vestin Mortgage has not previously been engaged in the business of direct investment of real property. In making investment decisions for us, Vestin Mortgage will consider relevant real estate property and financial factors, such as the location of the property, its income-producing capacity, the prospects for long-range appreciation, return on capital and its liquidity and income tax considerations. Vestin Mortgage will have substantial discretion with respect to the selection of specific investments.

    We will obtain independent appraisals for each property in which we invest. Additionally, we will not rely on or utilize any appraisals which have not been commissioned by us. However, we will rely on our own independent analysis and not on such appraisals in determining whether or not to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

    Our obligation to purchase any property will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, environmental reports, evidence of marketable title, audited financial statements covering recent operations of properties with operating histories and title and liability insurance policies.

    Our investments generally will take the form of holding fee title in the properties we acquire. We will acquire such interests directly or through wholly owned subsidiaries, which may be formed in the future. We may also invest in real property through joint ventures pursuant to the NASAA Guidelines. In no event will we acquire an interest in real property through any structure which would cause us to be deemed a non-exempt investment company under the Investment Company Act of 1940.

LEASING

    The terms and conditions of any lease that we enter into with our tenants may vary substantially. However, we expect that our leases will be the type customarily used between landlords and tenants in the geographic area where the property is located. We intend to diversify our portfolio. However, we cannot predict at this time what the allocation will be.

    Multifamily. Multifamily leases provide for terms of 6 months to 3 years and require the tenant to pay monthly lease payments and a security deposit equal to one month's rent. Under such leases, the landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

    Office. Office leases generally have terms of 3 to 10 years and require tenants to pay monthly lease payments and a security deposit equal to one month's rent. The landlord may be responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs, utilities and other building operation and management costs.

    Industrial. Industrial leases generally have terms of 5 to 20 years and require tenants to pay monthly lease payments and a security deposit equal to one month's rent. The tenant typically is responsible for its shares of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance and building repairs, utilities.

    Retail. Retail leases generally have terms of 3 to 5 years with multiple options and require tenants to pay monthly lease payments and a security deposit equal to one month's rent. The tenant typically is responsible for its shares of building operation and management costs, including real estate taxes, sales and use taxes, special assessments, insurance and building repairs, utilities.

    Assisted Living. Assisted living leases have terms of 1 to 2 years and require tenants to pay monthly lease payments and a security deposit equal to one month's rent. The landlord is generally directly responsible for all real estate taxes, sales and use taxes, special assessments, insurance and building repairs.

OTHER INCOME PRODUCING PROPERTIES

    We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms that are dictated by the current market conditions. If it is economically practical, we will verify the creditworthiness of each tenant. If we verify the creditworthiness of each tenant, we will use industry credit rating services to determine the creditworthiness of potential tenants and any guarantors of each potential tenant. We will also obtain relevant financial data from potential tenants and guarantors, such as income statements and balance sheets and cash flow statements. We may require personal guaranties from shareholders of our corporate tenants. However, there can be no guarantee that the tenants selected will not default on their leases.

    We anticipate that tenant improvements will be funded by us from our cash flow or our credit line. When one of our tenants vacates its space in one of our buildings, we may, in order to attract new tenants, be required to expend funds for tenant improvements. In addition, we may provide free rent for a certain time period, provide tenant improvement allowances, and provide other concessions in order to attract new tenants.

BORROWING POLICIES

     We may borrow funds to acquire our properties. We will not incur debt in an amount greater than the sum of 85% of the aggregate purchase price of all our real property owned by us plus 70% of the aggregate fair market value of all our other assets.

Vestin Mortgage will have the authority to select the lender and negotiate the terms of the loan.

PARTICIPATION

     We may also participate in the operation and purchase of real property with other purchasers, including affiliates as permitted by NASAA Guidelines.

     We will participate in the operation and/or purchase with non-affiliates if we acquire a controlling interest, alone or with any of our publicly registered affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

     -   review all material contracts;

     - cause a sale or refinancing of the property or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

     - approve budgets and major capital expenditures, subject to a stated minimum amount;

     - veto any sale or refinancing of a property, or alternately, to receive a specified preference on sale or refinancing proceeds; and

     - exercise a right of first refusal on any desired sale or refinancing by a participant of its interest in a property except for transfer to its affiliate.

     In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted by NASAA Guidelines.

     We will not give Vestin Mortgage, Vestin Group or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Vestin Mortgage or its affiliates that might be entered into in lieu of participations.

DISPOSITION

     We anticipate that periodically or at our termination and dissolution, we will sell our properties. We intend to hold various real properties in which we invest until such time as a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. We will consider multiple factors in deciding on whether or not to dispose of our properties, including potential capital appreciation, cash flow and federal income tax considerations. We will decide when to sell our properties based upon economic and market conditions. Vestin Mortgage may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time.

     We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under our Operating Agreement in connection with the purchase, sale, exchange or financing of our properties.

     Net sale proceeds from the disposition of properties generally will be reinvested during the first seven years of our operations; thereafter, such proceeds will be distributed to the Members. Net sale proceeds do not include gains realized on the sale of real property which are accounted for as part of cash funds from our operations. However, we may also reinvest a portion of cash funds from our operations for amounts attributable to gains realized on the sale of real property.

MORTGAGE PROGRAM

    We anticipate that a majority of our collateral on our mortgage loans will be the real property that the borrower is purchasing, refinancing or developing with the funds that we make available. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing. Our mortgage investments will not be insured or guaranteed by any government agency. We will not give any rebates or enter into any reciprocal agreement with Vestin Mortgage or any of its affiliates that enables Vestin Mortgage or its affiliates to receive a rebate.

    Vestin Mortgage will continuously evaluate prospective investments, select the mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless the Operating Agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, Vestin Mortgage considers such factors as the following:

    - the ratio of the amount of the investment to the value of the property by which it is secured;

    - the potential for capital appreciation or depreciation of the property securing the investment;

    -   expected levels of rental and occupancy rates (if applicable);

    -   potential for rental increases (if applicable);

    -   current and projected revenues from the property;

    - the status and condition of the record title of the property securing the investment;

    -   geographic location of the property securing the investment; and

    - the financial condition of the borrowers and their principals, if any, who guarantee the loan.

    Vestin Mortgage may obtain our loans from non-affiliated mortgage brokers and previous borrowers, and by solicitation of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by Vestin Mortgage to facilitate our purchase of the loans. Vestin Mortgage will sell the loans to us for no greater than Vestin Mortgage's cost, not including its service fees and compensation. There are no specific requirements or guidelines governing Vestin Mortgage's discretion in determining which mortgage loans it will place with us and which it will place with other funding sources.

    When selecting mortgage loans for us, Vestin Mortgage will adhere to the following guidelines, which are intended to control the quality of the collateral given for our loans:

        1. Priority of Mortgages. We anticipate investing at least 90% of our assets allocated for mortgages in secured first mortgages. First mortgages are mortgages secured by a full or divided interest in a first deed of trust secured by the property. Other mortgages that we invest in on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages.

        2. Loan-to-Value Ratio. We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property:

TYPE OF SECURED PROPERTY         LOAN-TO-VALUE RATIO
Residential....................  75%
Unimproved Land................  60% (of the anticipated as-if developed value)
Acquisition and Development....  60% (of the anticipated as-if developed value)
Commercial Property............  75% (of the anticipated post-development value)
Construction...................  75% (of the anticipated as-if developed value)
Bridge.........................  75% (of the anticipated as-if developed value)
Leasehold Interest.............  75% (of value of leasehold interest)

        We may deviate from these guidelines under certain circumstances. For example, Vestin Mortgage, in its discretion, may increase any of the above loan-to-value ratios if, in its opinion, a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. Occasionally, our collateral may include personal property as well as real property. We do not have specific requirements with respect to the projected income or occupancy levels of a property securing our investment in a particular loan. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, Vestin Mortgage, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interest. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised as-if developed value of the property at the time of loan origination. The target loan-to-value ratio for our loan portfolio as a whole is approximately 70%.

        Vestin Mortgage will receive an appraisal at the time of loan underwriting, which may precede the placement of the loan with us. Copies of these appraisals will be available for your review at the offices of Vestin Mortgage for a period of six (6) years. Generally, these appraisals will be completed within twelve months prior to funding of the loan. Also, the appraisal may have been previously performed for the borrower. The appraisal may be for the current estimated "as-if developed" value of the property. We will use appraisers who are licensed or qualified as independent appraisers and certified by or hold designations from one or more of the following organizations: the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to Vestin Mortgage.

    However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. The appraisal may be for the current estimated "as-if developed" or "as-if completed" value of the property or, in the case of acquisition and development loans or construction loans, for the estimated value of the property upon completion of the project. As-if completed or as-if developed values on raw land loans or acquisition and development loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection by a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. An employee or agent of Vestin Mortgage will review each appraisal report and will conduct a physical inspection for each property. A physical inspection includes an assessment of the subject property, the adjacent properties and the neighborhood but generally does not include entering any structures on the property.

        We depend upon our real estate security to protect us on the loans that we make. We depend upon the skill of independent appraisers to value the security underlying our loans. However, notwithstanding the experience of the appraisers, they may make mistakes, or the value of the real estate may decrease due to subsequent events. In addition, most of the appraisals will be prepared on an "as if-developed basis." If the loan goes into default prior to completion of the project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, we may not recover the full amount of our loan, thus reducing the amount of funds available to distribute to you.

        3. Terms of Mortgage Loans. Most of our loans will range from a six-month term to a five-year term. Our original loan agreements, however, will permit extensions to the term of the loan by mutual consent. Such extensions will generally be provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing.

        We anticipate that substantially all of our loans will provide for payments of interest only with a "balloon" payment of principal payable in full at the end of the term. In addition, we may invest in mortgage loans which require borrowers to maintain interest reserves funded from the principal amount of the loan for a period of time.

        4. Escrow Conditions. Our loans will often be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

        - Borrowers will obtain title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

        - Borrowers will obtain fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

        - All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan documents for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of Vestin Mortgage or any other nominee.

        5. Purchase of Mortgage Investments from Affiliates. We may acquire mortgage loans from our affiliates, including Vestin Mortgage, for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to Vestin Mortgage described elsewhere in this prospectus, any affiliate from which we purchase mortgage loans will remit to us all income it earns from the mortgage loan while the loan is in its portfolio.

        6. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised as-if developed value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised as-if developed value of the underlying property, as determined by a written appraisal which was conducted within the then-preceding twelve months at the time of loan origination. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property.

        7. Participation. We may also participate in loans with other lenders, including affiliates as permitted by NASAA Guidelines, by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We would be more likely to participate in loans if, for example:

        -  we did not have sufficient funds to invest in an entire loan.

        - we received Offering proceeds that were insufficient to adequately diversify our portfolio.

        -  we are seeking to increase the diversification in our loan portfolio.

        - Vestin Mortgage originated a loan that fit within our investment guidelines but it would constitute more than 20% of our anticipated capital contribution or otherwise be disproportionately large given our then existing portfolio.

        We will participate in loans with non-affiliates if we acquire a controlling interest, alone or with any of our publicly registered affiliates meeting the requirements below, in such participation. A controlling interest would enable us to direct or cause the direction of the management and policies of such participation, which would include the authority to:

        -  review all material contracts;

        - cause a sale of the mortgage or our interest therein subject in certain cases to limitations imposed by the participation agreement between the parties;

        - approve budgets and major capital expenditures, subject to a stated minimum amount;

        - veto any sale of a mortgage, or alternatively, to receive a specified preference on sale or proceeds; and

        - exercise a right of first refusal on any desired sale by a participant of its interest in a loan except for transfer to its affiliate.

        In the event of participation with a publicly registered affiliate, the investment objectives of the participants shall be substantially identical. There shall be no duplicate fees. The compensation to the sponsors must be substantially identical, and the investment of each participant must be on substantially the same terms and conditions. Each participant shall have a right of first refusal to buy the other's interest if the co-participant decides to sell its interest. We will not participate in joint ventures or partnerships with affiliates that are not publicly registered except as permitted by NASAA Guidelines.

        We will not give Vestin Mortgage, Vestin Group or any of their affiliates any consideration similar to rebates or give-backs or enter into reciprocal arrangements with Vestin Mortgage or its affiliates that might be entered into in lieu of participations.

        8. Diversification. The NASAA Guidelines provide that we neither invest in or make mortgage loans on any one property which would exceed, in the aggregate, an amount equal to 20% of our capital nor may we invest in or make mortgage loans to or from any one borrower which would exceed, in the aggregate, an amount greater than 20% of our capital.

        9. Reserve Fund. Although the NASAA Guidelines require reserves of not less than 1% of the offering proceeds, we will establish contingency working capital reserves of approximately 3% of the net proceeds of this Offering to cover our unexpected cash needs.

        10. Credit Evaluations. Before making a loan, Vestin Mortgage must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Vestin Mortgage may also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

        11. Sale of Mortgage Investments. Although Vestin Mortgage has no plan to do so, Vestin Mortgage may sell our mortgage loans or interests in our loans to either affiliates or non-affiliated parties when Vestin Mortgage believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them. We may sell our mortgage loans to Vestin Mortgage under limited circumstances pursuant to the NASAA Guidelines.

MORTGAGE LOANS TO AFFILIATES

    We will not invest in mortgage loans made to Vestin Mortgage, Vestin Group or any of our affiliates. However, we may acquire an investment in a mortgage loan payable by Vestin Mortgage when Vestin Mortgage has assumed the obligations of the borrower under that loan, through a foreclosure on the property.

PURCHASE OF LOANS FROM VESTIN MORTGAGE AND ITS AFFILIATES

    In addition to those loans Vestin Mortgage selects for us, we may purchase loans that were originated by Vestin Mortgage or other parties and first held for Vestin Mortgage's own portfolio, as long as the loan satisfies all of our lending criteria. This requirement also applies to any loan originated by an affiliate of Vestin Mortgage, such as Vestin Group, Michael Shustek, Chief Executive Officer of Vestin Group, or another principal of Vestin Mortgage. However, we will not acquire a loan from or sell a loan to a mortgage program in which Vestin Mortgage has an interest unless in compliance with NASAA Guidelines.

TYPES OF LOANS WE INTEND TO INVEST IN

    We primarily invest in loans which are secured by first or second mortgages on real property. Such loans fall into the following categories: raw and unimproved land, acquisition and development, construction, commercial, residential and bridge loans. Pending completion of our Offering, we intend to make investments based upon the guidelines set forth below. However, the actual allocation may vary materially from the guidelines below depending on the amount available for investment in mortgages.

Raw And Unimproved Land Loans

    Approximately 15% to 25% of our mortgage assets may be invested in loans made for the purchase or development of raw, unimproved land. Generally, we determine whether to invest in these loans based upon the appraised value of the property and the borrower's actual capital investment in the property. Typically, we will invest in loans with a face value of up to 60% of the as-if developed appraised value of the property and we usually require that the borrower has invested in the property actual capital expenditures of at least 25% of the property's value. As-if developed values on raw and unimproved land loans often dramatically exceed the immediate sales value and may include anticipated zoning changes, selection of a purchaser against multiple alternatives, and successful development by the purchaser; upon which development is dependent on availability of financing. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property.

Acquisition and Development Loans

    Approximately 10% to 25% of our mortgage assets may be invested in acquisition and development loans. These loans enable borrowers to acquire and/or complete the basic infrastructure and development of their property prior to the construction of buildings or structures. Such development may include installing utilities, sewers, water pipes, and/or streets. Generally, we will invest in loans with a face value of up to 60% of the as-if developed appraised value of the property. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above.

Construction Loans

    Approximately 10% to 70% of our mortgage assets may be invested in construction loans. A construction loan provides funds for the construction of one or more structures on developed land. Funds under this type of loan will generally not be forwarded to the borrower until work in the previous phase of the project has been completed and an independent inspector has verified certain aspects of the construction and its costs. We will typically require material and labor lien releases by the borrower per completed phase of the project. We will review the appraised value of the property and proposed improvements, and will arrange loans for up to 75% of the as-if developed appraised value. Such appraisals have the same valuation limitations as raw and unimproved land loans, described above. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

Commercial Property Loans

    Approximately 20% to 50% of our mortgage assets may be invested in commercial property loans. Commercial property loans provide funds to allow commercial borrowers to acquire income-producing property or to make improvements or renovations to the property in order to increase the value or net operating income of the property so that it may qualify for institutional refinancing. We will review the appraised value of the property and will invest in loans for up to 75% of such appraised value. To the extent such loans include renovations, appraisals may include as-if developed valuations with the limitations described above. These loans are riskier because there is no assurance that the commercial borrower will qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

Residential Loans

    We may invest approximately 5% of our mortgage assets in residential loans. Such loans facilitate the purchase or refinance of one to four family residential property units provided the borrower uses one of the units on the property as such borrower's principal residence. We will review the appraised value of the property and will invest in loans for up to 75% of such appraised value

Bridge Loans

    Up to 50% of our mortgage assets may be invested in bridge loans. These loans provide interim financing to enable commercial borrowers to qualify for permanent refinancing. We will review the appraised value of the property and will generally invest in loans of up to 75% of that value. Such appraisals may be based on either an as-is basis or as-if developed basis, depending on the circumstances, and therefore, may no be an accurate indicator of the fair value of the property. These loans are riskier because there is no assurance that the developer will qualify for the refinancing.

Collateral



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
    The types of collateral that will secure the loans brokered by us include a first deed of trust, a second deed of trust or a leasehold interest.

First Deed of Trust

    The majority of the loans invested in by us will be secured by a first deed of trust. Thus, we will have rights as a first mortgage lender of the collateralized property.

Second Deed of Trust

    Up to 10% of our mortgage assets may be invested in second mortgage loans and in wraparound mortgage loans. In a second mortgage loan, our rights (such as the right to receive payment on foreclosure) will be subject to the rights of the first mortgage lender. In a wraparound loan, our right will be comparably subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by the loan documentation will be the first mortgage loan plus the new funds that we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments that we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans

Leasehold Interest

    Up to 20% of our mortgage assets may be invested in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

PREPAYMENT PENALTIES AND EXIT FEES

    We anticipate that a majority of the loans we invest in will not contain prepayment penalties or exit fees. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision or exit fee in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

EXTENSIONS TO TERM OF LOAN

    Our original loan agreements will permit extensions to the term of the loan by mutual consent. Such extensions are generally provided on loans where the original term was 12 months or less and where a borrower requires additional time to complete a construction project or negotiate take out financing. However, we will only grant extensions when a borrower is in full compliance with the terms of the loan, including, but not limited to, the borrower's obligation to make interest payments on the loan.

BALLOON PAYMENT

    We anticipate that at least 90% of the loans we invest in or purchase will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. There are no specific criteria used in evaluating the credit quality of borrowers for mortgage loans requiring balloon payments. Furthermore, a substantial period of time may elapse between the review of the financial statements of the borrower and the date when the balloon payment is due. As a result, there is no assurance that a borrower will have sufficient resources to make a balloon payment when due. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans can involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

REPAYMENT OF MORTGAGES ON SALES OF PROPERTIES



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
    We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to our members. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Our Operating Agreement provides that whether we choose to distribute the proceeds or reinvest them, you will be deemed to have received a distribution of capital and recontributed the same amount to us. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

VARIABLE RATE LOANS

    Occasionally we may acquire variable rate loans. Variable rate loans originated by Vestin Mortgage may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Vestin Mortgage may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

    It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Vestin Mortgage attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by Vestin Mortgage contain provisions under which the interest rate cannot fall below the initial rate.

INTEREST RATE CAPS

    Variable rate loans generally have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

    Variable rate loans of five to ten year maturities are not assumable without the prior consent of Vestin Mortgage. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.

BORROWING

    We may incur indebtedness:

    -   to finance our investments in mortgage loans,

    - to prevent a default under mortgage loans that are senior to our mortgage loans,

    - to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

    - to operate or develop a property that we acquired under a defaulted loan.

Our indebtedness will not exceed 70% of the fair market value of our mortgage loans. This indebtedness may be with recourse to our assets.

    In addition, we may enter into structured arrangements with lenders in order to provide them with a senior position in mortgage loans which we might jointly fund. For example, we might establish a wholly-


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
owned special purpose corporation which would borrow funds from an institutional lender under an arrangement where the resulting mortgage loans would be assigned to a trust, and the trust would issue a senior certificate to the institutional lender and a junior certificate to the special purpose corporation. This would assure the institutional lender of repayment in full prior to our receipt of any repayment on the jointly funded mortgage loans.

NO TRUST OR INVESTMENT COMPANY ACTIVITIES

    We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

VARIOUS OTHER POLICIES AND PROCEDURES

    Without approval of a majority of the members, we will not:

    - issue securities senior to the units or issue any units or other securities for other than cash;

    - invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

    -   underwrite securities of other issuers;

    - discontinue providing our members with the reports described in this prospectus; or

    -   offer securities in exchange for property.

COMPETITION AND GENERAL ECONOMIC CONDITIONS

    There are hundreds of commercial banks, insurance companies, mortgage brokers, pension funds and other institutional lenders competing to make the type of loans in which we invest. No particular competitor dominates the market. For the past few years, the institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have re-entered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions you receive.

REGULATION

    Our operations are conducted by Vestin Mortgage. Vestin Mortgage's operations as a mortgage company are subject to extensive regulation by federal, state and local laws and governmental authorities. Vestin Mortgage conducts its real estate mortgage business under a license issued by the State of Nevada Financial Institutions Division. Under applicable Nevada law, the division has broad discretionary authority over Vestin Mortgage's activities, including the authority to conduct periodic regulatory audits of all aspects of Vestin Mortgage's operations.

    We and Vestin Mortgage are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974.

     Should we or Vestin Mortgage not adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

LIMITATION ON INVESTMENTS

     We will not invest in other limited partnerships except as permitted under the NASAA Guidelines. We will not invest in limited partnership interests of any other limited partnership of which Vestin Mortgage serves as a managing or general partner unless Vestin Mortgage does not receive duplicate fees or compensation beyond what is permissible by the NASAA Guidelines.

     We will not engage in the following:

     acquire property for membership interests;

     issue any units after termination of this Offering or issue units in exchange for property;

     or make loans to Vestin Mortgage or its affiliates.

     We do not intend to become an investment company under the Investment Company Act of 1940.

                                   MANAGEMENT

OUR MANAGEMENT

      Our business is managed by Vestin Mortgage. The telephone number for Vestin Mortgage's offices is (702) 227-0965. Vestin Mortgage is a mortgage broker licensed in the State of Nevada and a wholly owned subsidiary of Vestin Group, Inc., a Delaware corporation, whose common stock is publicly held and traded on the NASDAQ under the symbol "VSTN." Until early July 2000, Vestin Group traded under the symbol "DLMA." Through its subsidiaries, Vestin Group, Inc. is engaged in asset management, real estate lending and other financial services. Vestin Group had a net worth of $16,344,180 as of December 31, 2002 and is briefly described later in this section.

VESTIN MORTGAGE

      Vestin Mortgage manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Additionally, because Michael Shustek owns a controlling interest in Vestin Group and Vestin Group wholly owns Vestin Mortgage, Mr. Shustek may be deemed to control our activities through Vestin Mortgage. As our only Manager, Vestin Mortgage has complete authority and responsibility for:

      -     evaluating and choosing the mortgage loans in which we will invest;

      - deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

      -     originating, servicing and managing our mortgage loan investments;

      -     valuing and purchasing the properties we will acquire;

      - deciding whether or not to purchase properties free and clear of liens or borrowing funds to acquire properties;

      -     operating or selecting a management company for our properties; and

      -     managing all our other operations.

      Notwithstanding that Vestin Mortgage has the broad authority described above, neither Vestin Mortgage directly nor Mr. Shustek indirectly may do any of the following:

      -     impair our ability to carry on or change the nature of our business;

      -     admit a Manager without prior approval of a majority of the members;

      - sell all or over 50% of our assets or dissolve the Fund without prior majority approval; and

      -     anything else not permitted in the Operating Agreement.

      You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the Operating Agreement. Vestin Mortgage has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans and real property investments and operations. Vestin Mortgage will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold, operating our properties or selecting a management company to operate our properties. Our books and records are maintained by Vestin Mortgage, subject to audit by independent certified public accountants.

REMOVAL OF VESTIN MORTGAGE AS MANAGER

      Vestin Mortgage will cease to be our Manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority, excluding Vestin Mortgage's interest, can remove Vestin Mortgage as our Manager upon the following conditions:

      - if the members have not previously elected an additional Manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

      - during the 120 days set forth above, a majority can agree in writing to continue our business and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager who agrees to continue our existence; and

      - the substitution of a new Manager shall be effective when the new Manager accepts in writing the duties and responsibilities of a Manager.

      If our business continues after Vestin Mortgage is no longer our Manager, then we will pay Vestin Mortgage a sum equal to all amounts then owing to it. By majority vote, we may terminate Vestin Mortgage's interest in the Fund by paying an amount equal to the then-present fair market value of Vestin Mortgage's interest in the Fund, which would be Vestin Mortgage's outstanding capital account at such time. In the event Vestin Mortgage and the Fund cannot agree as to the then present fair market value, then the dispute shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association. All payments to a terminated Manager must be fair and must protect our solvency and liquidity.

      If a majority does not designate and admit a new Manager within the time specified, we will dissolve. Vestin Mortgage may assign its interest in the Fund, but our Manager may not be changed except as set forth above.

EVALUATION AND ACQUISITION BY VESTIN MORTGAGE

      Vestin Mortgage considers and evaluates prospective loans for us. In that regard, Vestin Mortgage evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us. We will not establish our own underwriting standards and will solely rely on Vestin Mortgage to provide such services.

      Vestin Mortgage considers and evaluates real property for our investment. Vestin Mortgage will evaluate and select the location of the property, evaluate its income producing capacity and long term prospects for appreciation, review property appraisals, evaluate the creditworthiness of the prospective tenant and determine which type of transactions appear to be most favorable to us.

REAL PROPERTY

      We intend to rely on our Manager's prior experience in mortgage loans to evaluate and purchase our real property investments. Such experience is presented in detail below. Our Manager has very limited experience in owning and operating real property. Michael Shustek, who is the primary stockholder of Vestin Group has extensive experience in developing, purchasing and selling residential real estate property. Additionally, Lance Bradford, the President of Vestin Group and an executive officer of Vestin Mortgage, owns and operates office buildings.

MORTGAGE LOANS

      Vestin Mortgage identifies a potential loan and then processes the application. When processing an application, Vestin Mortgage will

      -     order and review a property title search,

      -     perform an exterior property inspection,

      -     obtain an appraisal which is reviewed for reasonableness, and

      - perform credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

After processing the application, Vestin Mortgage reviews the loan through its loan committee.

      After we acquire mortgage loans, Vestin Mortgage also manages our mortgage loan portfolio. Vestin Mortgage is responsible for:

      -     reviewing loans;

      -     recommending changes in loans;

      -     employing and supervising personnel who handle the loans;

      -     preparing and reviewing projected performance;

      -     reviewing reserves and working capital;

      -     collecting and maintaining all loans;

      - creating and implementing investment policies in furtherance of those contained in the Operating Agreement;

      - preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

      - preparing and reviewing reports for securities filings, distribution to our members or otherwise;

      -     communicating with members;

      -     supervising and reviewing our bookkeeping, accounting and audits;

      - supervising and reviewing the preparation of our state and federal tax returns; and

      - supervising professionals employed by us, including attorneys, accountants and appraisers.

PRIOR EXPERIENCE

      In April 1999, Vestin Group, then known as Sunderland, acquired the mortgage brokerage business of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. from Michael Shustek by purchasing certain of their assets and assuming certain of their liabilities in exchange for shares of common stock. As part of a corporate reorganization, Vestin Group transferred the existing mortgage brokerage business of Del Mar Mortgage and Del Mar Holdings to Vestin Mortgage, then known as Capsource. Although Vestin Mortgage acquired its existing commercial mortgage brokering business, Del Mar Mortgage, which is owned by Mr. Shustek, continues to operate primarily as a residential mortgage broker.

      Vestin Mortgage holds a mortgage broker's license in Nevada. As a licensed mortgage broker, Vestin Mortgage is subject to regular on site examinations by the Financial Institutions Division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

      Vestin Mortgage obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with Nevada law.

      Vestin Mortgage does not charge any fees to investors. Vestin Mortgage's compensation is primarily in the form of loan evaluation and processing fees as well as placement fees paid by borrowers, each ranging from two to six percent of the respective loan amount.

      Upon obtaining a request for a loan, Vestin Mortgage processes the application by

      -     ordering and reviewing a property title search;

      -     performing an exterior property inspection;

      -     obtaining an appraisal which is reviewed for reasonableness; and

      - performing credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

      After processing the loan request, Vestin Mortgage reviews the loan through its loan committee, and then, upon approval, presents the loan to investors. Investors select the loan(s) they wish to invest in and receive an assignment from Vestin Mortgage in the form of an individual promissory note and trust deed issued by the borrower. The investors receive a lender's policy of title insurance reflecting their beneficial interest in the real property. Nevada law requires mortgage companies to provide copies of loan documentation and borrower information (credit underwriting criteria), as well as real estate lending risk disclosures, to the investors (lenders). Vestin Mortgage also services loans once they have closed.

      Vestin Mortgage, licensed as a mortgage broker in Nevada, arranges loans which are funded by institutions and individuals. In contrast, here we will be the party investing in loans with our own funds. Our assets will be a pool of loans, the distributions from and proceeds of which will be passed through to you as described in this prospectus. The assets of Vestin Mortgage are primarily loans and receivables in the form of evaluation, processing, extension, placement and servicing fees.

      Since 1995 until the present, Vestin Mortgage and its predecessor Del Mar Mortgage have acted as mortgage brokers for the investment by about 6,000 investors in approximately 700 commercial mortgage loans totaling about $1.5 billion. As of December 31, 2002, Vestin Mortgage is servicing about 110 loans totaling approximately $678 million. The collateral for these loans are real properties primarily located in Nevada, Texas, Hawaii, California, and Arizona. Approximately 760 single family residential loans have been originated by Vestin Mortgage and its predecessor Del Mar Mortgage between 1995 and 1999 with a face value of approximately $88,660,000. Vestin Mortgage closed down its Single Family Residential unit in the last quarter of 1999. Vestin Mortgage and Del Mar Mortgage limit their businesses to mortgage lending, and have not acquired any real properties except in connection with loan foreclosures. The investors serviced by Vestin Mortgage have similar investment objectives to those of the Fund.

      For the five-year period ended December 31, 2002, the properties securing these loans can be subdivided as follows:

                                                               NUMBER OF       PERCENTAGE OF TOTAL VALUE OF LOANS
                        PROPERTY TYPE                          PROPERTIES          SECURED BY SUCH PROPERTIES
Commercial (total)                                                  291                        75%
Land Acquisition/Unimproved Land                                    131                        23%
Residential                                                         223                         2%

      Of the loans described in the foregoing table, 55% by dollar amount were development loans, including construction loans, the balance were land acquisition loans and loans secured by developed properties. There have been no major adverse conditions with respect to Vestin Mortgage's or Del Mar Mortgage's businesses.

      The following table sets forth the type, amount of loan placements and the dollar value of such placements for each year by Vestin Mortgage since its incorporation to the present. Construction loans, except as indicated otherwise, are loans for the construction of buildings on property which has been improved through the installation of utilities, roads or infrastructure. Commercial loans are made to finance operations or improvements for property that has already been fully constructed.

                               TYPE                 NUMBER           COMMERCIAL      CONSTRUCTION           TOTAL
YEAR 1995
Home Builders SFR/Multi Family                          34                          $  12,913,197      $   12,913,197
Apts/Rentals                                             8         $    539,500                        $      539,500
Unimproved Land Zoned SFR                                1         $    200,500                        $      200,500
Grand Total: Non-SFR                                    43         $    740,000     $  12,913,197      $   13,653,197
Single Family Residential                               62                                             $    6,383,431
YEAR 1996
Home Builders SFR/Multi Family                          97                          $  67,339,702      $   67,339,702
Apts/Rentals                                             5         $    362,000     $   4,350,000      $    4,712,000
Retail Building                                          1                          $     545,000      $      545,000
Office Building                                          2                          $   2,640,000      $    2,640,000
Assisted Living/Medical                                  2                          $   1,900,000      $    1,900,000
Land Acquisition/Development (Zoned SFR)                 3                          $   4,480,000      $    4,480,000
Unimproved Land (Zoned SFR)                              2         $  2,205,000                        $    2,205,000
Unimproved Land (Zoned Commercial)                       1         $  1,661,500                        $    1,661,500
Grand Total: Non-SFR                                   113         $  4,228,500     $  81,254,702      $   85,483,202
Single Family Residential                              221                                             $   28,205,659
YEAR 1997
Home Builders SFR/Multi Family                          86                          $  89,450,450      $   89,450,450
Apts/Rentals                                             3                          $   8,500,000      $    8,500,000
Retail Building                                          2                          $   3,650,000      $    3,650,000
Office Building                                          1         $  1,650,000                        $    1,650,000
Assisted Living/Medical                                  1                          $   2,450,000      $    2,450,000
Industrial/storage/Warehouse                             1                          $   2,800,000      $    2,800,000
Land Acquisition/Development (Zoned SFR)                 5                          $   8,435,000      $    8,435,000
 Land Acquisition/Development (Zoned Commercial)         2                          $   2,226,000      $    2,226,000
Unimproved Land (Zoned SFR)                              4         $  3,976,900                        $    3,976,900
Unimproved Land (Zoned Commercial)                       5         $  3,650,000                        $    3,650,000
Grand Total: Non-SFR                                   110         $  9,276,900     $ 117,511,450      $  126,788,350
Single Family Residential                              252                                             $   29,488,158

                                 TYPE               NUMBER           COMMERCIAL     CONSTRUCTION            TOTAL

YEAR 1998
Home Builders SFR/Multi Family                          72                          $  29,199,200      $   29,199,200
Apts/Rentals                                             5         $  6,756,000                        $    6,756,000
Retail Building                                          3                          $   3,293,000      $    3,293,000
Office Building                                          3         $  1,690,000     $   3,000,000      $    4,690,000
Assisted Living/Medical                                  2                          $   9,690,000      $    9,690,000
Industrial/Storage/Warehouse                             2                          $   9,795,000      $    9,795,000
Restaurant/Bar                                           3         $  1,050,000     $   2,400,000      $    3,450,000
Hotel                                                    2         $    535,000     $   2,900,000      $    3,435,000
Land Acquisition/Development (Zoned SFR)                10                          $  12,488,000      $   12,488,000
Land Acquisition/Development (Zoned Commercial)          7                          $  17,125,000      $   17,125,000
Unimproved Land (Zoned SFR)                              6         $  7,575,000                        $    7,575,000
Unimproved Land (Zoned Commercial)                       7         $  5,638,250                        $    5,638,250
Grand Total: Non-SFR                                   122         $ 23,244,250     $  89,890,200      $  113,134,450
Single Family Residential                              158                                             $   18,050,925
YEAR 1999
Home Builders SFR/Multi Family                          49                          $  29,662,020      $   29,662,020
Apt/Rental                                               5         $ 12,160,000     $  13,000,000      $   25,160,000
Retail Building                                          6                          $   6,625,000      $    6,625,000

Office Building                                          5         $  4,350,000     $   2,762,000      $    7,112,000
Assisted Living/Medical                                  2                          $   8,000,000      $    8,000,000
Hotel                                                    2                          $   5,050,000      $    5,050,000
Gaming                                                   3         $  3,600,000     $  20,200,000      $   23,800,000
Land Acquisition/Development (Zoned SFR)                10                          $  16,402,500      $   16,402,500
Land Acquisition/Development (Zoned Commercial)          9                          $  57,160,000      $   57,160,000
Unimproved Land (Zoned SFR)                              6         $  5,521,000                        $    5,521,000
Unimproved Land (Zoned Commercial)                      11         $ 13,658,500                        $   13,658,500
Grand Total: Non-SFR                                   108         $ 39,289,500     $ 158,861,520      $  198,151,020
Single Family Residential                               65                                             $    6,531,781
YEAR 2000
Home Builders SFR/Multi Family                          31         $  4,405,000     $  19,041,066      $   23,446,066
Apt/Rentals                                              3         $  1,885,000     $  15,050,000      $   16,935,000
Retail Building                                          5         $  7,096,000     $   8,800,000      $   15,896,000
Office Building                                          4         $  4,778,650     $   5,730,000      $   10,508,650
Assisted Living/Medical                                  1                          $   5,300,000      $    5,300,000
Industrial/Storage/Warehouse                             2                          $   4,750,000      $    4,750,000
Restaurant/Bar                                           2         $  5,750,000                        $    5,750,000
Hotel                                                    1                          $   5,350,000      $    5,350,000
Gaming                                                   3         $ 28,700,000     $  16,000,000      $   44,700,000
Health Club                                              1                          $   8,750,000      $    8,750,000
RV Park                                                  1                          $  17,500,000      $   17,500,000
Land Acquisition/Development (Zoned SFR)                12                          $  20,766,684      $   20,766,684
Land Acquisition/Development (Zoned Commercial)          7                          $  19,840,000      $   19,840,000
Unimproved Land (Zoned SFR)                              4         $ 12,032,555                        $   12,032,555
Unimproved Land (Zoned Commercial)                       7         $ 10,670,884                        $   10,670,884
Grand Total: Non-SFR                                    84         $ 75,318,089     $ 146,877,750      $  222,195,839
Single Family Residential                                0                                                          0
YEAR 2001
Home Builders SFR/Multi Family                          10         $  2,686,000     $  11,063,570      $   13,749,570
Apt/Rentals                                              2         $ 14,259,900     $   1,135,000      $   15,394,900
Retail Building                                          2         $  7,950,000                        $    7,950,000
Office Building                                          7         $  9,768,700     $  17,060,000      $   26,828,700
Assisted Living/Medical                                  5         $ 38,450,000     $  11,500,000      $   49,950,000
Industrial/Storage/Warehouse                             1         $    331,200                        $      331,200

                              TYPE                  NUMBER          COMMERCIAL       CONSTRUCTION            TOTAL

Restaurant/Bar                                           1         $  1,600,000                        $    1,600,000
Hotel                                                    4         $ 12,112,500     $  20,700,000      $   32,812,500
Gaming                                                   2         $ 13,100,000                        $   13,100,000
Health Club                                              1         $  4,500,000                        $    4,500,000
Golf Course                                              1                          $  10,000,000      $   10,000,000
Cemetery                                                 1         $ 14,000,000                        $   14,000,000
Land Acquisition/Development (Residential)               4                          $  14,020,000      $   14,020,000
Land Acquisition/Development (Commercial)                6                          $  38,200,000      $   38,200,000
Unimproved Land (Residential)                            2         $  3,078,000                        $    3,078,000
Unimproved Land (Commercial)                             5         $  8,380,000                        $    8,380,000
Grand Total: Non-SFR                                    54         $130,216,300     $ 113,678,570      $  243,894,870
Single Family Residential                                0                                                          -
YEAR 2002
Home Builders SFR/Multi Family                           6         $  2,450,000     $   1,240,050      $    3,690,050
Apt/Rentals                                              6         $ 14,500,000     $  23,700,000      $   38,200,000
Retail Building                                          1         $  1,312,500                        $    1,312,500
Office Building                                          4         $ 33,450,000     $  18,775,000      $   52,225,000
Assisted Living/Medical                                 14         $ 49,860,000     $  16,400,000      $   66,260,000
Industrial/Storage/Warehouse                             4         $  3,412,500     $   1,911,000      $    5,323,500

Restaurant/Bar                                           0                                             $            -
Hotel                                                    4         $ 27,300,000     $   3,800,000      $   31,100,000
Gaming                                                   3         $  1,440,000     $  68,000,000      $   69,440,000
Health Club                                              0                                             $            -
Golf Course                                              1                          $  12,500,000      $   12,500,000
Cemetery                                                 0                                             $            -
Land Acquisition/Development (Residential)               7                          $ 109,410,000      $  109,410,000
Land Acquisition/Development (Commercial)                2                          $   3,750,000      $    3,750,000
Unimproved Land (Residential)                           17         $ 50,781,000                        $   50,781,000
Unimproved Land (Commercial)                            10         $ 33,950,500                        $   33,950,500
Grand Total: Non-SFR                                    79         $218,456,500     $ 259,486,050      $  477,942,550
Single Family Residential                                0                                                          -

7-year total:  Non-SFR                                             $500,770,039     $ 980,473,439      $1,481,243,478
7-year total:  Single Family Residential                                                               $   88,659,954

      Vestin Mortgage closed down its Single Family Residential unit in the last quarter of 1999. Vestin Mortgage originated these loans but then brokered them to other wholesale lenders who funded them.

      The description above of Vestin Mortgage and its predecessors is not intended to provide a description of the loans to be invested in or purchased by us in the future.

      Vestin Mortgage is currently acting as Manager of Vestin Fund I, Vestin Fund II and inVestin Nevada, funds with investment objectives similar to ours. Vestin Fund I commenced a public offering of its securities and commenced business operations on September 1, 2000. Vestin Fund I has raised $100,000,000 for investment in mortgage loans. As of December 31, 2002, Vestin Fund I had total assets of approximately $104,644,000 of which 81% was invested in mortgage loans. Vestin Fund II commenced a public offering of its securities and commenced business operations on June 15, 2001. As of December 31, 2002, Vestin Fund II has raised approximately $315,000,000 for investment in mortgage loans and has total assets of approximately $347,000,000 of which 86% was invested in mortgage loans. Vestin Fund II continues to raise additional funds. inVestin Nevada is seeking to raise $100,000,000 through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder.

      For the year ended December 31, 2002, Vestin Fund I and Vestin Fund II paid its investors an average rate of return of approximately 12.0% and 11.9%, respectively.

      The rate is calculated based upon the accumulated earnings of the fund and distributions to members, divided by the average number of units held by members, compounded monthly.

      The following tables set forth in rounded numbers certain information with respect to Vestin Fund I's and Vestin Fund II's experience in raising and investing funds and operating results for the calendar year ended December 31, 2002.

               TABLE I. EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                                   VESTIN FUND I       VESTIN FUND II
As of December 31, 2002:
Dollar amount offered                                                              $ 100,000,000       $ 500,000,000
Dollar amount raised                                                               $ 100,000,000       $ 315,000,000
Less offering expenses:
           Selling commission and discounts retained by affiliates                 $           -       $           -
           Organizational expenses                                                 $           -       $           -
           Other                                                                   $           -       $           -
Reserves (approximately 3%)                                                        $   3,000,000       $   9,450,000
           Percent available for investment                                                  97%                 97%

Acquisition costs:
           Prepaid items and fees related to purchase of property                  $           -       $           -
           Cash down payment                                                       $           -       $           -
           Acquisition fees                                                        $           -       $           -
           Other                                                                   $           -       $           -
Total acquisition cost                                                             $           -       $           -
Percent leverage (mortgage financing divided by total acquisition cost)            $           -       $           -
Date offering began                                                                     9/1/2000           6/14/2001
Length of offering (through date of completion)                                        10 months           24 months

Months to invest 90% of amount available for investments                                     N/A                 N/A


      As of December 31, 2002, there were no offering expenses or acquisition costs incurred by Vestin Fund I or Vestin Fund II that were paid directly from the offering proceeds or earnings of either respective funds. However, approximately 100,000 units and 110,000 units were issued to Vestin Mortgage for offering expenses that were paid on behalf of Vestin Fund I and Vestin Fund II, respectively. Additionally, neither Vestin Fund I nor Vestin Fund II made any payments, including real estate commissions and other fees in connection with the acquisition or disposition of a property, to Vestin Mortgage within the last three years. However, Vestin Fund I and Vestin Fund II may pay real estate commissions and fees in 2003 in connection with the disposition of real estate. Vestin Mortgage will provide, at no charge, a copy of the Form 10-K Annual Report for Vestin Fund I for fiscal year ended September 30, 2002 and for Vestin Fund II for fiscal year ended June 30, 2002, upon request of an investor. Additionally, Vestin Mortgage will provide copies of the exhibits listed in such annual report, for a reasonable fee, if so requested by an investor. Inquiries should be directed to Vestin Mortgage at 2901 El Camino Avenue, Las Vegas, Nevada 89102.

                        TABLE II. COMPENSATION TO SPONSOR

                    TYPE OF COMPENSATION                                VESTIN FUND I        VESTIN FUND II
Date offering commenced                                                     9/01/2000            6/14/2001
Dollar amount raised                                                    $ 100,000,000        $ 315,000,000
Amount paid to sponsor from proceeds of offering                        $          --        $          --
                     Underwriting fees                                  $          --        $          --
                     Acquisition fees                                   $          --        $          --
Real estate commissions                                                 $          --        $          --
Advisory fee                                                            $          --        $          --
Management fees                                                         $          --        $          --
Other                                                                   $          --        $          --
Dollar amount of cash generated from operations before deducting
     Payments to sponsor                                                $  23,546,000        $  30,140,084
Amount paid to sponsor from operations:
                     Property management fees                           $          --        $          --
                     Partnership management fees*                       $     405,000        $   1,247,108
                     Reimbursements                                     $          --        $          --
                     Leasing commissions                                $          --        $          --
                     Other                                              $          --        $          --
Dollar amount of property sales and refinancing before deducting
     Payments to sponsor                                                $          --        $          --
Cash                                                                    $          --        $          --
Notes                                                                   $          --        $          --
Amount paid to sponsor from property sales and refinancing:

                     Real estate commissions                            $          --        $          --
                     Incentive fees                                     $          --        $          --
                     Other                                              $          --        $          --


Note: Amounts reflected in Table II are cumulative amounts for Vestin Fund I from September 1, 2000 (Date of Commencement) through December 31, 2002 and for Vestin Fund II from June 15, 2001 (Date of Commencement) through December 31, 2002.

* Accrued but not yet paid as of December 31, 2002.

                 TABLE III. OPERATING RESULTS OF PRIOR PROGRAMS

                               Vestin Fund I, LLC

                               CALENDAR YEAR ENDED


                                                                                 December 31,      December 31,      December 31,
                                                                                    2002*              2001              2000
                                                                                 ------------      ------------      ------------
                                                                                 (unaudited)
Gross revenues                                                                   $ 12,383,000      $ 11,565,000      $  1,267,000
Less: operating expenses                                                              812,000           177,000            25,000
                                                                                 ------------      ------------      ------------
Net income-GAAP basis                                                            $ 11,571,000      $ 11,388,000      $  1,242,000
Taxable income from operations                                                   $ 11,571,000      $ 11,388,000      $  1,242,000
Cash generated from operations                                                   $ 11,888,000      $ 10,851,000      $    807,000
Less:  cash distributions to investors
from operating cash flow                                                         $ 12,557,000      $  8,641,000      $    660,000
from sales and refinancing                                                                 --                --                --
from other                                                                                 --                --                --
Cash generated (deficiency) after cash distributions                                 (669,000)        2,210,000           147,000
Less: special items                                                              $         --      $         --      $         --
                                                                                 ------------      ------------      ------------
Cash generated (deficiency) after cash distributions and special items           $   (669,000)     $  2,210,000      $    147,000
Tax and distribution data per $1,000 invested Federal Income Tax results:
           Ordinary income (loss)
from operations                                                                  $ 11,571,000      $ 11,388,000      $  1,242,000
from recapture                                                                   $         --      $         --      $         --
           Capital gain (loss)                                                   $         --      $         --      $         --
Cash distributions to investors source (on GAAP basis)
Investment income                                                                $ 12,557,000      $  8,641,000      $    660,000
Return of capital                                                                $         --      $         --      $         --
Source (on cash basis)
Sales                                                                            $         --      $         --      $         --
Refinancing                                                                      $         --      $         --      $         --
Operations                                                                       $ 12,557,000      $  8,641,000      $    660,000
Other                                                                            $         --      $         --      $         --

Note: Vestin Fund I commenced operations on September 1, 2000.
* During 2002, Vestin Fund I, LLC's fiscal year was changed from December 31 to September 30. Information presented includes the results of operations for the nine month period ended September 30, 2002 and the three month period ended December 31, 2002.

                               Vestin Fund II, LLC

                               CALENDAR YEAR ENDED


                                                                                 December 31,       December 31,       December 31,
                                                                                    2002*              2001                2000
                                                                                 -----------        -----------        -----------
                                                                                 (unaudited)
Gross revenues                                                                   $30,481,382        $ 3,801,649        $        --
Less: operating expenses                                                         $ 3,057,336        $    86,959                 --
                                                                                 -----------        -----------        -----------
Net income-GAAP basis                                                            $27,424,046        $ 3,714,690        $        --
Taxable income from operations                                                   $27,424,046        $ 3,714,690        $        --
Cash generated from operations                                                   $26,244,655        $ 2,648,321        $        --
Less:  cash distributions to investors
from operating cash flow                                                         $26,234,311        $ 2,866,933        $        --
from sales and refinancing                                                                --                 --                 --
from other                                                                                --                 --                 --
Cash generated (deficiency) after cash distributions                                  10,344           (218,612)                --
Less: special items                                                              $        --        $        --        $        --
                                                                                 -----------        -----------        -----------
Cash generated (deficiency) after cash distributions and special items           $    10,344        $  (218,612)       $
Tax and distribution data per $1,000 invested Federal Income Tax results:
           Ordinary income (loss)
from operations                                                                  $27,424,046        $ 3,714,690        $        --
from recapture                                                                   $        --        $        --        $        --

           Capital gain (loss)                                                   $        --        $        --        $        --
Cash distributions to investors source (on GAAP basis)
Investment income                                                                $26,234,311        $ 2,866,933        $        --
Return of capital                                                                $        --        $        --        $        --
Source (on cash basis)
Sales                                                                            $        --        $        --        $        --
Refinancing                                                                      $        --        $        --        $        --
Operations                                                                       $26,234,311        $ 2,866,933        $        --
Other                                                                            $        --        $        --        $        --

Note:  Vestin Fund II commenced operations on June 15, 2001.
*During 2002, Vestin Fund II, LLC's fiscal year was changed from December 31 to June 30. Information presented includes the results of operations for the six month period ended June 30, 2002 and the six month period ended December 31, 2002.

LITIGATION INVOLVING VESTIN MORTGAGE

      Vestin Group, Vestin Mortgage and Del Mar Mortgage, Inc., ("Del Mar Mortgage"), a company wholly owned by Michael Shustek, the largest shareholder and CEO of Vestin Group, and various affiliates of Vestin Group, are defendants in a civil action (the "Action"). On April 10, 2003, the United States District Court for the District of Nevada (the "Court") entered a judgment in the Action for $5.0 million, plus interest accruing from March 26, 2003, jointly and severally against Vestin Group, Vestin Mortgage and Del Mar Mortgage. Subsequent to April 10, 2003, the Court stayed the execution of the judgment pending the hearing and ruling on post-trial motions and accordingly, the Court did not require the defendants to post a bond for the judgment. Del Mar Mortgage has indemnified Vestin Group and Vestin Mortgage for any losses and expenses in connection with the Action. Mr. Shustek has guaranteed the indemnification. If the stay of execution is lifted, Mr. Shustek has agreed to provide a bond in the amount of the judgment. In management's opinion after consultation with legal counsel, the judgment against Vestin Group and Vestin Mortgage will be vacated and will have no effect on the operating results and financial condition of Vestin Group. The defendants are appealing the ruling by the District Court.

DIRECTORS AND EXECUTIVE OFFICERS OF VESTIN MORTGAGE AND VESTIN GROUP

     The directors and officers of Vestin Mortgage are as follows:

NAME                                                       AGE   TITLE
----                                                       ---   -----
Stephen J. Byrne......................................     46    Chief Executive Officer and Director
Peggy S. May..........................................     34    President
Stephen A. Schneider..................................     56    Vice President
Michael V. Shustek....................................     44    Director and Chairman of the Board
Lance K. Bradford.....................................     36    Chief Financial Officer, Treasurer, Secretary and Director
Daniel Stubbs.........................................     41    Executive Vice President

The directors and officers of Vestin Group are as follows:

NAME                                                       AGE   TITLE
----                                                       ---   -----
Michael V. Shustek....................................     44    Chairman of the Board, Chief Executive Officer and Director
Lance K. Bradford.....................................     36    President, Treasurer and Director
John W. Alderfer......................................     58    Chief Financial Officer
Ira S. Levine.........................................     42    Executive Vice President of Legal and Corporate Affairs and
                                                                   Secretary
Stephen J. Byrne......................................     46    Chief Operations Officer and Director
Michael J. Whiteaker..................................     53    Vice President of Regulatory Affairs
Robert J. Aalberts....................................     52    Director
John E. Dawson........................................     45    Director
Robert L. Forbuss.....................................     54    Director
Robert A. Groesbeck...................................     42    Director
James C. Walsh........................................     62    Director
Steven Ducharme.......................................     55    Director
Jan Jones.............................................     55    Director

      All the directors of Vestin Mortgage and Vestin Group hold office until the next annual meeting of shareholders. The last annual meeting of Vestin Group shareholders was August 21, 2002. Vestin Group, as the only shareholder of Vestin Mortgage, can change the composition of Vestin Mortgage's Board of Directors at its sole discretion. Similarly, Michael Shustek can cause a change in the Board of Directors of Vestin Group by virtue of his controlling ownership interest in Vestin Group. Vestin Group, which is a reporting company under the Securities Exchange Act of 1934, as amended, has established an audit committee consisting of three independent directors and requires that its audit committee be comprised of independent directors. Vestin Mortgage, which is privately held and has only three directors, has no audit committee and no requirement of independence at this time. The By-laws of Vestin Mortgage and Vestin Group provide for up to 10 directors and permit the Board of Directors to fill any vacancy on the Board of Directors. Officers of both companies serve at the discretion of the Board of Directors.

      The principal occupation and business experience for each of our officers and directors and key employees, for at least the last five years, are as follows:

      Robert J. Aalberts has been a director of Vestin Group since April 1999. Since 1991, Dr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Dr. Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Dr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Dr. Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

      John W. Alderfer was appointed the Chief Financial Officer of Vestin Group in September 2002. From October 1998 to September 2002, Mr. Alderfer was retired. From September 1996 to October 1998, Mr. Alderfer was a Director, Vice President, Treasurer, and Chief Financial Officer of Interactive Flight Technologies, Inc. From September 1990 to June 1996, Mr. Alderfer was Senior Vice President, Treasurer, and Chief Financial Officer of Alliance Gaming Corporation. Mr. Alderfer is the former Senior Vice President, Corporate Controller and Chief Accounting Officer of Summa Corporation and The Hughes Corporation, 100% owned by the Estate of Howard R. Hughes. Mr. Alderfer received his BBA degree in accounting from Texas Tech University. He is a Certified Public Accountant.

      Lance K. Bradford has been the President of Vestin Group since January 2001. In addition, Mr. Bradford has been a director, Chief Financial Officer, Treasurer and Secretary of Vestin Mortgage and Treasurer and a director of Vestin Group since April 1999. Mr. Bradford also acts as the functional equivalent of a Chief Financial Officer for both Vestin Fund I and Vestin Fund
II. Mr. Bradford was also the Chief Financial Officer of Vestin Group from 1999 to September 2002 and the Corporate Secretary of Vestin Group from 1999 to 2000. Since 1992, Mr. Bradford has been a partner in L.L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, in Reno, Nevada.

      Stephen J. Byrne has been the Chief Executive Officer of Vestin Mortgage and the Chief Operations Officer of Vestin Group since January 2001. Mr. Byrne has also been a director of Vestin Mortgage since 1997 and of Vestin Group since April 1999. From its inception in 1997 to 2000, Mr. Byrne was the President of Vestin Mortgage. From 1999 to 2000, Mr. Byrne also served as the President of Vestin Group. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Capsource, Inc., a predecessor of Vestin Mortgage, which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including Manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor of Science degree in Business Administration from Hastings College, Hastings, Nebraska.

      John E. Dawson has been a director of Vestin Group since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor's Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

      Steven Ducharme has been a director of Vestin Group since August 2001. Mr. DuCharme served as a member of the Nevada Gaming Control Board (the "Board") for 10 years including two years as Chairman. First appointed to the Board on January 2, 1991 by Nevada Governor Bob Miller, he was reappointed to a second term in January 1995. He served as the law enforcement representative on the three-member Board. Mr. DuCharme was named Chairman of the Board on September 19, 1998 by Governor Miller and served two years as Chairman. With his retirement from the Board in January 2001, he concluded more than 30 years of public service in Nevada. Mr. DuCharme began his career in law enforcement in 1970 as a Deputy Sheriff with the Clark County Sheriff's Office, which later became the Las Vegas Metropolitan Police Department (the "LVMPD"). During 20 years with the LVMPD, he spent 12 years working undercover investigating vice and narcotic activities. As a Sergeant, he was the supervising detective in the Fraud Unit and later the Sexual Assault Unit. Mr. DuCharme's last assignment with the LVMPD was as the department's spokesman through the Office of Public Information as well as being the Commander of the Crime Prevention Bureau. He retired from the LVMPD to accept the Governor's appointment to the Board. Mr. DuCharme holds a B.A. degree in Criminal Justice from the University of Nevada, Las Vegas and an associate's degree in Law Enforcement from Clark County Community College. He is also a graduate of the Southern Police Institute at the University of Louisville in Kentucky. Mr. DuCharme is currently an advisor to the faculty of the National Judicial College and also serves as an instructor. He is the past Chairman of the International Association of Gaming Regulators and past President of the Board of Trustees for the Nevada Treatment Center, a non-profit service for substance abuse.

      Robert L. Forbuss has been a director of Vestin Group since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbuss was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of Laidlaw Medical Transportation, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from the California State University at Long Beach, California.

      Robert A. Groesbeck has been a director of Vestin Group since August 2000. Mr. Groesbeck received his Bachelor of Arts in Criminal Justice from the University of Nevada in 1985, his Juris Doctor from Thomas S. Cooley School of Law in 1990 and his Masters of Business Administration from National University in 1993. Mr. Groesbeck is the founder of Home Works, a full service home services company. From 1994 to June 2000, Mr. Groesbeck was the General Counsel of Republic Silver State Disposal, Inc. From 1993 to 1997, Mr. Groesbeck was the Mayor of Henderson, Nevada. Mr. Groesbeck currently serves on numerous charitable boards.

      Jan Jones has been a director of Vestin Group since January 2002. Ms. Jones currently serves as Senior Vice President of Communications and Government Relations for Harrah's Entertainment, Inc., a $3 billion company, publicly traded on the New York Stock Exchange. In her capacity, Ms. Jones oversees government relations, public relations, community relations, employee communications and financial communications for 25 casinos across the country under the Harrah's, Showboat, Rio and Harveys brand names. She is responsible for communicating the company's position on critical issues facing both Harrah's and the gaming industry. Prior to joining the company in November 1999, Ms. Jones held the elected public office of Mayor of the City of Las Vegas from 1991 until 1999. During her tenure as Mayor, Las Vegas was the fastest growing city in America. Ms. Jones is a graduate of Stanford University with a bachelor of arts degree in English. Ms. Jones has an extensive background in business administration, marketing, and business development.

      Ira S. Levine has been the Executive Vice President of Legal and Corporate Affairs since September 2000. Mr. Levine has also been the Corporate Secretary of Vestin Group since January 2001. Mr. Levine received his BS in Business Administration specializing in accounting from the University of Nevada in 1982, his Juris Doctor from Pepperdine University School of Law in 1985 and his Masters of Legal Letters in Taxation from New York University in 1986. Mr. Levine is a member of the state bars of both Nevada and California. Since 1997, Mr. Levine has been a partner in the law firm of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP. Prior to that he was a shareholder in the law firm of Levine, McBride & Garfinkel, LLP. From 1995 to 1997, Mr. Levine was a shareholder in the law firm of Quartes & Brady LLP, formerly known as Streich Lang. Prior to that, Mr. Levine was senior vice president, secretary and general counsel of United Gaming, Inc. now known as Alliance Gaming, Inc. Mr. Levine started his legal career with the law firm of McKenna Long & Aldridge LLP formerly known as McKenna, Conner & Cuneo in Los Angeles, California.

      Peggy S. May has been with Vestin Group since September 1995, and has been the President of Vestin Mortgage since January 2001. From 1997 to 2000, Ms. May was the Senior Vice President of Vestin Mortgage. Ms. May is responsible for all new and existing clients, loan packages and manages investor relationships and serves as the administrator of the corporate offices. Ms. May has over ten years of experience in title, escrow and private lending.

      Stephen A. Schneider has been Vice President of Vestin Mortgage since January 2001. From July 2000 to December 2000, Mr. Schneider was the Chief Operation Officer of Vestin Group. Mr. Schneider is responsible for the maintenance of all banking and financial relationships. Mr. Schneider has over 26 years experience in the financial services industry. He worked at US Bank where he managed the bank's business banking department and underwrote loans for companies with sales of $1 million to $10 million and maintained relationships with the bank's business customers. Mr. Schneider sits on the boards of Focus Las Vegas and Leadership Las Vegas Youth as well as several other organizations. He assisted in the creation of the Vestin Foundation, a non-profit organization aimed at funding local charitable organizations.

      Michael V. Shustek has been a director of Vestin Mortgage and Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada's history. In 2000, Mr. Shustek co-authored a book, Trust Deed Investments, on the topic of private mortgage lending. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.

      On March 26, 1999, Del Mar Mortgage, a company controlled by Mr. Shustek, entered into a stipulated court order (the "Order") with the State of Nevada, Department of Business and Industry, Financial Institutions Division (the "Division") resolving a dispute regarding Del Mar Mortgage's alleged noncompliance with various Nevada regulatory statutes. Without admitting any facts, and solely to settle these matters, Del Mar Mortgage agreed to assure compliance with applicable Nevada law in its advertising solicitation of mortgage borrowers and in its making and servicing of mortgage loans. Vestin Group and Vestin Mortgage, as successors to certain of the mortgage company business assets of Del Mar Mortgage, agreed to adhere to the terms of the Order. Del Mar Mortgage paid the Division an aggregate of $50,000 to cover the Division's costs. The Order contained no findings of wrongful conduct by Del Mar Mortgage.

      Daniel B. Stubbs has been the Executive Vice President and Underwriting Administrator of Vestin Mortgage since January 2000. Mr. Stubbs is responsible for analyzing the risks of each loan as well as prescribing Title Insurance coverage for each individual transaction. In addition, Mr. Stubbs serves on the loan committee and acts as a liaison between Vestin Mortgage and the various banks that carry its lines of credit. Mr. Stubbs has over 13 years experience in the Title Insurance industry. Mr. Stubbs received his Bachelor of Arts in Communications Studies from the University of Nevada, in Las Vegas, Nevada.

      James C. Walsh has been a director of Vestin Group since January 2001. Mr. Walsh has practiced law in New York City since 1966, after receiving his law degree from the University of Alabama. Mr. Walsh specializes in the representation of professional athletes and entertainers. Mr. Walsh has been the exclusive attorney, agent and business manager of Joe Namath since 1969. Mr. Walsh is a member of the New York and Louisiana Bar Association.

      Michael J. Whiteaker has been Vice President of Regulatory Affairs of Vestin Group since May 14, 1999 and is experienced in the banking and finance regulatory fields, having most recently served with the State of Nevada, Financial Institution Division from 1982 to 1999 as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. Mr. Whiteaker has worked extensively on matters pertaining to both state and federal statutes, examination procedures, policy determination and credit administration for commercial and real estate loans. From 1973 to 1982 Mr. Whiteaker was Assistant Vice President of Nevada National Bank, responsible for a variety of matters including loan review.

EXECUTIVE COMPENSATION

      The following information about executive compensation has been provided by Vestin Group and Vestin Mortgage. Vestin Group employees receive no extra pay for serving as directors. Each non-employee director receives $1,500 per monthly meeting, which includes personal attendance at one monthly board meeting. Each Vestin Group outside director (except for James C. Walsh) receives 15,000 options to acquire Vestin Group's common stock at the then fair market value on the later of the date the non-employee director is elected to the Board. Vestin Group provides directors' and officers' liability insurance of $5,000,000 and also has agreed to indemnify each director to the fullest extent under Delaware law.

      The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 2002 to Vestin Group's and Vestin Mortgage's Chief Executive Officers and the next most highly compensated executive officers whose compensation for the fiscal year ended December 31, 2002 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                              ----------------------------------
                                                   ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                             -------------------------------  -------------------------  -------
                                                                    OTHER     RESTRICTED   SECURITIES
                                                                   ANNUAL        STOCK     UNDERLYING     LTIP      ALL OTHER
                                             SALARY     BONUS   COMPENSATION   AWARD(S)   OPTIONS/SARS   PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     ($)       ($)       ($) (2)        ($)          (#)         ($)         ($)
---------------------------          ------  --------  -------  ------------  ----------  -------------  -------  ------------
Michael V. Shustek.................   2002    793,500        0          0            0       500,000       0            0
   Chief Executive Officer of the     2001    852,000   20,529          0            0       500,000       0            0
   Company                            2000    884,500   40,000          0            0       500,000       0            0


Stephen J. Byrne...................   2002    361,100   14,175          0            0       100,000       0            0
   Chief Executive Officer of         2001    332,908   22,406          0            0             0       0            0
   Vestin Mortgage                    2000    240,000  142,081          0            0       100,000       0            0


Lance K. Bradford..................   2002    302,160        0          0            0       200,000       0            0
   President of the Company           2001    296,500    2,597          0            0             0       0            0
                                      2000    228,994        0          0            0             0       0            0


Peggy S. May.......................   2002    176,100   62,009          0            0        63,334       0            0
   President of Vestin Mortgage (1)   2001    132,667   29,000          0            0        35,000       0            0
                                      2000    118,800   13,500          0            0        10,000       0            0

Daniel Stubbs......................   2002    128,174   70,000          0            0        50,000       0            0
   Executive Vice President           2001     90,000   49,395          0            0        10,000       0            0
   of Vestin Mortgage                 2000     75,000   20,027          0            0         5,000       0            0

------------

(1) The compensation for Ms. May includes compensation for services rendered to Vestin Mortgage and Vestin Capital, Inc. All of Ms. May's 2002 and 2000 compensation was paid directly by Vestin Mortgage, and Vestin Mortgage and Vestin Capital each paid 50% of her compensation in 2001.

(2) None of the Named Officers received other annual compensation exceeding the lesser of $50,000 or 10% of their salary and bonus for the relevant year.

     The following Option and Warrant/SAR Grants Tables set forth the individual grants of stock options made in fiscal 2002 to Vestin Group's and Vestin Mortgage's Chief Executive Officers and the next most highly compensated executive officers named in the Summary Compensation Table above.

                 OPTION & WARRANT/SAR GRANTS IN FISCAL YEAR 2002
                               (INDIVIDUAL GRANTS)

                                   NUMBER OF      PERCENT OF TOTAL
                                  SECURITIES        OPTIONS/SARS
                                  UNDERLYING         GRANTED TO          EXERCISE
                                 OPTIONS/SARS         EMPLOYEES           OR BASE         EXPIRATION
NAME                              GRANTED (#)    IN FISCAL 2002 (%)     PRICE ($/SH)         DATE
----                             ------------    ------------------     ------------      ----------
Michael V. Shustek.........          500,000            43.9                7.02           11/27/12
Stephen J. Byrne...........          100,000             8.8                7.02           11/27/12
Lance K. Bradford..........          200,000            17.5                7.02           11/27/12
Peggy S. May...............           63,334             5.6                7.02           11/27/12
Daniel Stubbs..............           50,000             4.4                7.02           11/27/12

      Michael V. Shustek entered into an Employment Agreement with Vestin Group in December, 1999 as its Chief Executive Officer. Pursuant to the agreement, Mr. Shustek is entitled to receive a minimum annual salary of $720,000 and such additional salary as the Board of Directors deems appropriate. Mr. Shustek is also entitled to receive an automobile allowance in the amount of $1,000 per month during the term of the agreement. The agreement additionally provides that Mr. Shustek is to receive warrants to purchase up to 500,000 shares of Vestin Group's common stock each year during the term of the agreement. The agreement terminates on November 30, 2002, but will continue for successive one year periods unless either Vestin Group or Mr. Shustek provides thirty days notice. In May 2002, Mr. Shustek voluntarily reduced his annual salary to $150,000 effective the fourth quarter of 2002.

      On November 3, 1998, Stephen J. Byrne entered into an Employment Agreement with Vestin Group (formerly known as Del Mar Mortgage) to serve as its Chief Loan Officer for the operation of the mortgage broker business in the State of Nevada. The terms of such employment include an initial annual salary of $240,000 and performance bonuses as the Board of Directors deems appropriate. The agreement is terminable by either Vestin Group or Mr. Byrne with thirty days notice.

      Lance K. Bradford entered into an Employment Agreement with Vestin Group on April 1, 2000 to serve as its Chief Financial Officer. Pursuant to the agreement, Mr. Bradford is entitled to receive an initial annual salary of $296,000 and performance bonuses as the Board of Directors deems appropriate. Mr. Bradford is also entitled to receive an automobile allowance in the amount of $1,000 per month during the term of the agreement. The agreement terminates March 31, 2003 but will continue for successive one year periods unless either Vestin Group or Mr. Bradford provides thirty days notice.

      Peggy S. May entered into an Employment Agreement with Vestin Mortgage, with an effective date of July 1, 2002, to serve as its President. The term of the agreement begins on July 1, 2002 and ends on December 31, 2004. Pursuant to the agreement, Ms. May is entitled to receive an initial annual salary of $160,000, subject to review by the Board of Directors. Ms. May is also eligible for bonuses but subject to the discretion of the Board of Directors. The agreement additionally provides that Ms. May is to receive a one-year salary if Vestin Mortgage terminates the agreement without cause.

SHARE OWNERSHIP

      The following table indicates the beneficial ownership of Vestin Group's voting securities by each person known by Vestin Group to be the beneficial owner of more than 5% of such securities, as well as the securities of Vestin Group beneficially owned by all officers and directors of Vestin Group as of March 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or that will become exercisable within 60 days of March 1, 2003, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

                                                                                                                  PERCENTAGE OF
                                                                                         COMMON STOCK             COMMON STOCK
NAME                                                                                  BENEFICIALLY OWNED      BENEFICIALLY OWNED(1)
----                                                                                  ------------------      ---------------------
Michael V. Shustek, Chairman and Chief Executive Officer of Vestin Group............     4,664,199 (2)                 68.3%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Stephen J. Byrne, Chief Operations Officer and Director of Vestin Group and Chief
    Executive Officer of Vestin Mortgage............................................       132,900 (3)                  2.5%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Ira S. Levine, Executive Vice President of Legal and Corporate Affairs and Corporate
    Secretary of Vestin Group.......................................................       175,100 (4)                  3.2%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Peggy S. May, President of Vestin Mortgage..........................................        89,875 (5)                  1.7%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Lance K. Bradford, Director, President and Treasurer of Vestin
    Group and Chief Financial Officer, Treasurer, Secretary and Director of Vestin          30,000                        *
    Mortgage........................................................................
2901 El Camino Avenue
Las Vegas, Nevada 89102

                                                                                                                          *
Daniel Stubbs, Executive Vice President of Vestin Mortgage..........................        17,660 (6)
2901 El Camino Avenue
Las Vegas, Nevada 89102

John W. Alderfer, Chief Financial Officer of Vestin Group ..........................             0                        *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Stephen A. Schneider, Vice President of Vestin Mortgage ............................        30,000 (7)                    *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Michael J. Whiteaker, Vice President of Regulatory Affairs of Vestin Group..........        50,300 (8)                    *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert J. Aalberts, Director of Vestin Group........................................        16,700 (9)                    *
2901 El Camino Avenue
Las Vegas, Nevada 8910

John E. Dawson, Esq., Director of Vestin Group......................................        25,050 (10)(11)               *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert L. Forbuss, Director of Vestin Group.........................................        15,000 (12)                   *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Robert A. Groesbeck, Director of Vestin Group.......................................        15,000 (13)                   *
2901 El Camino Avenue
Las Vegas, Nevada 89102

James C. Walsh, Director of Vestin Group............................................     1,200,000 (14)                18.4%
2901 El Camino Avenue
Las Vegas, Nevada 89102

Steven Ducharme, Director of Vestin Group...........................................        10,000 (15)                   *
2901 El Camino Avenue
Las Vegas, Nevada 89102

Jan Jones, Director of Vestin Group.................................................        10,000 (16)                   *
2901 El Camino Avenue
Las Vegas, Nevada 89102

All directors and executive officers as a group (16 persons)........................     6,481,784(17)                 76.3%

------------

*     Less than 1%

(1)   Based upon 5,324,340 shares outstanding on March 1, 2003.

(2)   Includes warrants to purchase up to 1,500,000 shares of Common Stock.

(3)   Includes options to purchase up to 100,000 shares of Common Stock.

(4)   Includes options to purchase up to 150,000 shares of Common Stock.

(5)   Includes options to purchase up to 45,000 shares of Common Stock.

(6)   Includes options to purchase up to 15,000 shares of Common Stock.

(7)   Includes options to purchase up to 30,000 shares of Common Stock.

(8)   Includes options to purchase up to 50,000 shares of Common Stock.

(9)   Includes options to purchase up to 15,000 shares of Common Stock.

(10)  Includes options to purchase up to 15,000 shares of Common Stock.

(11) Includes 1,850 shares of Common Stock owned by a family partnership indirectly controlled by Mr. Dawson.

(12)  Includes options to purchase up to 15,000 shares of Common Stock.

(13)  Includes options to purchase up to 15,000 shares of Common Stock.

(14) Includes warrants to purchase up to 1.2 million shares of Common Stock granted to Planned Licensing, Inc. ("PLI"). Mr. Walsh has a majority equity interest in PLI.

(15)  Includes options to purchase up to 10,000 shares of Common Stock.

(16)  Includes options to purchase up to 10,000 shares of Common Stock.

(17) Includes warrants and options to purchase up to 3,170,000 shares of Common Stock.

                 COMPENSATION OF VESTIN MORTGAGE AND AFFILIATES

                        OFFERING AND ORGANIZATIONAL STAGE

     Units will be sold by our manager where permitted and by selected securities dealers.

Public Offering Expenses.........   A commission of 9.5% will be paid with
                                    respect to any units sold by selected
                                    dealers. Of this amount, 2.0% shall be
                                    retained by Vestin Capital as a dealer
                                    manager fee and the balance shall be paid to the dealer effecting the sale. Securities dealers who sell units, including Vestin
                                    Capital, will receive a sales commission equal to 7.5% of the proceeds derived from their sales. Vestin Mortgage, our Manager, may sell units. No commissions will be paid on any sale made by our Manager. All expenses related to this Offering will be advanced by our Manager, Vestin Mortgage. We will reimburse Vestin Mortgage for such expenses, provided that such reimbursement may not exceed the lesser of $1,000,000 or 5% of the gross proceeds received in this Offering. At Vestin Mortgage's election, it may waive reimbursement of all or a portion of the Offering expenses it incurs and the amount waived will be deemed a capital contribution to us by Vestin Mortgage.
                                    Vestin Mortgage will be solely responsible for any Offering expenses in excess of the foregoing limits.


      We anticipate the approximate Offering expenses over the next year to include such fees as:

Legal..................     $350,000
Accounting.............     $80,000
Filing Fees............     $50,000
Other..................     $208,000

                                OPERATIONAL STAGE

MORTGAGE PROGRAM

      Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. Additionally, the amount of the fees is dependent upon the size of a particular loan. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be higher than comparable loans made by banks and that the fees paid to Vestin Mortgage will be higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

PAID BY BORROWERS

Loan Placement Fees for Loan Selection       2% -- 6% of each loan, the percentage shall be a competitive fee based on
   and Brokerage........................     local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Loan Evaluation and Processing Fees.....     Up to 5% of each loan, the percentage shall be a competitive fee based on local market conditions. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Service Fee for Administering Loans.....     Subject to regulatory requirements, Vestin Mortgage or its affiliates may receive, where permitted, mortgage service fees, which when added to all other fees paid in connection with the servicing of a particular mortgage, does not exceed 1/4 of one percent (1%) of the principal outstanding on such loan. These fees will be paid by the borrower either annually or added to the monthly payments.

Loan Extension or Modification Fee......     2%-5% of outstanding principal, as permitted by local law and local market conditions. The amount to be received is not determinable at this time.
                                             These fees will be paid when the loan is extended.

PAID BY US

Administrative Fees to Vestin Mortgage       The total compensation paid to all persons for the sale of property held by
   for Resale of Foreclosed Property.....    us as a result of foreclosure shall be limited to a competitive real estate commission not to exceed six percent (6%) of the contract price for the sale of such property. If Vestin Mortgage provides a substantial amount of the services in connection with the foreclosure, it may receive up to half of the competitive real estate commission, not to exceed three percent
                                             (3%) of the contract price for the sale of the property. No foreclosed real property will be sold to Vestin Mortgage or any of its affiliates.

      Vestin Mortgage will make arrangements with the respective borrowers for Vestin Mortgage's fees owing from those borrowers. Vestin Mortgage anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, subject to regulatory requirements, Vestin Mortgage will receive, where permitted, these fees monthly in arrears along with the payments it receives on loans that we have acquired.

      The Manager may, in its sole discretion, share with us the loan placement fees it receives from borrowers. The Manager is under no obligation to share its placement fees and investors should not assume that any placement fees will be shared with the Fund.

     REAL ESTATE PROGRAM

PAID BY US

Promotional Fees........................    After our Members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative, Vestin
                                            Mortgage will be eligible to receive up to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of properties.  There is no other program management fee.

Brokerage Fees..........................    Additionally, Vestin Mortgage or one of its affiliates may receive a real estate commission of 3% if Vestin Mortgage or one of its affiliates acts as our broker.  Neither Vestin Mortgage nor any of its affiliates are licensed as a broker. However, Vestin Mortgage or one of its affiliates may in the future obtain a real estate broker license.

Property Management Fees................    Vestin Mortgage, or a third party property manager hired by Vestin
                                            Mortgage, may act as property manager for the real property owned by us.
                                            Vestin Mortgage shall receive the lesser of the following property management fees for property


                                            management services provided to us by it or the third party property manager:  (i) in the case of residential property, 5% of the gross revenues of such property, (ii) in the case of industrial and commercial property, 6% of gross revenues where Vestin Mortgage's services include leasing, re-leasing and leasing related services, or (iii) in the case of industrial or commercial property which are leased for ten or more years on net (or similar) bases, 1% of gross revenues from such leases, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first full 5 years of the original term of the lease. Additionally, Vestin Mortgage may receive a one-time initial rent-up or leasing-up of a newly constructed property if such service is not included in the purchase price of the property.


                              CONFLICTS OF INTEREST

    The relationships among us, Vestin Mortgage and the directors and other affiliates of Vestin Mortgage will result in various conflicts of interest. Vestin Mortgage and its directors and other affiliates are engaged in business activities involving real estate lending, including the management of Vestin Fund I, Vestin Fund II and inVestin Nevada, funds with investment objectives similar to ours. Vestin Mortgage anticipates engaging in additional business activities in the future that may be competitive with us. Vestin Mortgage and its officers and directors will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our Operating Agreement contains provisions that limit our ability to enter into transactions with Vestin Mortgage and its affiliates.

    In addition, we will comply with the NASAA Guidelines in all of our transactions with Vestin Mortgage or any of its affiliates. The NASAA guidelines are the Mortgage Program Guidelines and Real Estate Program Guidelines of the North American Securities Administrators Association, Inc. further described in our Operating Agreement. We may purchase mortgage loans from Vestin Mortgage if they were acquired for the purpose of facilitating our acquisition of such loans. Vestin Mortgage must sell such loans to us for a price no greater than the lesser of Vestin Mortgage's cost, excluding certain service fees and compensation, or the fair market value of such loans. However, we will not sell our mortgage loans to Vestin Mortgage, nor acquire mortgage loans from, or sell mortgages to, a program in which Vestin Mortgage has an interest, except as permitted under the NASAA Guidelines. In the event that we elect to purchase real property by incurring debt, Vestin Mortgage may be the mortgage holder on loans we receive in the course of purchasing real property. Vestin Mortgage will also select our lenders in the event that Vestin Mortgage does not directly lend us money for the purchase of real property.

    We may participate in mortgage loans with publicly registered affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant's interest in such loans. In addition, we will not participate in mortgage loans with non-publicly registered affiliates, except as permitted under the NASAA Guidelines.

    The paragraphs below describe material conflicts of interest that may arise in the course of Vestin Mortgage's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no additional conflicts of interest will arise in the future.

    The organizational structure of Vestin Group, Vestin Mortgage and their affiliates is as described in the organizational chart at page 5.

    1. Payment of Fees and Expenses. Vestin Mortgage and its affiliates will receive substantial fees and expenses from the proceeds of the Offering and our ongoing operations, including:

    Paid by Borrowers:

    -   loan brokerage fees,

    -   loan evaluation and processing fees,

    -   loan servicing fees (where permitted), and

    -   loan extension or modification fees.

    Paid by Us:

    - real estate brokerage commissions payable upon the purchase or sale of real property or resale of foreclosed properties, and

    -   property management fees.

Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.

    Vestin Mortgage will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs in connection with managing the operation of the Fund. However, Vestin Mortgage may be reimbursed for expenses paid to non-affiliates on our behalf. We anticipate such expenses will consist of legal, accounting and tax preparation fees. Such amounts will be paid from available cash. In the event available cash is inadequate to cover such expenses, Vestin Mortgage shall advance such expenses on our behalf and will be repaid for such advances when there are adequate funds in the cash reserve.

    2. Purchase Of Mortgage Notes from Vestin Mortgage. We will acquire our mortgage loans from or through Vestin Mortgage pursuant to NASAA Guidelines. Vestin Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Vestin Mortgage will be at prices no higher than the lesser of the cost of the mortgage loan to Vestin Mortgage or the then current market value of the mortgage loan. A committee of officers and directors of Vestin Mortgage makes all decisions concerning the mortgage loans in which we will invest or purchase. This committee is currently comprised of Stephen J. Byrne, Steve A. Schneider, Daniel B. Stubbs, Lance Bradford, George Holman, John Alderfer and Rod Rodriguez. Because Vestin Mortgage's fees are generated by the volume of the mortgage loans we purchase, Vestin Mortgage will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

    3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating Vestin Mortgage are not the result of arm's-length negotiations. Additionally, none of the three directors of Vestin Mortgage are independent.

    4. Competition for the Time and Services of Common Officers. We will rely on Vestin Mortgage and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Vestin Mortgage may, for their own account or that of others, originate mortgages, invest in real property and acquire investments similar to those made or acquired by us. The directors of Vestin Mortgage also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others and invest and operate real property for their own account or that of others. Vestin Mortgage is the manager of Vestin Fund I, Vestin Fund II and inVestin Nevada, funds with investment objectives similar to ours. Vestin Fund I has raised $100,000,000 for investment in mortgage loans. As of March 1, 2003, Vestin Fund I had total assets of approximately $103,851,000 of which 83% was invested in mortgage loans. As of March 1, 2003, Vestin Fund II has raised approximately $338,400,000 for investment in mortgage loans and has total assets of approximately $371,216,000 of which 86% was invested in mortgage loans. Vestin Fund II continues to raise additional funds. inVestin Nevada is seeking to raise $100,000,000 through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance on exemption from registration requirements provided by Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder. As of March 1, 2003, inVestin Nevada has raised approximately $3,200,000 for investment in mortgage loans and has total assets of approximately $3,321,000 of which 87% was invested in mortgage loans. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time between the entities. The directors and officers of Vestin Mortgage will devote such time to our affairs as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

    Vestin Mortgage believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

    5. Competition between the Fund, Vestin Fund I, Vestin Fund II, inVestin Nevada, Vestin Mortgage and Vestin Mortgage's Affiliates for Investment Opportunities. Vestin Mortgage anticipates that it or its affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

    If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, Vestin Mortgage will make the determination largely based on a review of the respective loan portfolios. Vestin Mortgage will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Vestin Mortgage will make the mortgage loan, and proposed loan or other transaction terms. The officers and directors of Vestin Mortgage will be responsible for monitoring this allocation method to be sure that it is applied fairly.

    Vestin Mortgage remains subject to a fiduciary duty to us and our members described in this prospectus. Subject to this fiduciary duty, neither Vestin Mortgage nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

    6. Lack of Separate Representation. We are represented by the same counsel as Vestin Mortgage and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Vestin Mortgage or any of its affiliates, Vestin Mortgage or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Vestin Mortgage for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

    7. Rights of Affiliates. Any director or officer of Vestin Mortgage and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours.

    8. We May Co-Invest in Mortgages Acquired by Vestin Mortgage. If Vestin Mortgage determines that an entire loan is not suitable for our loan portfolio, we may co-invest in the loan with Vestin Mortgage, Vestin Fund I, Vestin Fund II or inVestin Nevada pursuant to NASAA Guidelines. If we co-invest in a loan with Vestin Mortgage, our investment will be on substantially the same terms as those of Vestin Mortgage. A conflict of interest may arise between us and Vestin Mortgage if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Also, we have no written or oral agreement or understanding with Vestin Mortgage concerning our relative priority when a borrower defaults; as a result, you must rely on Vestin Mortgage to act in accordance with its fiduciary duty under the Operating Agreement to protect your interest.

    9. inVestin Nevada, Inc. Vestin Mortgage has recently entered into an agreement to provide management services to inVestin Nevada, Inc. ("inVestin Nevada"). inVestin Nevada is a Nevada corporation wholly owned by Mr. Shustek, the Chief Executive Officer and majority shareholder of Vestin Group, Inc., the parent of our Manager, Vestin Mortgage. inVestin Nevada was formed on September 12, 2002, and is seeking to raise up to $100,000,000 through the sale of subordinated notes to Nevada residents pursuant to a registration statement filed with the Securities Division of the Nevada Secretary of State and in reliance upon the exemptions from such registration requirements provided for under Section 3(a)(11) of the Securities Act of 1933 and Rule 147 thereunder relating to intrastate offerings. inVestin Nevada has investment objectives similar to ours; however, it will make at least 80% of its investments in mortgages in properties in Nevada. As a result, the following additional conflicts of interest may arise involving inVestin Nevada: (i) Vestin Mortgage and its key people, Mr. Shustek, Ms. May, Mr. Bradford and Mr. Byrne, may have conflicts of interest in allocating their time and resources between our business and the activities of inVestin Nevada; (ii) Vestin Mortgage's management of inVestin Nevada may also result in conflicts of interest over how Vestin Mortgage determines which loans are appropriate for us and which are appropriate for inVestin Nevada; and (iii) if Vestin Mortgage determines that we should co-invest in a loan with inVestin Nevada (pursuant to NASAA Guidelines), our investment will be on substantially the same terms as those of inVestin Nevada and a conflict of interest may arise between us and inVestin Nevada if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the property securing the loan.

    10. Our Participation in Loans or Purchase of Real Property with Publicly Registered Affiliates. We may participate in mortgage loans or the purchase of real property with publicly registered affiliates if the investment objectives of the participants are substantially identical, there are no duplicate fees, the sponsors receive substantially identical compensation, the investment of each participant is on substantially the same terms, and the participants have a right of first refusal with regard to the sale of any participant's interest in such loans or real property. There is a potential risk of impasse on joint venture decisions among the participants if any such investment is made on a 50/50 basis and no participant has control. In addition, there is a potential risk that, while a participant may have the right to buy an asset from the partnership or joint venture, it may not have the resources to do so. We will not participate in mortgage loans or real properties with non-publicly registered affiliates, except as permitted under the NASAA Guidelines.

    11. Vestin Mortgage May Lend us Funds. In the event we purchase real property by incurring debt, Vestin Mortgage may lend us funds directly or will select who lends us funds. Vestin Mortgage could select one of its affiliates as our lender.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

TWELVE MONTH PLAN OF OPERATION

    During the next 12 months, if we raise at least $10,000,000, we plan to invest in mortgage loans where our collateral is real property and to acquire income producing real property. The number of loans and properties in which we invest will depend upon the gross proceeds raised in this Offering. If we only raise $10,000,000, we will likely only be able to invest in four loans or purchase a single property. If we sell the maximum number of units, we anticipate investing in up to approximately ten mortgage loans and approximately twelve properties. We believe that we will have an adequate number of opportunities to invest in mortgage loans and real property when our escrow ends. To sufficiently diversify our portfolio, Vestin Mortgage anticipates that we need to raise $30 million.

    We anticipate that we must raise at least $30,000,000 in order for our 3% cash reserve to be adequate to pay our administrative expenses.

    We do not anticipate hiring any employees, acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next 12 months because we will be utilizing Vestin Mortgage's personnel and office equipment.

    We intend to establish a line of credit for future use and may enter into financing or securitization arrangements with institutional lenders to expand our portfolio of mortgage loans.

    Most of our mortgages will be fixed rate, secured loans. We will not engage in hedging transactions or acquire derivative instruments in an effort to mitigate risks of interest rate changes. While we believe such hedging transactions are not necessary in light of the short term nature of our investments, failure to engage in hedging transactions may expose us to losses if there are significant changes in prevailing interest rates.

    We will invest in income producing properties such as multi-family residential units, office buildings, industrial properties, retail properties, assisted living facilities and other income producing property. We will not invest in unimproved land, properties under construction or other properties which do not produce current income.

    Our future operating results will depend upon our ability to promptly identify and invest in mortgage loans and income producing properties which generate significant current income. To the extent that we are unable to identify and make such investments or are delayed in making such investments, our operating results will suffer. In addition, defaults by borrowers or tenants, lease terminations, failure to fully rent our properties or unexpected expenses would adversely effect our income and reduce the funds we have available to distribute to you.

FACTORS AFFECTING OUR OPERATING RESULTS

RISKS OF INVESTING IN REAL PROPERTY

    - Changes in the general economic or local conditions could have an adverse impact on the real estate market in general.

    - Changes in the supply of or demand for similar or competing properties in an area. If we pay a higher price our profitability will be reduced. Additionally, if we are unable to sell a property when we determine to do so, it could have a significant adverse affect on our cash flow and operations.

    - Changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive.

    - Changes in tax, real estate, environmental and zoning laws may require additional material expenditures by us in order to be in compliance.

    - Periods of high interest rates and tight money supply may make the sale of property more difficult.

    - Tenant turnover could cause us to lose revenue associated with that lease and increase costs for tenant improvements.

    - General overbuilding or excess supply in the market area could lead to vacancies. If vacancies occur for a long period of time, we may suffer reduced revenues and could diminish the market value of the property.

RISKS OF INVESTING IN MORTGAGE LOANS.

    - Our underwriting standards and procedures are more lenient than conventional lenders in that we will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders.

    - We approve mortgage loans more quickly then other mortgage lenders. Due to the nature of loan approvals, there is a risk that the credit inquiry Vestin Mortgage performs will not reveal all material facts pertaining to the borrower and the security.

    - Appraisals may be performed on an "as-if developed" basis which appraised values dramatically exceed immediate sales values. Therefore there is a risk that the borrower will not complete development of the project which may affect the expected value of the property and the loan to value ratio. Also, property may not have value above its as-is value which itself may be difficult to realize.

    - Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets.

    - If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This could result in a slowdown in real estate lending which may mean we will have fewer loans to acquire, thus reducing our revenues and the distributions to our members.

    - If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, investors will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, the investors will receive neither the anticipated revenue stream at the higher rate nor any compensation for their loss. This in turn could harm our reputation and make it more difficult for us to attract investors willing to acquire interest in mortgage loans.

RISK OF DEFAULTS

    Our performance will be directly impacted by any defaults on the loans in our portfolio and by defaults by tenants in properties that we own. As noted above, we may experience a higher rate of defaults than conventional mortgage lenders. We seek to mitigate the risk by estimating the rate of the underlying collateral and insisting on low loan to value ratios. However, no assurance can be given that these efforts will fully protect us against losses on defaulted loans. Moreover, during the period of time when a defaulted loan is the subject of foreclosure proceedings, it is likely that we will earn less (if any) income from such loans, thereby reducing our earnings. If we do foreclose on a property, Vestin Mortgage may determine that the best course of action is to sell such property quickly in order to generate a return of funds to us which may then be used in our lending operations. As a result, we may not receive the best price for the foreclosed property and, in some cases, we may receive less than the amount due to us under the defaulted loan. Similarly, we will attempt to mitigate against the risk of tenant defaults through security deposits, guaranties, letters of credit and by selecting properties which we believe are attractive and easy to rent. However, our assessment in this regard may prove incorrect and changes in local real estate markets may result in our experiencing extended vacancies in our properties.

COMPETITION FOR BORROWERS AND PROPERTIES.

    We consider our competitors for borrowers to be the providers of non-conventional mortgage loans, that is, lenders who offer short-term, equity-based loans on an expedited basis for higher fees and rates than those charged by conventional lenders and mortgage loans investors, such as commercial banks, thrifts, conduit lenders, insurance companies, mortgage brokers, pension funds and other financial institutions that offer conventional mortgage loans. Many of the companies against which we compete have substantially greater financial, technical and other resources than we do. Competition in our market niche depends upon a number of factors including price and interest rates of the loan, speed of loan processing, cost of capital, reliability, quality of service and support services.

    There are numerous investors in income producing real estate including, REITs, insurance companies, pension funds, property management companies and high net worth individuals. Many of these investors have substantially more financial resources and experience than we have, which may enable them to acquire the most attractive properties on the market. We will attempt to benefit from our Manager's experience and contacts in certain markets to assist us in acquiring attractive income producing properties. However, there is substantial competition for real estate investments in each of those markets and no assurance can be given that our Manager's contacts and expertise will provide us with any competitive advantage.

EFFECT OF FLUCTUATIONS IN THE ECONOMY.

    Our sole business, investing in income producing property and making loans secured by real estate, is particularly vulnerable to changes in macroeconomic conditions. Any significant decline in economic activity, particularly in the geographical markets in which we concentrate our investments and loans, could result in a decline in real estate values, tenant vacancies and a decline in the demand for real estate development loans. Declines in real estate values after we have acquired our properties could result in our holding properties longer than intended. In addition, a general decline in the economy could result in an increase in tenant defaults. We might also encounter under these circumstances greater difficulty in finding replacement tenants. In order to adjust to market conditions, we might be forced to reduce the amount of rent we collect and to offer various concessions to attract new tenants. Any such measures could reduce our cash flow and the funds we have available to distribute. In order to stay fully invested during a period of declining demand for real estate loans, we may be required to make loans on terms less favorable to us or to make loans involving greater risk to us. Declines in economic activity are often accompanied by a decline in prevailing interest rates. Although our lending rates are not directly tied to the Federal Reserve Board's discount rate, a sustained and widespread decline in interest rates will impact the interest we are able to earn on our loans. Since our loans will generally not have prepayment penalties, declining interest rates may also cause our borrowers to prepay their loans and we may not be able to reinvest the amounts prepaid in loans generating a comparable yield. Moreover, any significant decline in economic activity could adversely impact the ability of our borrowers to complete their projects and obtain take out financing. This in turn could increase the level of defaults we may experience.

                       GENERAL INFORMATION AS TO PROMOTERS

    Vestin Mortgage is the promoter of the Fund. Currently, Vestin Mortgage serves as our Manager (see "Management" Section of this prospectus). Vestin Mortgage is wholly owned by Vestin Group, a publicly traded company. Mr. Shustek owns a controlling interest in Vestin Group and thus indirectly determines policies the Manager chooses to implement in connection with providing services to the Fund.


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                            FIDUCIARY RESPONSIBILITY

    Vestin Mortgage is a fiduciary for you and the Fund. As a fiduciary, Vestin Mortgage must exercise good faith and integrity when handling our affairs. Vestin Mortgage must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the Operating Agreement, Vestin Mortgage has fiduciary responsibility for the safekeeping and use of all of our funds and assets and Vestin Mortgage will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Vestin Mortgage will not allow our assets to be commingled with its assets or the assets of any other person or company. Vestin Mortgage and its affiliates may engage in activities similar to or identical with our business, but Vestin Mortgage must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Vestin Mortgage also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and Vestin Mortgage is bound to treat each fairly and with appropriate access to investment opportunities.

    Additionally, Vestin Mortgage could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, Vestin Mortgage can only change our investment objectives upon approval of a majority of our members.

    The above described fiduciary duty is both contractual, arising by virtue of the Operating Agreement, and imposed by Nevada common law.

    You have the following legal rights and remedies concerning Vestin Mortgage and the conduct of our operations:

    - you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the Operating Agreement and Nevada limited liability company law, including for breaches by Vestin Mortgage of its fiduciary duty;

    - a majority may remove Vestin Mortgage as our Manager, as described elsewhere in this prospectus;

    - you may bring actions on our behalf for claims we might have as derivative actions, if Vestin Mortgage refuses to bring suit; and

    - you may bring actions under federal or state securities laws, either individually or as part of a class of members, if Vestin Mortgage has violated those laws in connection with the offer and sale, or repurchase of units.

    This is a rapidly changing and developing area of law. If you have questions concerning the fiduciary duties of Vestin Mortgage in its role as our Manager, you should consult with your own legal counsel.

INDEMNIFICATION

    We may indemnify Vestin Mortgage or hold it harmless under certain circumstances. We will not indemnify Vestin Mortgage or any of its affiliates, agents, attorneys, nor any person acting as securities broker or dealer for any loss or liability suffered by the Fund, unless all of the following conditions are met:

    - Vestin Mortgage has determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund;

    - Vestin Mortgage was acting on behalf of or performing services for the Fund;

    - such liability or loss was not the result of negligence or misconduct by the Manager; and

    - such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members.


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
    Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

    - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

    - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

    - a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

    Before seeking a court approval for indemnification, the party seeking indemnification must apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

    We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

    We will advance funds to Vestin Mortgage or its affiliates for legal expenses and other costs incurred as a result of any legal action if the following conditions are satisfied:

    - the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

    - the legal action is initiated by a third party who is not a Member, or the action is initiated by a Member and a court specifically approves such advancement; and

    - the Manager or its affiliates undertake to repay the advanced funds to us in the event Vestin Mortgage or its affiliates is not entitled to indemnification.


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
                         SUMMARY OF OPERATING AGREEMENT,
                   RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

    This is a summary of the Operating Agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the Operating Agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the Operating Agreement, which is attached as Exhibit A to this prospectus.

YOUR STATUS

    Our acceptance of your subscription agreement is effective when we countersign it. Subscriptions will be accepted or rejected no sooner than 5 business days after the date of the Subscription Agreements and within 30 days of their receipt. If we reject your subscription agreement, your funds will be returned to you within 10 business days. If we accept your subscription and payment for units, you will receive units in, and be a member of, the Fund within 5 business days after we accept your subscription. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member of the Fund. As a member, you have the rights that are outlined in this prospectus.

LIMITED LIABILITY OF MEMBERS

    The Nevada statute under which the Fund has been formed provides that members are not personally liable for the obligations of their limited liability company. The Operating Agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

TERM OF THE FUND

    The Fund will cease operating on December 31, 2023. Before then, the members may vote by a majority to extend its life or to dissolve it sooner. Additionally, we may dissolve earlier if Vestin Mortgage ceases serving as the Manager and the members cannot agree on a new Manager within six months.

MEETINGS

    Either Vestin Mortgage or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. Vestin Mortgage has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

VOTING AND OTHER RIGHTS OF MEMBERS

    - Vestin Mortgage may amend the Operating Agreement without your consent to:

        -       remedy any ambiguity or formal defect or omission,

        -       conform it to applicable laws and regulations, and

        - make any change which, in the judgment of Vestin Mortgage, is not to the prejudice of the members.

    - We require the vote or consent of a majority of members (excluding Vestin Mortgage) to do any of the following:

        - amend the Operating Agreement, except in the instances mentioned above,

        -       dissolve the Fund and wind up our business,

        -       add or remove a Manager,

        -       cause us to merge with another company, and

        -       approve or disapprove the sale of more than 50% of our assets.


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
    You may inspect certain of our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan and our real property investments at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

DESCRIPTION OF THE UNITS

    Each unit represents an undivided equity interest in a Nevada limited liability company. The units in the Fund are not evidenced by a certificate. Units are non-assessable and are entitled to a pro rata share of the Fund's profits and losses in accordance with the terms of the Operating Agreement. There are various limitations on the transfer of units. The Manager may reject any proposed transfer which would jeopardize the tax status of the Fund. Owners of units must hold their units for at least one year. However, if you redeem your shares between (i) the first and second anniversaries from your date of purchase you will receive an amount equal to 75% of your capital account, (ii) the second and third anniversaries from your date of purchase you will receive an amount equal to 80% of your capital account, (iii) the third and fourth anniversaries from your date of purchase you will receive an amount equal to 85% of your capital account, and (iv) the fourth and fifth anniversaries from your date of purchase you will receive an amount equal to 90% of your capital account. After one year, an owner may redeem his/her units by submitting a written request for redemption to our Manager, subject to our having adequate net proceeds from the repayment of principal or the prepayment of a mortgage loan, the payment of insurance for a mortgage investment or the net proceeds of a foreclosure sale or sale of real property to make the requested redemption and subject to an overall cap that not more than 10% of the units may be redeemed in any 12 month period. There are no outstanding securities senior to the units and senior securities may only be issued with the approval of a majority of the holders of the units. Each holder of units is entitled to vote on matters pertaining to the Fund in accordance with the terms of the Operating Agreement.

CAPITAL ACCOUNTS

    Vestin Mortgage will credit the capital account it establishes for you when we receive your initial investment. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members' capital accounts. Your capital account will increase by the amount of additional capital contributions you make, including distribution reinvestments, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of units you own.

    We will adjust capital accounts on an annual basis to reflect unrealized appreciation or depreciation of our underlying assets. We will perform annual appraisals of our properties.

    If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your units' interest in the fair market value of our underlying assets may be less than your actual unit purchase price. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your units' interest in the realized gains in the fair market value of our assets may be shared with the new members making the contribution or reinvestment depending on whether or not the contribution or reinvestment was made prior to the annual adjustment. This may result in a dilution in the value of your units' interest in the fair market value of our underlying assets. These principles apply equally for when a member makes a distribution reinvestment.

CAPITAL CONTRIBUTION OF VESTIN MORTGAGE

    Vestin Mortgage's capital account will be credited up to 5% of the total capital contribution received in this Offering, and such amount shall not exceed $1,000,000, for expenses of this Offering which it pays to non-affiliated third parties. In addition, Vestin Mortgage may make a cash capital contribution to us.

UNIT REPURCHASES AND DEEMED DISTRIBUTIONS


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
    The number of units you hold will decrease when we return capital to you and will increase when you contribute or are deemed to recontribute capital. If we return capital to you, we will treat it as a redemption of units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

    Additionally, for tax purposes you will be deemed to have received a return of capital and recontributed to us any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications or extensions treated as a disposition for tax purposes. While we believe that this characterization will not affect the tax liability of our members, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability.

ADJUSTMENT VALUE OF INVESTMENTS

    As indicated above, we will perform appraisals of the underlying real property annually and make annual adjustments to the fair market value of our assets to reflect then-current market conditions. We refer to these adjustments as write-downs or write-ups. We will make any necessary write-downs or write-ups within 31 days following the end of the third quarter each year. Our accountants will then evaluate the write-downs or write-ups in accordance with accounting principles generally accepted in the US. If an adjustment is required, the adjustment shall be effective on the last day of the third quarter and the capital accounts of all members on that date shall be reduced accordingly.

MEMBERS' RETURN ON INVESTMENT

    Our mortgage loans and leases will generate monthly payments to us. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash or via reinvestment. We will not accumulate assets other than mortgage notes or similar instruments and real property and we will not accumulate cash on hand, except for working capital reserves of approximately 3% of capital contributions. We cannot make distributions to you until we have received the proceeds from the Offering, and invested them in mortgage loans and real property. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your capital account and, if applicable, when during the month we received your contribution.

    We will distribute all our cash funds from operations attributable to interest and fee payments we receive from borrowers and lease payments we receive from tenants after providing for our operating expenses. When we distribute cash flow attributable to these payments, all distributions will be made to the members, including Vestin Mortgage, in proportion to their contributed capital. However, we may choose to reinvest any cash flow attributable to the gains realized on the sale of real property.

    Net proceeds will include the proceeds from the repayment of principal or the prepayment of a mortgage loan, the payment of insurance for a mortgage investment or the net proceeds of a foreclosure sale or sale of real property. Net proceeds include the amounts up to our initial investment. Net proceeds do not include such items as gains realized on the sale of real property, interest paid on mortgages, rental or lease proceeds or appreciations in the value of real property. Vestin Mortgage may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash:

    -   reinvesting in new loans,

    - reinvesting in new real properties during the first 7 years of operations,

    -   improving or maintaining any properties that we acquire,

    -   paying permitted operating expenses, or

    -   distributing to the members.

    Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

DISTRIBUTION REINVESTMENT PLAN

    You can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive

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
your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

    Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, for each $10.00 in distributions you reinvest, you will acquire one unit. Vestin Mortgage may terminate or reinstate, as applicable, the distribution reinvestment plan at any time. Vestin Mortgage shall not earn any fees when you reinvest net proceeds.

    If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per Unit, and the total number of units accumulated. We will also send you a current prospectus and tax information for income earned on units under the reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

    No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

    Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

    We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Vestin Mortgage specifically reserves the right to suspend or end the distribution reinvestment plan if:

    - Vestin Mortgage determines that the distribution reinvestment plan impairs our capital or operations;

    - Vestin Mortgage determines that an emergency makes continuing the plan unreasonable;

    - any governmental or regulatory agency with jurisdiction over us requires us to do so;

    - in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

    - if transactions involving units within the previous twelve (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

    - Vestin Mortgage determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

REINVESTMENT OF PROCEEDS OF CAPITAL TRANSACTIONS

    We will either invest our net proceeds from any capital transaction in new mortgage loans or new real property, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, sale of real property and any other disposition of a mortgage or property. Net proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension. Net proceeds do not include payments of interest, lease payments, and gains realized on the sale of real property. These amounts will be accounted for as part of cash funds from our operations. However, we may reinvest a portion of cash funds from operations to the extent that such amounts are from gains realized on the sale of real property. Our Operating Agreement provides that if we reinvest such gains, you will be deemed to have received a distribution of capital and recontributed the same amount to us for tax purposes. We will reinvest proceeds from the sale of our acquired property only within 7 years of the effective date of this Prospectus. We will not reinvest proceeds from a capital transaction unless we have sufficient funds to pay any state or federal income tax in connection with the disposition or refinancing of mortgages. Units purchased by virtue of a deemed recontribution of distributed capital will be credited to your capital account as of the day when the distribution was deemed to be made. Units you acquire through the deemed recontribution of capital carry the same rights as the units you

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
acquired through your original investment. However, as previously noted, the value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

ASSIGNMENT AND TRANSFER OF UNITS

    Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may not sell parts of units unless required by law and you may not transfer any units if, as a result, you would own fewer than 200 units. You may transfer your units using a form approved by Vestin Mortgage and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Vestin Mortgage must approve any new members and all transfers of membership must comply with the Operating Agreement. Vestin Mortgage's consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code. In the event Vestin Mortgage approves of such transfers or assignment, our records will be amended to reflect such transfer or assignment within one month of the transaction.

REPURCHASE OF UNITS, WITHDRAWAL FROM THE FUND

    You may withdraw, or partially withdraw, from the Fund and obtain the return of all or part of your capital account on the last day of the fiscal quarter ending at least 61 days after you deliver written notice of withdrawal to Vestin Mortgage, subject to the following additional conditions:

    - You may not withdraw from the Fund until one year after you purchased units.

    - If you redeem your shares between (i) the first and second anniversaries from your date of purchase you will receive an amount equal to 75% of your capital account, (ii) the second and third anniversaries from your date of purchase you will receive an amount equal to 80% of your capital account, (iii) the third and fourth anniversaries from your date of purchase you will receive an amount equal to 85% of your capital account, and (iv) the fourth and fifth anniversaries from your date of purchase you will receive an amount equal to 90% of your capital account. After five years, you may withdraw from the Fund without being subject to a discount. However, you will still be subject to all other conditions for withdrawal. The amounts remaining after the withdrawal of a member at below par value (based on the above) shall be allocated on a pro rata basis among the remaining members.

    - We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

    - The Manager must determine that your proposed withdrawal will not impair the capital or operation of the Fund.

    - We are not required to sell any portion of our assets to fund a withdrawal.

    - The amount to be distributed to you depends solely on your capital account, as adjusted, on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

    - The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members with a yearly limit of $100,000 per member subject to the Manager's discretion to allow a greater amount.

    - If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

    - All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

SPECIAL POWER OF ATTORNEY

    Under the terms of the Operating Agreement and the subscription agreement, you appoint Vestin Mortgage your attorney-in-fact for certain documents, including the signing of the Operating Agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.


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
                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the anticipated federal income tax aspects of an investment in units. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

         We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

         Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

         Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

         We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

         Vestin Mortgage will prepare our information returns, which will not be reviewed by our independent accountants or tax counsel. Vestin Mortgage will handle all of our other tax matters, often with the advice of independent accountants and/or tax counsel.

         Tax counsel has delivered an opinion letter to us which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:

         - we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes and

         - we will not be classified as a publicly traded partnership for federal income tax purposes.

         In addition, unless otherwise expressly indicated, the following discussion concerning other federal income tax matters constitutes tax counsel's opinion as to the material federal income tax consequences of an investment in units.

         The discussion considers existing laws, applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes.

         Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in units.

         This discussion on federal income tax consequences sets forth the general principles of taxation and does not address how such principles may affect an individual. Thus, we recommend that you consult and rely upon your own tax advisor to determine your individual federal and state consequences and impact arising from an investment in units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.


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CLASSIFICATION AS A PARTNERSHIP

         Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and we have more than one member. Vestin Mortgage will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, it is the opinion of tax counsel that we will be classified as a partnership for federal income tax purposes.

         Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

         - the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

         - the use of the term partner will be construed to refer also to a member of a limited liability company; and

         - the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.

WE WILL NOT BE CLASSIFIED AS A PUBLICLY TRADED PARTNERSHIP

         Section 7704 of the Internal Revenue Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:

         -        readily traded on an established securities market; or

         - readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary market also include the substantial equivalents to a secondary market.

         In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code. These regulations provide that an established securities market includes:

         - a national securities exchange registered under the Securities Exchange Act of 1934;

         - a national securities exchange exempt from registration because of the limited volume of transactions;

         -        a foreign securities exchange;

         -        a regional or local exchange; and

         - an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

         In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

         The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

         -        transfers at death,

         - transfers in which the basis is determined under Section 732 of the Internal Revenue Code,

         - interests issued by the partnership for cash, property or services, and

         - interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

         The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:


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         -        the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;

         - the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership's taxable year; and

         - the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

         Our Operating Agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member in exchange for a payment up to the amount of your capital account. The amount of the capital accounts of the members for this purpose will be established based on a quarterly determination by Vestin Mortgage ("Quarterly Valuation Date") of the fair market value of all of our assets and liabilities and the adjustment of the capital accounts of the members to reflect any adjustments in the fair market value of our assets or liabilities based on such quarterly revaluations. However we will conduct an appraisal of our real property only once a year. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

         The limitations on your right to withdraw the amount or value of your capital account set forth in our Operating Agreement include:

         - a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to Vestin Mortgage;

         - the amount distributed to you will be a sum based on the amount of your capital account as of the date of the distribution (adjusted to reflect any adjustments in the fair market value of our assets and liabilities as of the most recent Annual Valuation Date prior to the date of the distribution); and

         - in no event will Vestin Mortgage permit the withdrawal during any calendar year of more than 10% of the outstanding units.

         In the opinion of tax counsel, the foregoing limitations should satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

         Our Operating Agreement provides that you may not transfer your units if Vestin Mortgage determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent this classification, our Operating Agreement provides that:

         - Vestin Mortgage will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code;

         - Vestin Mortgage will prohibit any transfer of units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in partnership capital or profits; and

         - Vestin Mortgage will not permit any withdrawal of units except in compliance with the provisions of our Operating Agreement.

         Based upon the provisions of our Operating Agreement and the representations of Vestin Mortgage, tax counsel's opinion is that:

         - units will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;

         - our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;

         - our operation with regard to the transfer of units by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year;

         - units will not be considered as readily tradable on a secondary market; and


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
         - we will not be classified as a publicly traded partnership for purposes of Section 7704 of the Internal Revenue Code.

         A partnership which is classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

         If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

         It is not clear whether we would satisfy the qualifying income test of
Section 7704(c) of the Internal Revenue Code, and tax counsel is unable to give an opinion on this issue. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. Vestin Mortgage expects that more than 90% of our income will be qualifying income. However, it is not clear whether our mortgage lending activities will cause us to be deemed to be engaged in the conduct of a financial business, and tax counsel is unable to give an opinion on this issue. Since we expect to derive more than 10% of our income from our mortgage lending activities, if we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

         A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year. Each member will, instead, be required to report on his federal income tax return each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether actual cash distributions are made to him.

DETERMINATION OF BASIS IN UNITS

         You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units is the amount you originally paid for the units increased by:

         - your proportionate share of partnership indebtedness with respect to which no member is personally liable;

         -        your proportionate share of our taxable income, and

         -        any additional capital contributions made by you, and
                  decreased by:

         -        your proportionate share of our losses,

         - the amount of cash, and fair value of noncash, distributions to you, and

         - any decreases in your share of any of partnership nonrecourse liabilities.

         Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

ALLOCATIONS OF PROFITS AND LOSSES

         We will allocate to the members profits and losses and cash distributions in the manner described in our Operating Agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code by satisfying one of these tests:

         - it has substantial economic effect (the "substantial economic effect test");

         - it is in accordance with the partners' interest in the partnership, determined by taking into account all facts and circumstances (the "partners' interest in the partnership test"); or

         - it is deemed to be in accordance with the partners' interest in the partnership (the "deemed interest test").

         We have decided to use the partners' interest in the partnership test to establish the validity of the allocations of profits and losses under our Operating Agreement. For purposes of this test, the partners' interests are based on the manner in which they have agreed to share the economic benefits and burdens with respect to the income, gain, loss, deduction, or credit (or item thereof) that is being allocated. That determination is made based on all the facts and circumstances relating to the economic arrangement of the partners.

         Under our Operating Agreement all profits, losses and cash distributions generally will be allocated among the members in proportion to their capital accounts (which are divided into "units"). The Agreement also provides that if the value of any of our underlying assets is adjusted for capital account purposes, subsequent allocations of profits and losses with respect to any such asset will, solely for income tax purposes, take account of any variation between the adjusted basis of that asset for federal income tax purposes and its value.

         Generally, a partnership intending to establish the validity of its allocations by using the substantial economic effect test (as opposed to partners' interest in the partnership test) is required to maintain capital accounts for its partners in accordance with certain economic, tax and accounting criteria set forth in the Treasury Regulations, and the allocation of profits and losses and cash distributions generally must be proportionate to such capital accounts.

         Since we intend to use the partners' interest in the partnership test and not the substantial economic effect test to establish the validity of our allocations under Section 704(b), technically, the capital account rules contained in the Treasury Regulations will not be applicable to us. Nevertheless, our Operating Agreement incorporates many of the concepts of the capital account rules from the Treasury Regulations, and the economic interest of the members will at all times be established with reference to their capital accounts.

         The Fund will admit new investors on a regular basis, and each new investor's interest in the Fund will be based on the amount of his capital account relative to the value of the capital accounts of the other members. In addition, existing members may from time to time avail themselves of the opportunity to have their interests in the Fund (measured by their capital accounts) redeemed pursuant to the redemption agreement contained in our Operating Agreement. In order to mitigate any economic or tax distortions that could result from the failure to revalue our assets and liabilities in connection with the sale of units to new investors and the redemption of units from existing investors, Vestin Mortgage will adjust the value of our assets and liabilities as of each Quarterly Valuation Date to reflect the fair market value of such assets and liabilities, and the capital accounts of the members will be adjusted to reflect any such adjustments in the value of our assets and liabilities. Following such adjustments, all allocations of profits and losses will, solely for federal income tax purposes, take account of the variation between the adjusted basis of our assets for federal income tax purposes and the value of such assets in the manner specified under Code Section 704(c) and the Treasury Regulations thereunder.

         The capital account rules contained in the Treasury Regulations under
Section 704(b) of the Internal Revenue Code provide that capital accounts should be adjusted in connection with the admission of new partners and the redemption of existing partners to reflect any changes in the fair market value of the assets of the partnership as of the time of such admissions and redemptions. The Regulations further provide that the fair market value assigned to revalued property of a partnership for such purposes will be regarded as correct if it is reasonably agreed to among the partners in arm's-length negotiations and if the partners have sufficient adverse interest.

         Since we are relying on the partners' interest in the partnership test and not the substantial economic effect test to establish the validity of our allocations under Section 704(b), these capital account adjustment rules will not apply to us. However, we believe that the concept of revaluing our assets and liabilities for capital account purposes on an annual basis to reflect changes in the fair market of our assets and liabilities is a reasonable, arm's length methodology for establishing the basis of pricing an interest in the Fund from time to time. We also believe that the allocation of our profits and losses for tax purposes in proportion to the member's capital accounts as so adjusted (subject to the requirement discussed above that such allocations will take into account any variation between the adjusted tax basis of our assets and the value of such assets in accordance with the concepts of Section 704(c) of the Code) will reflect the economic interests of the members in the Fund. Consequently, we believe that such allocations will be substantially in accordance with the partners' interests in the partnership within the meaning of this test for establishing the validity of allocations. However, the tax rules applicable to determining the validity of allocations of items of taxable income and loss are complex, and ultimately, the determination of whether allocations adopted by us will be accepted by the IRS will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we make are not accepted, members may be required to adjust the amount of taxable income or taxable loss reported with respect to their units and adjust their tax liabilities for such year accordingly. In addition, in such event it may be necessary for members to file amended tax returns.

TAXABLE INCOME WITHOUT CASH DISTRIBUTION

         You will be required to report your allocable share of our taxable income on your individual tax return irrespective of whether you receive any cash distributions from us.

         In the event any lender acquires any of our income producing real properties through foreclosure, we would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could generate taxable gain to members but no cash distribution with which to pay any associated tax liabilities.

LIMITATIONS ON THE DEDUCTION OF LOSSES

         We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

         THE BASIS LIMITATION

         Section 704(d) of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Internal Revenue Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your units.

         THE AT RISK LIMITATION

         Section 465 of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

         THE PASSIVE LOSS RULES

         Section 469 of the Internal Revenue Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely-held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited liability company in which the taxpayer is a member who does not participate in the management of the company's business activities, and certain rental activities, including the renting of commercial real estate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

         Tax counsel believes that the income and losses attributable to our investment in income producing real property will be subject to the passive loss rules.

         The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity-financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

         Vestin Mortgage expects that at no time will the average outstanding balance of our liabilities that are allocable to our mortgage investment activities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income allocable to that business will generally be recharacterized as nonpassive income, even though our net losses allocable to that activity or that portion of your loss on the sale of a unit that is allocable to our mortgage lending business will be treated as passive activity losses.

         If we are not considered engaged in a trade or business of lending money, then income and loss from our mortgage lending activities will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of that portion of our income.

         Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses attributable to our investment in income producing real property will be considered miscellaneous itemized deductions subject to this 2% limitation. Your allocable share of our expenses attributable to our mortgage lending activities will be

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
considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

DEPRECIATION

         The cost of the improvements on any income producing real properties we acquire for investment may be recovered through depreciation deductions over a specified period of years. In the case of residential rental property the recovery period is 27.5 years. In the case of nonresidential real property, the recovery period is 39 years. From time to time we may also acquire equity or leasehold interests in real property by foreclosure. If we hold any such properties for investment, we will also be entitled to recover the cost of any improvements on such properties through depreciation deductions. Depreciation deductions are not available with respect to any real property we hold primarily for sale.

SALE OF REAL ESTATE ASSETS

         Upon the sale of any commercial real property, we will recognize gain or loss measured by the difference between the amount realized by us in the sale transaction and our adjusted basis in the property sold. If we are not considered a "dealer" with respect to our commercial real property holdings, gain or loss recognized on a sale of our commercial real properties will be taxable under Section 1231 of the Code. Your share of the gains or losses resulting from the sale of such properties would generally be combined with any other Section 1231 gains or losses recognized by you that year from other sources, and any net Section 1231 gain would generally be treated as long-term capital gain. The amount of taxable gain allocated to you may exceed the cash proceeds you receive with respect to such sale, particularly if the property in question is leveraged at the time of sale

PROPERTY HELD PRIMARILY FOR SALE TO CUSTOMERS

         We have been organized for the purpose of conducting two discrete activities: (i) engaging in the business of mortgage investing and/or mortgage lending, and (ii) acquiring, developing and managing commercial real estate for investment and rental purposes. If we were at any time deemed for tax purposes to be a "dealer" in real property, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute unrelated business taxable income to members who are tax-exempt entities. For this purpose, the term "dealer" means a person who holds real estate primarily for sale to customers in the ordinary course of business.

         The determination of whether property is held for sale to customers in the ordinary course of business is based on all the surrounding facts and circumstances. We intend to acquire commercial real estate for investment and rental and to engage only in the business of owing and operating such property. Such properties will be sold only if Vestin Mortgage determines that such a sale is consistent with our investment objectives, and we do not anticipate that we will be treated as a dealer with respect to our activities with respect to our commercial real estate holdings. However, there is no assurance that the IRS will agree with our position.

         The facts and circumstances that are relevant to a determination of whether a person is a dealer with respect to real property include the number, frequency, regularity and nature of dispositions of real estate by such person and the activities of the person in facilitating dispositions. The determination is factually specific and must be made separately with respect to each sale or disposition of any property. If we were to dispose of a number of our real estate holdings in a relatively short period of time in a series of separate transactions, or after only a brief holding period, this would increase the risk of a potential characterization of us as a dealer. If we were classified as a dealer, gain from the sale or other disposition of our real estate holdings would be taxed at higher ordinary income rates rather than as capital gains. Such gain would also be classified as unrelated business taxable income. See the discussion on Tax Treatment of Tax- Exempt Investors beginning on page 88. Since the determination of whether we will be classified as a dealer is dependent upon facts that will not be known until any of our properties are sold or held for sale, tax counsel is not able to render an opinion as to whether we will be considered to hold any of our real estate assets primarily for sale to customers in the ordinary course of business.

COMPUTATION OF GAIN OR LOSS ON SALE OR REDEMPTION OF UNITS

         If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

CHARACTER OF GAIN OR LOSS

         Generally, gain on the sale of units which have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, the amount of ordinary income that would result if we were to sell any of our assets (e.g., as a result of depreciation recapture), is expected to be an unrealized receivable.

         In general, for noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20%, or 10% for individuals in the 10% or 15% tax bracket. A lower rate of 18% (8% for individuals in the 10% or 15% tax bracket) may be applicable if the individual held the asset for more than five years. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer's capital gain.

TAX RATES ON A PARTNER'S SHARE OF ORDINARY INCOME

         Your tax liability with respect to an investment in units will depend upon your individual tax bracket. Currently, there are six tax brackets for individuals. For calendar year 2003.

         - the first bracket is at 10% on taxable income not over $12,000 in the case of married taxpayers filing joint returns,

         -        the second at 15% on taxable income from $12,000 - $47,450,

         -        the third at 27% on taxable income from $47,450 - $114,650,

         -        the fourth at 30% on taxable income from $114,650 - $174,700,

         -        the fifth at 35% on taxable income from $174,700-$311,950, and

         -        the sixth at 38.6% on taxable income over $311,950.

DISTRIBUTIONS AND DEEMED DISTRIBUTIONS

         Distributions to you from us may take the form of either actual cash distributions or so-called "deemed distributions." A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan. If you elect to participate in our distribution reinvestment plan, under the terms of our Operating Agreement, you will be deemed to have received a distribution of your share of net income and to have recontributed the same amount to the Fund.

         Distributions to you, including deemed distributions, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your units. We do no anticipate that you will recognize any taxable income as a result of any deemed distributions resulting from your election to participate in our distribution reinvestment plan.

CAPITAL SHIFTS UNDER REDEMPTION AGREEMENT

         Our Operating Agreement contains a redemption plan under which members may tender their units for purchase by us under certain circumstances once the units have been held for at least one year. Redemptions occurring pursuant to this plan prior to the time that a member has held his units for at least 5 years are subject to purchase at a discount of between 10% and 25% of the value of the capital account attributable to the units being redeemed. In the case of a discount redemption, the amount constituting the difference between the value of the capital account attributable to the units being redeemed and the redemption price will be allocated on a pro rata basis among the remaining members, and their capital accounts will be adjusted accordingly. Each of the remaining members will realize an economic benefit from any such shift in capital that occurs as a result of a discount redemption and may have to include in his taxable income for such year an amount equal to his pro rata share of any such capital shift.

INVESTMENT INTEREST

         Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

         Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

         Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

TAX TREATMENT OF TAX-EXEMPT ENTITIES

         As discussed below, we anticipate that an investment in units will give rise to "unrelated business taxable income" as defined in Sections 511 through 514 of the Code. Accordingly, purchasing units may not be a suitable investment for most tax-exempt entities, particularly IRA's and other tax-exempt entities that are not Qualified Plans, and we do not recommend that any tax-exempt entities purchase units.

         Sections 511 through 514 of the Code impose a tax on the "unrelated business taxable income" of organizations otherwise exempt from tax under
Section 501(a) of the Code. The organizations subject to the unrelated business income tax include: (i) trusts forming part of a stock bonus, pension or profit-sharing plan of any employer for the exclusive benefit of its employees or their beneficiaries ("Qualified Plans"), and (ii) individual retirement accounts ("IRAs").

         Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income and rents from real property are generally not subject to this tax unless the income constitutes "debt-financed income."

         Unrelated business taxable income includes gross income, which may be subject to certain deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are

         - interest and dividend income (except to the extent such income is debt-financed);

         - rents from real property (other than debt-financed real property or property from which participating rentals are derived); and

         - gains on the sale, exchange or other disposition of assets held for investment.

         The receipt of unrelated business taxable income by an entity subject to tax on unrelated business taxable income has no effect on such entity's tax-exempt status or on the exemption from tax of its other income. In certain circumstances, the continual receipt of unrelated business taxable income may cause charitable organizations which are tax exempt to lose their exemption. In the case of a charitable remainder annuity trust or unitrust, the receipt of any unrelated business income taxable will cause all income of the entity to be subject to tax. If you are a tax exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

         Vestin Mortgage intends to borrow money to acquire or make mortgage loans, acquire income producing real properties, operate and develop for resale properties on which we have foreclosed and for other general business purposes. Subject to the exception described below that may be available to Qualified Plans (but not IRAs) with respect to the indebtedness we incur in connection with the acquisition of real property acquired for investment, any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from property acquired as a result of foreclosure and gain from the sale of property acquired through foreclosure will be subject to characterization as debt-financed income and, therefore, as unrelated business taxable income.

         Our total indebtedness from all sources of borrowing will not exceed 70% of the fair market value of our total assets if such indebtedness is secured by our outstanding mortgage loans or assets in general and our indebtedness secured by any individual real

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property will not exceed 85% of the fair market value of such property. Subject to the exception discussed in the next paragraph, any taxable income attributable to such borrowing, including net interest income from mortgage investments, net rental income from income producing real properties purchased (or acquired as a result of foreclosure) and gain from the sale of any of our real properties will be subject to classification as unrelated business taxable income.

         In the case of a Qualified Plan (but not an IRA), an exemption from the debt-financed income rules may be available with respect to that portion of our debt-financed income that is attributable to our rental real properties. Section 514(c)(9) provides that debt with respect to real property will not be taken into account for this purpose if the following requirements are met: (i) the purchase price of the property or improvement is a fixed amount determined as of the date of the acquisition or the completion of the improvement; (ii) neither the amount of the debt nor the amount of interest on the debt nor the time for making payment may depend in whole or in part on the revenue, income or profits derived from such property, (iii) the property may not be leased back to the seller or certain parties who are related to the seller; (iv) the property may not be acquired from certain parties who are considered affiliates or related parties with respect to the Fund; and (v) no financing with respect to the property may be provided by the seller or certain persons related to the seller. We anticipate that substantially all acquisition indebtedness we may incur in connection with our rental real properties will satisfy the foregoing requirements. As a result, a Qualified Plan (but not IRA) investor should not be subject to tax under the debt-financed unrelated business taxable income rules with respect to that portion of its distributive share of our income that is attributable to any such indebtedness.

         Except as described in the preceding three paragraphs, we intend to invest our assets and structure our operations in such a manner that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their membership interests. However, as discussed in the section of "Property Held for Sale to Customers" beginning on page 86, sales of our real estate assets, including any property acquired through foreclosure might also produce additional unrelated business taxable income if we are characterized as a "dealer" with respect to such property. Moreover, mortgage loans which we invest in or purchase which permit us to participate in the appreciation in value of the properties may be recharacterized by the IRS as an equity interest and such recharacterization could result in unrelated debt-financed income.

         If an IRA or Qualified Plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

         In considering an investment of a portion of the assets of a Qualified Plan or IRA in units, in addition to the unrelated business taxable income considerations discussed above, a fiduciary should consider

         - whether the investment is in accordance with the documents and instruments governing the plan;

         - whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 ("ERISA");

         - whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

         - whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Code.

         We do not expect an investment by an IRA to be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

TAX SHELTER REGISTRATION

         Code Section 6111 requires that "tax shelters" register with the IRS and that the tax shelter registration number assigned by the IRS be included on the return of any investor who claims any deduction, credit, or other tax benefit associated with the investment. Under Treasury Regulations promulgated under Section 6111, a "tax shelter" is defined as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2-to-1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without reference to income, by the amount of the investor's capital contributions.

         We plan to leverage our commercial real property acquisitions in such a way that the share of aggregate depreciation and other deductions attributable to our real estate activities allocable to you may exceed two hundred percent (200%) of your capital

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contributions. This means it can reasonably be inferred that our tax shelter ratio may exceed 2-to-1. Accordingly, we will be considered a "tax shelter" for this purpose, and we will register as such with the IRS. The IRS will assign a Tax Shelter Registration Number and Taxpayer Identification Number to us. You will be advised on the Tax Shelter Registration Number after we receive it. You must report the Tax Shelter Registration Number as well as our Taxpayer Identification Number to the IRS by attaching Form 8271 to any tax return on which you claim your share of any deduction, loss, credit, or other tax benefit or report any income from your investment in us.

PARTNERSHIP TAX RETURNS, TAX INFORMATION AND AUDITS

         Vestin Mortgage will prepare our information income tax returns. In connection with the preparation of our income tax returns, Vestin Mortgage will prepare and distribute to the Members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the Members' federal income tax returns, including our Schedule K (Form
1065), Partner's Share of Income, Credits, Deductions, and each member's respective Schedule K-1. Such information will not be supplied to assignees who are not substitute members.

         You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

         Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in one unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax by paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

VESTIN MORTGAGE IS TAX MATTERS PARTNER

         A limited liability company which is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. Vestin Mortgage will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

         If you own less than a 1% of the units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings at the partnership level. You will be notified of adjustments to your distributive share of any tax items agreed to at our level by the tax matters partner.

         If our return is audited and the IRS proposes adjustments, Vestin Mortgage may cause us to contest any adverse determination of any matter, and the result of any contest cannot be predicted. Any contest would result in additional expenses to us, and the costs incurred in connection with an audit and any ensuing administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

         Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

ORIGINAL ISSUE DISCOUNT RULES

         The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

MARKET DISCOUNT

         We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.


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         We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

NO SECTION 754 ELECTION -- IMPACT ON SUBSEQUENT PURCHASERS

         Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of our basis for all proportionate share of our basis for all property we own.

         Vestin Mortgage has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to
Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his units.

         This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

TREATMENT OF COMPENSATION OF VESTIN MORTGAGE AND ITS AFFILIATES

         In connection with services provided during the offering stage, Vestin Mortgage's capital account will be credited up to a maximum of 5% of the total proceeds received under this Offering, not to exceed $1,000,000, for offering expenses paid by Vestin Mortgage on our behalf to unaffiliated third parties. In addition, we will pay Vestin Mortgage and its affiliates certain fees and expenses for services relating to the conduct of our business, including: (i) a dealer manager fee to Vestin Capital equal to 2% of the funds raised in the offering through the sale of units by selected dealers, (ii) a commission of 7.5% of any funds raised by Vestin Capital through the sale of units, (iii) an administrative fees of up to 3% of proceeds from the resale of foreclosed property, (iv) a property management fee equal to the lesser of (1) in the case of residential property, 5% of the gross revenues of such property, (2) in the case of industrial and commercial property, 6% of gross revenues where the services provided by Vestin Mortgage includes leasing, re-leasing and leasing related services, or (3) in the case of industrial or commercial property leased for ten or more years on net (or similar) bases, 1% of the gross revenue from such leases, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first 5 years of the original term of the lease, and (v) an incentive fee (payable after our members have received a 100% return on their capital contributions plus an amount equal to 6% per annum cumulative) equal to 25% of cash to be distributed from the net proceeds remaining from the sale or refinancing of the income producing real properties owned by the Fund.

         In computing our taxable income for each year, we intend:

         - to deduct, amortize or capitalize the amount of the foregoing fees paid to Vestin Mortgage and its affiliates each year in computing our taxable income for such year, and

         - to allocate income and losses to Vestin Mortgage consistent with its capital account.

         Our ability to obtain the foregoing tax treatment relative to these fees depends in large measure on the value of the services rendered in exchange therefore, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, tax counsel was unable to give an opinion as to the proper tax treatment of such fees. The tax risk associated with this uncertainty is the possibility that the IRS may attempt to disallow (in whole or in part) the deduction of fees paid. If these deductions were disallowed (in whole or in part) by the IRS, our taxable income would be increased by the amount of the disallowed deductions, and the amount of income you would be required to include in your tax return would increase by your share of such increase in our taxable income.

         Vestin Mortgage will also be entitled to fees payable by borrowers in connection with our investing in or purchasing a mortgage loan. These fees include loan brokerage fees (2% - 6% of each loan), loan evaluation and processing fees (up to 5% of each loan), servicing fees for administering loans (up to 0.25% of outstanding principal), and loan extension or modification fees (2% - 5% of outstanding principal). The exact amount of the foregoing fees will be negotiated with prospective borrowers on a case-by-case basis.

         Since any of the commissions or fees described in the preceding paragraph will be payable by the borrowers, such payment should not have any effect on the calculation of our taxable income. However, the IRS could take the position that these commissions

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or fees, or any of them, are: (a) constructively paid by us, and (b) not deductible to the extent they exceed reasonable compensation for the services rendered. Since this is ultimately an issue of fact which may depend on future events, tax counsel was unable to give an opinion regarding the issue.

         If the IRS were to make and prevail on such an assertion as to the treatment of these fees or commissions, the tax effect would be that our income would be increased by the amount of the fees and commissions, and the fees and commissions would be deductible by us only to the extent they constitute reasonable compensation for the services rendered. This would result in an increase in our taxable income to the extent the deductibility of the fees and commissions is disallowed, and the amount of income you would be required to include in your taxable income would be increased by your share of such increase in our taxable income.

POSSIBLE LEGISLATIVE TAX CHANGES

         In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

         We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

STATE AND LOCAL TAXES

         We currently contemplate investing in or purchasing loans and income producing real properties in Nevada, California, Hawaii and Arizona. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member's share of any income derived from our activities in Nevada or any real property located in Nevada.

         California, Hawaii and Arizona may impose a tax on our assets or income, or on each member based on his share of any income derived from our activities in those states and from real or tangible personal property located in those states. In addition, we may decide to invest in or purchase income producing real properties located in other states or in loans secured by properties in other states and localities which also may impose these taxes.

         If you are an entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

         The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

ERISA AND OTHER QUALIFIED PLAN AND IRA CONSIDERATIONS

         ERISA requires that the assets of Qualified Plans be held in trust and that the trustee, or a duly authorized investment Manager, within the meaning of
Section 3(38) of ERISA shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between ERISA and an employee benefit plan and the parties in interest with respect to Qualified Plans, including fiduciaries.

         Under the Internal Revenue Code, similar prohibitions apply to all Qualified Plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

         ERISA and the Internal Revenue Code also prohibit parties in interest, including fiduciaries of an IRA or Qualified Plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, Vestin Mortgage may not permit the purchase of units with assets of any IRA or Qualified Plan if Vestin Mortgage:


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
         - has investment discretion with respect to the assets of the Qualified Plan or IRA, or

         - regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the Qualified Plan or IRA.

ANNUAL VALUATION

         Fiduciaries of any Qualified Plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan's fiscal year. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset's value. A trustee or custodian of an IRS must also provide an IRA participant and the IRS a statement of the value of the IRA each year. However, currently neither the IRS nor the Department of Labor has issued regulations specifying how to determine "fair market value."

         We will adjust the value of our units (and the amount of the capital accounts of the members) on an annual basis as to reflect unrealized appreciation or depreciation of our underlying assets. The determination of the unrealized appreciation or depreciation in our underlying assets will be made as of September 30 of each year and will be based upon an annual valuation performed by Vestin Mortgage. Independent appraisals will be obtained each year for our commercial real properties. No independent appraisals will be obtained with respect to any of our other properties. The foregoing valuation methodology may not satisfy the valuation requirements imposed on plan fiduciaries under ERISA. In addition, any unit valuation provided by Vestin Mortgage may be subject to challenge by the IRS were you to assert that it establishes the fair market value of your units for any tax purposes (e.g., for federal estate or gift tax valuation purposes).

         We anticipate that we will provide annual reports of our determination of the value of our units (1) to trustees and custodians of IRA's not later than January 15 of each year, and (2) to fiduciaries of Qualified Plans by March 15 of each year. Each determination will be based upon valuation information available as of September 30 of the preceding year.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

         - the estimated value per unit would actually be realized by members upon liquidation, because these estimates do not necessarily indicate the price at which commercial real properties and/or mortgages can be sold,

         - our members would be able to realize estimated net assets values if they were to attempt to sell their units, because no public market for units exists or is likely to develop, or

         - that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

PLAN ASSETS GENERALLY

         If our assets are deemed to be plan assets under ERISA:

         - our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us,

         - certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Internal Revenue code because Vestin Mortgage would be deemed to be a fiduciary of the plans, and

         - our audited financial information would have to be reported annually to the Department of Labor.

         In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

         - equity participation by benefit plan investors is not significant,

         -        the entity is a real estate operating company, or

         -        the equity interest is a publicly-offered security.

         Exemption for Insignificant Participation by Qualified Plans. This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.

         For purposes of this 25% rule, the interests of any person who had discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

         Thus, while Vestin Mortgage and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

         Exemption for a Real Estate Operating Company. For purposes of this exemption, an entity is a real estate operating company if: (i) at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development activities, and (2) be directly engaged in real estate management or development activities.


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
         We intend to invest substantially more than 50% of the funds we receive from investors in the acquisition of income producing real properties, and we, therefore, anticipate that we will satisfy the requirement that at least 50% of our asset value at cost will be invested in real estate.

         As to the requirements related to the management or development of the property, the preamble to the 1985 proposed regulations set forth the Department of Labor's view that a real estate operating company must actively and directly participate in, or influence, management decisions with respect to the properties in which it has an interest and must in fact devote substantial resources to its management or development activities. We intend to structure all of our real estate acquisitions so as to have the exclusive right to manage such properties, and we anticipate that we will devote substantial resources to those management activities, either directly through the efforts of Vestin Mortgage or indirectly through the services of one or more management companies that may be engaged to provide management services with respect to our real properties. Consequently, we believe that we will also satisfy these management or development requirements and that we should, therefore qualify for the exemption from plan assets treatment as a real estate operating company. As a result, we do not believe that our underlying assets will be considered to be plan assets under these regulations.

         Exemption for Publicly Offered Securities. For purposes of this exemption, a publicly offered security is a security that is:

         -        freely transferable,

         - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

         - either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative needs not, alone or in combination, affect a finding that such securities are freely transferable.

         The units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act, and Vestin Mortgage has represented that it will cause us to register the units under the Exchange Act within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of our fiscal year during which the Offering of units to the public occurred. The units will not be subject to any restrictions on transfer other than those enumerated in the Operating Agreement, these regulations and referenced in the preceding paragraph. Based on the foregoing, the units should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.

MINIMUM DISTRIBUTION REQUIREMENTS

         Any person who is a fiduciary of a Qualified Plan or trustee or custodian of an IRA considering an investment in our units should consider the impact of the minimum distribution requirements under the Code. Generally, the Code requires that certain minimum distributions from Qualified Plans and IRAs must be made commencing no later than April 1 of the year following the calendar year in which the recipient attains age 70-1/2. Accordingly, if units are held by a Qualified Plan or an IRA and mandatory distributions to the beneficiary of such Plan or IRA are required to be made in excess of the amount, if any, of cash distributions made by us with respect to such units, an in-kind distribution of the units to such beneficiary may have to be made. A beneficiary of a Qualified Plan or IRA who receives a distribution of units will have taxable income equal to the fair market value of the units without any corresponding cash distribution from us with which to pay the income tax liability arising our of any such distribution. No assurances can be given that our mortgage investments will be sold or liquidated or our commercial real properties sold or otherwise disposed of in a fashion that would permit sufficient liquidity to enable any Qualified Plan or IRA holding such units to comply with the minimum distribution requirements without making an in-kind distribution of units.


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                      HOW WE PROTECT OUR RIGHTS AS A LENDER

      The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

OVERVIEW OF MORTGAGES

      We invest in mortgage loans. In connection with these loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

      Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

FORECLOSURE

    Non-judicial Foreclosure

      If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

    Judicial Foreclosure

      Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

      When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

      Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

      In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.



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ENVIRONMENTAL RISKS

      Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

      Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

      The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents.

      For the foregoing reasons, we anticipate that Vestin Mortgage will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

SECOND MORTGAGES; RIGHTS OF SENIOR MORTGAGES

      We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgage will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

      The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

      The form of mortgage used by many institutional lenders also contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a "future advance" clause may also rest on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      We can also protect ourselves by including provisions obligating the mortgagor to do the following:

      - pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

      -     to provide and maintain fire insurance on the property,

      -     to maintain and repair the property,

      -     not to commit or permit any waste on the property, and

      - to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

      Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

STATUTORY RIGHTS OF REDEMPTION

      After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION

      We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

      In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

BANKRUPTCY LAWS

      We may be subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

      In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Due-On-Sale Provisions

      Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

    Acceleration on Default

      We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

      State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of installment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an installment contract has significant equity in the property, a court may apply equitable principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

    Prepayment Provisions

      In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

    Secondary Financing: Due-on-Encumbrance Provisions

      Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

      Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

      - the borrower may have difficulty servicing and repaying multiple loans;

      - acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

      - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender;

      - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

      We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

    Applicability of Usury Laws

      State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

      Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.

                               REPORTS TO MEMBERS

      Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Securities and Exchange Commission, particularly in the early stages of our operations. These reports and filings are described in this section.

      Within 75 days after the close of our fiscal year, Vestin Mortgage will prepare and distribute to you all the information about us you need to prepare your federal income tax return.

      Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 90 days after the close of each taxable year. The materials delivered to you annually will include:

      - audited financial statements: balance sheet, statements of income or loss, members' equity, and cash flow;

      - a statement as to any transactions between us and Vestin Mortgage or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to Vestin Mortgage or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed;

      -     a report identifying distributions from:

            -     cash flow from operations during that year,

            - cash flow from operations of prior years that had been held as reserves,

            - proceeds from capital transactions, lease payments on net leases with builders and sellers, and

            - reserves from the gross proceeds of the Offering originally obtained from our members; and

            - a report identifying any adjustments to a member's Capital account.

      We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

      When the Securities and Exchange Commission declares effective the Registration Statement of which this prospectus is a part, we will become subject to the reporting requirements of the Securities Exchange Act of 1934. This means that we will be required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within 90 days of the end of each fiscal year. In addition, we may become subject to recently enacted SEC accelerated filer rules which accelerates the filing deadline for our periodic reports over time. Under such rules, we may be required to file our quarterly reports within 35 days after the end of each quarter and annual reports within 60 days of the end of each fiscal year. Such reports will be prepared, at our expense, by Vestin Mortgage. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. The holders of over 5% of our units will be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this Offering are not fully committed or returned to members, Vestin Mortgage shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in our quarterly reports. We will send you copies of the report within sixty (60) days after the end of each quarter. Vestin Mortgage will not prepare a special report during quarters when there are no mortgage loans or placement or evaluation fees.

                              PLAN OF DISTRIBUTION

      Vestin Capital will act as our Dealer Manager in connection with this Offering. In that capacity, Vestin Capital, together with other securities dealers selected by Vestin Capital, is using this prospectus to offer units to the public on our behalf. Vestin Capital, which is an NASD member, is an affiliate of Vestin Mortgage and wholly-owned subsidiary of Vestin Group, Inc., the Delaware corporation that owns Vestin Mortgage. In addition, employees of Vestin Mortgage, where they may legally do so, will sell units directly. They will not receive any compensation for such sales. Securities dealers who sell units, including Vestin Capital, will receive a sales commission equal to 7.5% of the proceeds derived from their sales. In addition, Vestin Capital will receive a Dealer Manager fee equal to 2.0% of the gross proceeds derived from the sale of units by all securities dealers. Vestin Mortgage will advance other offering expenses on our behalf. To the extent Vestin Mortgage pays such expenses to non-affiliates of Vestin Mortgage, we will reimburse Vestin Mortgage for such expenses, provided that the maximum amount of such reimbursement shall be the lesser of $1,000,000 or 5% of the gross proceeds derived from this Offering. At Vestin Mortgage's election, Vestin Mortgage may waive reimbursement and elect to have such amount deemed a capital contribution to us.

      We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.

      We will place all proceeds from the sale of units in a segregated escrow account until at least 1,000,000 units have been sold, including those units sold to qualified directors and officers of Vestin Mortgage meeting our subscription requirements. The escrow account will be with US Bank, a nationally bank, whose address 2300 W. Sahara Ave, Suite 200-864, Las Vegas, NV 89102. We have entered into escrow agreement with US Bank, which you can find as an exhibit to our Registration Statement.

      If we sell 1,000,000 units on or before _______, 2004, the escrow account will be closed and the proceeds, after deduction of US Bank's escrow agent fees, together with amounts earned as interest on those proceeds, will be delivered to us and investors in the Fund will be admitted as members of the Fund within 15 days after the release of the proceeds from escrow. If we have not sold 1,000,000 units on or before ______ 2004, US Bank will promptly return to all investors the amounts they have paid to buy units, without interest. We will then stop selling units and the subscription agreements will be cancelled, regardless of whether or not previously accepted.

      If we sell 1,000,000 units on or before ______, 2004, we will continue to sell units to the public through Vestin Capital, Vestin Mortgage where permitted, and selected dealers. We will seek to sell a total of 10,000,000 units for $100,000,000 which include units to be issued under our distribution reinvestment plan. We may sell units through ______ 2005, or we may decide to end the Offering. In certain states where the Offering will be made, we may not be allowed to extend the Offering beyond one year unless we have the permission of the appropriate state agency

      As there is no established public trading market and no comparable securities for reference purposes, our unit price was determined arbitrarily by Vestin Mortgage.

      If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B or Exhibit C (as applicable) to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer, and make your payment to "RE INVESTMENTS III, LLC". You may obtain additional copies of the subscription agreement from the Manager or Vestin Capital, whose address is 2901 El Camino Avenue, Las Vegas, Nevada 89102, telephone number (702) 876-1143.

      By submitting the signed Subscription Agreement with payment for the purchase of units, you:

      -     agree to be bound by the Operating Agreement;

      -     grant a special and limited power of attorney to Vestin Mortgage;
            and

      - represent and warrant that you meet the relevant standards specified in the Subscription Agreement and are eligible to purchase units.

      Neither Vestin Capital nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                  LEGAL MATTERS

      For matters of Nevada law, Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, Vestin Mortgage's attorneys, have reviewed the legality of our issuance of units. Ira Levine, Executive Vice President of Legal and Corporate Affairs and Secretary of Vestin Group is a partner in Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP. Our tax counsel is Wendel, Rosen, Black & Dean, LLP, Oakland, California.

                                     EXPERTS

      The balance sheet of RE Investments III, LLC at April 24, 2003, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Vestin Group, Inc. at December 31, 2002, and for each of the two years in the period ended December 31, 2002, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-______) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we will become subject to the reporting requirements of the Securities Exchange Act of 1934 and, consequently, will file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

      As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of operations of the Fund and to file with the Commission "sticker supplements" to this prospectus during the distribution period.

      You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act of 1934 for purchases made after the end of the distribution period involving the use of 10 percent or more, on a cumulative basis, of the net proceeds of the Offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of the Offering has ended.

      We will be distributing sales literature in connection with this Offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may be disseminated by us directly or through Vestin Mortgage or Vestin Capital. You can visit our Manager's website at http:\www.vestinmortgage.com or our website at http:\www.__________.

              INDEX TO FINANCIAL STATEMENTS [ACCOUNTANTS TO UPDATE]

RE INVESTMENTS III, LLC
Reports of Independent Certified Public Accountants................................................................ F1
Balance Sheets as of April 24, 2003................................................................................ F2
Notes to Balance Sheet............................................................................................. F3

VESTIN GROUP, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants................................................................. F6
Consolidated Balance Sheet as of December 31, 2002................................................................. F7
Consolidated Statements of Income for the Years Ended December 31, 2002 and December 31, 2001...................... F8
Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2002 and December 31, 2001........ F9
Consolidated Statements of Cash Flows for the Years Ended December 31, 2002 and December 31, 2001.................. F11
Notes to Consolidated Financial Statements......................................................................... F13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Member of RE Investments III, LLC

We have audited the accompanying balance sheet of RE Investments III, LLC (the "Company") as of April 24, 2003. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of RE Investments III, LLC at April 24, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP
Phoenix, Arizona

April 25, 2003

                             RE INVESTMENTS III, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                 APRIL 24, 2003

                                     ASSETS

Cash                                                           $5,000
                                                               ======

                         LIABILITIES AND MEMBERS' EQUITY

Liabilities                                                    $5,000


Members' equity - at $10 per unit, minimum
  1,000,000 units, maximum 10,000,000 units                        -
                                                               ------

         Total liabilities and members' equity                 $5,000
                                                               ======


The accompanying notes are an integral part of this statement.

                             RE INVESTMENTS III, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                             NOTES TO BALANCE SHEET
                                 APRIL 24, 2003

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       1.  ORGANIZATION

       RE Investments III, LLC (the "Company"), a newly-organized Nevada Limited Liability Company, intends to invest in mortgage loans, where the collateral is real property, and income-producing real property such as office, industrial and retail properties, multifamily residential units, and assisted living facilities. The Company was organized on April 16, 2003 and will continue until December 31, 2023 unless dissolved or extended under the provisions of its operating agreement. The Company does not operate as an investment company within the meaning of the Investment Company Act of 1940. As a company investing in mortgage loans and raising funds through a public offering, the Company is subject to the North American Securities Administration Act Mortgage Program Guidelines (the "NASAA Guidelines") promulgated by the state securities administrators.

       The Manager of the Company is Vestin Mortgage, Inc. ("Vestin Mortgage"), a Nevada corporation engaged in the business of brokerage, placement and servicing of commercial loans secured by real property. The Manager is a wholly owned subsidiary of Vestin Group, Inc., a Delaware Corporation, whose common stock is publicly held and traded on the Nasdaq National Market. The Company's operating agreement provides that the Manager has control over the business of the Company; including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of the business operations. The operating agreement also provides that the members have certain rights, including the right to terminate the Manager subject to a majority vote of the members.

       The Company's sole activity through April 24, 2003 consisted of the organization and start-up of the Company. Accordingly, no statements of operations, cash flows, or equity are presented herein. For the period from April 16, 2003 (date of inception) through April 24, 2003, the only transaction was an expense advance made from Vestin Mortgage for which it will receive 500 units of the Company upon such time that the Company is eligible to offer units.

       2.  MANAGEMENT ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       3.  INCOME TAXES

       Income tax effects resulting from the Company's operations pass through to the members individually.

NOTE B - MEMBERS' EQUITY

       1.  MEMBERSHIP UNITS

       The Company will file a Registration Statement on Form S-11 with the Securities and Exchange Commission with respect to a proposed public offering (the "Offering") of up to 10,000,000 units of the Company.

       All expenses related to the Offering of the Company's units will be advanced by the Company's Manager. The Manager will be reimbursed for such expenses with units in the Company, provided that such reimbursement may not exceed the lesser of $1,000,000 or 5% of the gross proceeds received in the Offering. The Manager may elect to waive reimbursement of all or a portion of the Offering expenses and the amount waived will be deemed a capital contribution made by the Manager.

                             RE INVESTMENTS III, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                             NOTES TO BALANCE SHEET
                                 APRIL 24, 2003

NOTE B - MEMBERS' EQUITY (CONTINUED)

       The members will contribute to the capital of the Company an amount equal to $10.00 for each unit subscribed, with a minimum subscription in most states of 200 units for each member. The total gross capital contribution of the members will not exceed $100,000,000, not including reinvested distributions.

       2.  ALLOCATIONS AND DISTRIBUTIONS

       Allocations and distributions of income and cash flows are outlined and defined in the Company's operating agreement. Generally, the Company's profits and losses shall be allocated to the members in proportion to their respective capital accounts as of the close of business on the last day of each calendar month. Furthermore, cash flow generated from operations will be distributed monthly to members, based upon estimated amounts available for distribution for the preceding month, in proportion to the weighted average capital account of each member during the preceding month. Members may also elect to reinvest their distributions.

       Distributions of net proceeds from the repayment of principal on a mortgage loan or sale of a real estate property may be made to the members based on their pro-rata share of members' equity. If the net proceeds are retained by the Company to make new loans, improve or maintain properties, or to pay operating expenses they will be deemed to be distributed to the members and then recontributed by the members.

       Upon request for redemption, a member may receive a distribution equaling its capital account as well as any unallocated profits, losses, or adjustments. Units may only be redeemed after a member has held them for one year. Also, withdrawals which are requested between the first and fifth anniversaries of a member's date of purchase shall be valued for withdrawal purposes at a discount of between 25% and 10%, depending on the year of withdrawal. Withdrawals requested after five years from the date of purchase will not be subject to a discount. Any capital withheld due to a member's withdrawal between the first and fifth anniversary shall be allocated on a pro rata basis among the remaining members.

       The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members with a yearly limit of $100,000 per member, subject to the Manager's discretion to allow a greater amount.

       3.  WORKING CAPITAL RESERVES

       NASAA Guidelines require that reserves are maintained of not less than 1% of the Offering proceeds. However, the Company is required by the operating agreement to maintain working capital reserves of approximately 3% of the aggregate capital accounts of the members. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, satisfy the Company's unforeseen obligations and for other permitted uses of its working capital. Working capital reserves of up to 3% in cash or cash equivalents, short-term investments and certificates of deposit are excluded from the funds committed to mortgage investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans.

NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

       1.  FEES PAID BY THE COMPANY

       The Manager may receive fees for property management services provided to the Company by it or a third party property manager of up to 6% of gross revenues of the related property. Additionally, the Manager may receive a one-time initial rent-up or leasing-up of a newly constructed property if such service is not included in the purchase price of the property.

       The Manager may receive fees for reselling foreclosed properties. These fees may not be greater than 3% of the proceeds where substantial service has been performed by the Manager.

                             RE INVESTMENTS III, LLC
                          (A DEVELOPMENT STAGE COMPANY)

                             NOTES TO BALANCE SHEET
                                 APRIL 24, 2003

NOTE C - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES (CONTINUED)

       After the Company's members have received a 100% return on their capital contribution plus an amount equal to 6% per annum cumulative, the Manager will be eligible to receive up to 25% of cash to be distributed from net proceeds remaining from the sale or refinancing of properties.

       A commission equal to 7.5% of the gross proceeds will be paid for any units sold by selected third party dealers or Vestin Capital, Inc., a broker-dealer affiliate of the Manager acting as dealer manager for the Offering. Vestin Capital will also receive 2% of the gross proceeds of any units sold in the Offering as a dealer manager fee.

       2.  FEES PAID BY BORROWERS

       Acting as a broker, the Manager will receive loan origination fees of approximately 2-6% of the principal amount of each mortgage investment made during the year as well as fees for evaluating and processing each loan. The Manager will also receive fees in consideration for servicing each loan during the loan term as well as loan extension fees of 2-5% of the outstanding principal of extended loans as permitted by local law and local market conditions.

NOTE D - CONFLICT OF INTEREST

The Company will have no directors, officers or employees and will depend entirely on Vestin Mortgage to manage our operations. Vestin Mortgage will face various conflicts of interest in managing the Company's affairs. Vestin Mortgage is also the Manager of Vestin Fund I, LLC ("Fund I"), Vestin Fund II, LLC ("Fund II"), and inVestin Nevada, Inc., entities in the same business as the Company. As the Manager of the Company, Vestin Mortgage will provide servicing and asset management services for the Company. Other affiliates of Vestin Mortgage may also provide certain services for the Company from time to time.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders and Board of Directors of Vestin Group, Inc.

We have audited the accompanying consolidated balance sheet of Vestin Group, Inc. and Subsidiaries (the "Company") as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vestin Group, Inc. and Subsidiaries at December 31, 2002, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.




/s/ Ernst & Young LLP
Phoenix, Arizona
February 27, 2003

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2002

                                                          ASSETS

Cash                                                                                                                     $ 2,523,017
Accounts receivable, net of allowance of $160,995                                                                          5,234,469
Interest receivable                                                                                                          113,352
Due from related parties                                                                                                   1,803,112
Notes receivable                                                                                                             700,000
Notes receivable - related party                                                                                             117,964
Investments in real estate held for sale                                                                                   5,980,509
Investments in mortgage loans on real estate, net of allowance of $80,000                                                  8,874,643
Other investments - related parties                                                                                        2,100,000
Other assets                                                                                                                 670,999
Property and equipment, net                                                                                                  719,113
                                                                                                                         -----------

       Total assets                                                                                                      $28,837,178
                                                                                                                         ===========

                                           LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                                                                    $ 1,969,379
Dividend payable                                                                                                              75,650
Income taxes payable                                                                                                       1,395,538
Line of credit                                                                                                             7,000,000
Notes payable - related party                                                                                              1,901,428
Notes payable                                                                                                                151,003
                                                                                                                         -----------
       Total liabilities                                                                                                  12,492,998
                                                                                                                         -----------

Commitments and contingencies                                                                                                     --

Stockholders' equity

    Preferred stock, $.0001 par value; 20 million shares authorized;
     907,800 shares issued and outstanding                                                                                        91
    Common stock, $.0001 par value; 100 million shares authorized
     5,324,340 shares issued and outstanding                                                                                     532
    Additional paid-in capital                                                                                             8,922,885
    Retained earnings                                                                                                      7,420,672
                                                                                                                         -----------
       Total stockholders' equity                                                                                         16,344,180
                                                                                                                         -----------

       Total liabilities and stockholders' equity                                                                        $28,837,178
                                                                                                                         ===========

         The accompanying notes are an integral part of this statement.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                                                                      FOR THE YEAR ENDED
                                                                                              --------------------------------------
                                                                                              DECEMBER 31, 2002    DECEMBER 31, 2001
                                                                                              -----------------    -----------------
REVENUES
    Loan placement and related fees                                                              $30,607,054          $20,201,393
    Interest income                                                                                  626,657              605,763
    Other income                                                                                     670,593              634,482
                                                                                                 -----------          -----------
            Total revenues                                                                        31,904,304           21,441,638
                                                                                                 -----------          -----------

EXPENSES
    General and administrative expenses (2002 includes a                                          17,516,041           10,064,969
      $4,798,926 provision for loss - see Note M)
    Sales and marketing expenses                                                                   7,896,687            7,577,806
    Interest expenses                                                                                493,078              753,361
                                                                                                 -----------          -----------
            Total expenses                                                                        25,905,806           18,396,136
                                                                                                 -----------          -----------

            Income from continuing operations before
             provision for income taxes                                                            5,998,498            3,045,502

PROVISION FOR INCOME TAXES                                                                         2,166,660            1,220,281
                                                                                                 -----------          -----------

            NET INCOME                                                                           $ 3,831,838          $ 1,825,221
                                                                                                 ===========          ===========


EARNINGS PER COMMON SHARE - BASIC                                                                $      0.54          $      0.29
                                                                                                 ===========          ===========

EARNINGS PER COMMON SHARE - DILUTED                                                              $      0.34          $      0.26
                                                                                                 ===========          ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING - BASIC                                                                               5,396,363            5,985,701
                                                                                                 ===========          ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING - DILUTED                                                                             8,498,358            6,794,634
                                                                                                 ===========          ===========

        The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY



                                                     PREFERRED STOCK              COMMON STOCK                TREASURY STOCK
                                                    -----------------     ---------------------------   ---------------------------
                                                     SHARES     AMOUNT        SHARES        AMOUNT         SHARES         AMOUNT
                                                    -------     -----     ------------   ------------   ------------   ------------
BALANCE AT JANUARY 1, 2001                               --       $--        6,989,270   $        699         (2,400)  $    (11,306)
Comprehensive income:
  Net income                                                                        --             --             --             --
  Net unrealized loss on investments
    available-for-sale, net of tax of $24,591            --        --               --             --             --             --

   Total comprehensive income                            --        --               --             --             --             --

Divestiture of L.L. Bradford and Company                 --        --               --             --       (800,000)      (540,000)

Issuance of preferred stock                         937,800        94               --             --             --             --

Declaration of dividend on preferred stock               --        --               --             --             --             --

Declaration of common stock stock dividend               --        --               --             --             --             --

Common stock issued for employee bonuses                 --        --               --             --         30,000         44,442

Expenses related to issuance of warrants                 --        --               --             --             --             --

Treasury stock acquired                                  --        --               --             --       (648,672)    (3,640,581)

Retirement of treasury stock                             --        --       (1,421,072)          (142)     1,421,072      4,147,445
                                                    -------     -----     ------------   ------------   ------------   ------------
BALANCE AT DECEMBER 31, 2001                        937,800        94        5,568,198            557             --             --

 Comprehensive income:
   Net income
   Realization of loss on marketable securities

    Total comprehensive income

Declaration of dividend on preferred stock               --        --               --             --             --             --

Declaration of dividend on common stock                  --        --               --             --             --             --

Expenses related to issuance of warrants                 --        --               --             --             --             --

                                                                                        ACCUMULATED
                                                     ADDITIONAL                            OTHER
                                                       PAID-IN          RETAINED       COMPREHENSIVE
                                                       CAPITAL          EARNINGS           INCOME             TOTAL
                                                    ------------      ------------     -------------      ------------
BALANCE AT JANUARY 1, 2001                          $  1,739,427      $  7,347,117      $   (115,790)     $  8,960,147
Comprehensive income:
  Net income                                                  --         1,825,221                --         1,825,221
  Net unrealized loss on investments
    available-for-sale, net of tax of $24,591                 --                --           (47,733)          (47,733)
                                                                      ------------      ------------      ------------
   Total comprehensive income                                 --         1,825,221           (47,733)        1,777,488

Divestiture of L.L. Bradford and Company                      --                --                --          (540,000)

Issuance of preferred stock                            9,377,904                --                --         9,377,998

Declaration of dividend on preferred stock                    --           (75,731)               --           (75,731)

Declaration of common stock stock dividend                    --          (112,324)               --          (112,324)

Common stock issued for employee bonuses                  49,758                --                --            94,200

Expenses related to issuance of warrants                 928,992                --                --           928,992

Treasury stock acquired                                       --                --                --        (3,640,581)

Retirement of treasury stock                          (4,147,303)               --                --                --
                                                    ------------      ------------      ------------      ------------
BALANCE AT DECEMBER 31, 2001                           7,948,778         8,984,283          (163,523)       16,770,189

 Comprehensive income:
   Net income                                                            3,831,838                           3,831,838
   Realization of loss on marketable securities                                              163,523           163,523
                                                                      ------------      ------------      ------------
    Total comprehensive income                                           3,831,838           163,523         3,995,361

Declaration of dividend on preferred stock                    --          (933,800)               --          (933,800)

Declaration of dividend on common stock                       --        (1,942,965)               --        (1,942,965)

Expenses related to issuance of warrants                 928,302                --                --           928,302

Treasury stock acquired                                  --        --               --             --       (296,200)    (2,518,714)

Common stock options exercised                           --        --            2,000             --             --             --

Warrants issued to purchase common stock
   for consulting services                               --        --               --             --             --             --

Common stock issued from treasury for
  employee bonus                                         --        --               --             --          1,000          6,120


Treasury stock retired                                   --        --         (295,200)           (30)       295,200      2,512,594

Preferred stock converted into common stock         (30,000)       (3)          49,342              5
                                                    -------     -----     ------------   ------------   ------------   ------------
BALANCE AT DECEMBER 31, 2002                        907,800     $  91        5,324,340   $        532             --            $--
                                                    =======     =====     ============   ============   ============   ============

Treasury stock acquired                                       --                --                --        (2,518,714)

Common stock options exercised                             8,000                --                --             8,000

Warrants issued to purchase common stock
   for consulting services                                37,807                --                --            37,807

Common stock issued from treasury for
  employee bonus                                              --                --                --             6,120


Treasury stock retired                                        --        (2,518,684)               --            (6,120)

Preferred stock converted into common stock                   (2)                                                   --
                                                    ------------      ------------      ------------      ------------
BALANCE AT DECEMBER 31, 2002                        $  8,922,885      $  7,420,672               $--      $ 16,344,180
                                                    ============      ============      ============      ============


      The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                FOR THE YEAR ENDED
                                                                                ------------------
                                                                     DECEMBER 31, 2002   DECEMBER 31, 2001
                                                                     -----------------   -----------------
CASH FLOW FROM OPERATING ACTIVITIES:

  Net income                                                           $  3,831,838         $ 1,825,221
  Adjustments to reconcile net income to net cash provided
    by operating activities:
   Depreciation                                                             114,875              74,861
   Stock based compensation                                                 966,109           1,023,192
   Net gain from sales of investment in real estate held for sale          (168,889)                 --
   Loss on investment in marketable securities                              256,658                  --
   Loss on other investments                                              5,202,426                  --
   Provision for losses on investments in mortgage loans
     on real estate                                                          80,000                  --
   Changes in operating assets and liabilities:
     Accounts receivable                                                 (1,859,079)         (1,469,985)
     Interest receivable                                                   (113,352)                 --
     Due from stockholder                                                        --             (20,037)
     Due from related parties                                            (1,074,346)           (220,116)
     Notes receivable                                                            --            (814,999)
     Other assets                                                            71,012            (271,422)
     Accounts payable and accrued expenses                                  446,614             761,204
     Due to related parties                                                      --            (147,962)
     Dividend payable                                                      (112,324)                 --
     Income taxes payable                                                   (67,705)           (716,769)
                                                                       ------------         -----------
      Net cash provided by operating activities                           7,573,837              23,188
                                                                       ------------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of property and equipment                                       (529,271)           (194,895)
  Cash advanced on notes receivable                                        (144,500)                 --
  Principal payments received on notes receivable                         1,071,999             153,000
  Principal payments received on notes receivable - related party           132,999                  --
  Purchase of investment in real estate held for sale                      (111,171)           (407,746)
  Proceeds from sale of investment in real estate held for sale           4,717,000              83,500
  Net purchase of investment in marketable securities                       (64,373)            (41,576)
  Net purchase of other investments                                              --          (1,161,262)
  Purchase of investments in mortgage loans on real
    estate from the Funds                                               (23,273,124)                 --
  Proceeds from sale of investments in mortgage loans
    on real estate to the Funds                                          24,200,856                  --
  Purchase of investments in mortgage loans on real
   estate, net of sales                                                 (11,457,106)         (1,526,366)
                                                                       ------------         -----------
      Net cash used in investing activities                              (5,456,691)         (3,095,345)
                                                                       ------------         -----------

The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                                                                                 2002            2001
                                                                                 ----            ----
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances on line of credit, net                                              7,000,000                --
 Payments on notes payable                                                   (5,058,982)       (3,402,412)
 Proceeds from notes payable                                                         --         7,600,000
 Proceeds from sale of preferred stock                                               --         4,377,998
 Proceeds from common stock options exercised                                     8,000                --
 Payment of dividend on preferred stock                                        (858,150)          (75,731)
 Payment of dividend on common stock                                         (1,942,965)               --
 Purchase of treasury stock                                                  (2,518,714)       (2,699,871)
                                                                            -----------       -----------
    Net cash provided by (used in) financing activities                      (3,370,811)        5,799,984
                                                                            -----------       -----------
    NET CHANGE IN CASH                                                       (1,253,665)        2,727,827

CASH AT BEGINNING OF PERIOD                                                   3,776,682         1,048,855
                                                                            -----------       -----------
CASH AT END OF PERIOD                                                       $ 2,523,017       $ 3,776,682
                                                                            ===========       ===========
SUPPLEMENTAL CASH FLOW INFORMATION:

 Cash paid for federal income taxes                                         $ 2,221,360       $ 2,167,342
                                                                            ===========       ===========
 Cash paid for interest                                                     $   495,935       $   639,358
                                                                            ===========       ===========
NONCASH INVESTING AND FINANCING ACTIVITIES:

 Sale of real property in exchange for note receivable                      $        --       $   812,500
                                                                            ===========       ===========
 Acquisition of real properties in exchange for notes payable               $        --       $ 4,109,644
                                                                            ===========       ===========
 Exchange of mortgage loan for note receivable                              $        --       $   940,710
                                                                            ===========       ===========
 Spin-off of L.L. Bradford and Company                                      $        --       $   572,147
                                                                            ===========       ===========
 Issuance of 500,000 shares of preferred stock in satisfaction
   of note payable                                                          $        --       $ 5,000,000
                                                                            ===========       ===========
 Retirement of treasury stock                                               $ 2,518,714       $ 4,147,445
                                                                            ===========       ===========
 Dividends declared on preferred stock                                      $    75,650       $   112,324
                                                                            ===========       ===========
 Exchange of note receivable for acquisition of treasury stock              $        --       $   940,710
                                                                            ===========       ===========
 Notes payable assumed through foreclosure                                  $ 2,714,181       $        --
                                                                            ===========       ===========
 Investments in real estate held for sale acquired through foreclosure      $ 5,900,059       $        --
                                                                            ===========       ===========
 Purchase of rights to receive proceeds related to loan guarantee
   in exchange for investments in mortgage loans on real estate             $ 4,798,926       $        --
                                                                            ===========       ===========

The accompanying notes are an integral part of these statements.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION

      Vestin Group, Inc. ("Vestin Group" or the "Company") was incorporated in the State of Delaware on June 2, 1998. The Company conducts its operations primarily through Vestin Mortgage, Inc., a wholly owned subsidiary ("Vestin Mortgage"). Vestin Mortgage operates as a mortgage broker licensed in the state of Nevada. Vestin Mortgage is engaged in the brokerage and placement of commercial loans secured by real property. Vestin Mortgage's primary operations consist of the brokerage and placement of commercial, construction, acquisition and development, land, and residential mortgage loans secured by real property as well as managing two publicly held funds, Vestin Fund I, LLC ("Fund I") and Vestin Fund II, LLC ("Fund II"), which invest in mortgage loans. Vestin Mortgage as manager of Fund I and Fund II will be referred to as "Managing Member".

      The Company operates in one business segment.

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      The Company recognizes revenue primarily from loan placement fees, loan servicing fees and extension fees. Loan placement fees are recorded as revenue at the close of escrow and reduced by direct loan placement costs on loans which the Company has not recorded as investments in mortgage loans on its financial statements. Typically, deeds of trust related to loans placed are initially in the Company's name to facilitate the loan placement process. Upon arranging a funding source for such loans, the deeds of trust are assigned to the respective investor (i.e., individual investors, Fund I, and Fund II). Loan servicing fees are recorded as revenue when such services are rendered. Servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money, which can vary from loan to loan. Servicing costs approximate servicing fees and therefore, the Company has not recognized a servicing asset or liability. Extension fees are generally recorded as revenue at the extension grant date.

      Interest income on investments in mortgage loans on real estate is accrued by the effective interest method. The Company does not recognize interest income from loans once they are determined to be impaired. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

      INVESTMENTS IN REAL ESTATE HELD FOR SALE

      Investments in real estate held for sale include real estate acquired through foreclosure and are carried at the lower of the recorded amount, inclusive of any senior indebtedness, or the property's estimated fair value, less estimated costs to sell.

      INVESTMENTS IN MORTGAGE LOANS

      Investments in mortgage loans are secured by trust deeds and mortgages. Generally, all of the Company's mortgage loans require interest only payments with a balloon payment of the principal at maturity. The Company has both the intent and ability to hold mortgage loans until maturity and therefore, mortgage loans are classified and accounted for as held for investment and are carried at cost. Loan to value ratios are based on appraisals obtained at the time of loan origination and may not reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination. Appraisals are also based on either an "as is basis" or "as-if completed basis". These appraised values do not reflect immediate sales values, which may be substantially less as appraised values can increase or decrease as conditions and circumstances affecting the properties change. Such change can be significant. As most of the appraisals will be prepared on an "as-if developed basis", if a loan goes into default prior to completion of a project, the market value of the property may be substantially less than the appraised value. As a result, there may be less security than anticipated at the time the loan was originally made. If there is less security and a default occurs, the Company may not recover the full amount of the loan.

      ALLOWANCE FOR LOAN LOSSES

      The Company maintains an allowance for loan losses on its investment in mortgage loans for estimated credit impairment in the Company's investment in mortgage loans portfolio. The Company's estimate of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower's ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors including, but not limited to, estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Subsequent recoveries of amounts previously charged off are added back to the allowance.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets ranging from three to seven years. The cost of repairs and maintenance is charged to expense as incurred.

      ADVERTISING COSTS

      Advertising costs are expensed as incurred and were approximately $3,015,000 and $4,220,000 for the years ended December 31, 2002 and 2001, respectively.

      INCOME TAXES

      The Company accounts for its income taxes using the liability method, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

      IMPAIRMENT OF LONG-LIVED ASSETS

      The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the estimated fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

      STOCK-BASED COMPENSATION

      The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

      The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards ("SFAS No. 123"), Accounting for Stock-Based Compensation, to stock-based employee compensation:

                                                              2002              2001
                                                         ---------------   ---------------
      Net income, as reported                            $     3,831,838   $     1,825,221
      Deduct: Total stock-based employee
        compensation expense determined under
        fair value based methods for all awards,
        net of related tax effects                            (1,900,730)       (1,427,117)
                                                         ---------------   ---------------
      Pro forma net income                               $     1,931,108   $       398,104
                                                         ===============   ===============

      Net income per common share
        Basic earnings per share, as reported            $          0.54   $          0.29
                                                         ===============   ===============
        Diluted earnings per share, as reported          $          0.34   $          0.26
                                                         ===============   ===============
        Basic earnings per share, pro forma              $          0.18   $          0.05
                                                         ===============   ===============
        Diluted earnings per share, pro forma            $          0.12   $          0.05
                                                         ===============   ===============

      As required, the pro forma disclosures above include options granted since February 26, 1998 (Inception). Consequently, the effects of applying SFAS No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

      RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2002, SFAS No. 148, Accounting for Stock-Based Compensation -- Transition and Disclosure, (SFAS No. 148") was issued. This Statement amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 and APB Opinion No. 28, "Interim Financial Reporting," to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years ending after December 15, 2002 and for interim periods beginning after December 15, 2002. The adoption of the provisions of SFAS No. 148 did not have a material impact on the Company's results of operations, financial position or cash flows.

      In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN No. 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of SFAS No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, was issued. FIN No. 45 clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The adoption of the provisions of FIN No. 45 did not have a material impact on the Company's results of operations, financial position or cash flows.

      On January 17, 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN No. 46"), Consolidation of Variable Interest Entities, an interpretation of ARB 51, was issued. The primary objectives of FIN No. 46 are to provide guidance on the identification and consolidation of variable interest entities, or VIE's, which are entities for which control is achieved through means other than through voting rights. The Company does not have VIEs.

NOTE B - ACCOUNTS RECEIVABLE

      The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged on behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension, interest and loan placement fees earned but not yet received. As of December 31, 2002, accounts receivable totaling $5,234,469 is net of allowance for doubtful accounts of $160,995.

NOTE C - NOTES RECEIVABLE

      Notes receivable consist of the following:

            Promissory note totaling $400,000 related to proceeds from properties sold by the Company. This note matures in December, 2006, bears interest at 8%, and is secured by real estate.

            Promissory note totaling $300,000 related to proceeds from properties sold by the Company. This note matures in October, 2003, bears interest at 10.5%, and is secured by real estate.

NOTE D - INVESTMENT IN MORTGAGE LOANS ON REAL ESTATE

      At December 31, 2002, the Company's investments in mortgage loans had maturity dates ranging from January 1999 through June 2006. The Company had approximately $712,000 in loans that were greater than 90 days past due on interest or past maturity at December 31, 2002. As of December 31, 2002, all other mortgage loans payments were current and performing according to their terms. Management has evaluated the collectibility of the loans in light of the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower's ability to repay, prevailing economic conditions and the underlying collateral securing the loan and, therefore, believes that the allowance for loan losses of $80,000 as of December 31, 2002 is sufficient.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE E - INVESTMENT IN REAL ESTATE HELD FOR SALE

      At December 31, 2002, the Company had ten properties totaling $5,980,509, which were acquired through foreclosure and recorded as investments in real estate held for sale and secure specific payables as discussed in Note H. Such investments in real estate held for sale are recorded at the lower of cost or fair value less costs to sell. It is not the Company's intent to invest in or own real estate.

NOTE F - PROPERTY AND EQUIPMENT

      Property and equipment consists of the following as of December 31, 2002:

Furniture and fixtures                      $      102,176
Computers and equipment                            448,363
Real estate                                        293,774
Leasehold improvements                              89,174
                                            --------------
                                                   933,487
Less: Accumulated depreciation                    (214,374)
                                            --------------
Total property and equipment                $      719,113
                                            ==============

NOTE G - NOTES PAYABLE

      Notes payable totaling $151,003 as of December 31, 2002, consists of promissory notes to various parties related to foreclosed real estate properties (developed parcels of land) during 2002. The notes are collateralized by the foreclosed real estate property. Since the Company acquired the properties through foreclosure, it is not required and does not intend to accrue or pay interest on these notes.

NOTE H - NOTES PAYABLE - RELATED PARTY

      Notes payable - related party totaling $1,901,428 as of December 31, 2002, consists of the following:

      Note payable to a company solely owned by the Company's Chief Executive Officer totaling $158,000 related to developed parcels of land. The note is collateralized by the real estate property. Since the Company acquired the properties through foreclosure, it is not required and does not intend to accrue or pay interest on this note.

      Note payable to an entity controlled by a company owned by the Company's Chief Executive Officer totaling $569,061 related to vacant land. The note is collateralized by the real estate property. Since the Company acquired the property through foreclosure, it is not required and does not intend to accrue or pay interest on this note.

      Note payable to an entity controlled by a company owned by the Company's Chief Executive Officer totaling $1,174,367 related to vacant land. The note is collateralized by the real estate property. Since the Company acquired the property through foreclosure, it is not required and does not intend to accrue or pay interest on this note.

NOTE I - LINES OF CREDIT

      The Company maintains a total of $7,000,000 in revolving lines of credit with two financial institutions specifically for interim funding of mortgage loans placed. As of December 31, 2002, the balance on these lines of credit totaled $7,000,000 which are payable in monthly installments of interest only at the prime lending rate plus an additional rate ranging from 1.0% to 2.0% (prime lending rate of 4.25% at December 31, 2002), and expire in June 2003. However, one of these lines of credit totaling $2,000,000 has a floor interest rate of 7.5%. These lines of credit are guaranteed by the Company's Chief Executive Officer and are secured by the deeds of trust on the property being advanced against. The Company has complied with all covenants on these lines of credit as of December 31, 2002.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE J - CREDIT AGREEMENT

      The Company has entered into a credit agreement with a financial institution that maintains non-interest bearing trust funds held on behalf of the investors and other funds of the Company. The credit agreement allows the Company to borrow funds up to the amount held in the trust accounts and other funds held at the institution at a rate of 1% and invest those funds in commercial paper (securities) which are generally one-day sweep accounts. The Company has provided the financial institution with a security interest in the securities and, at all times, the securities remain in the financial institution's custody and control. The balance drawn down upon the credit agreement was $-0- at December 31, 2002.

NOTE K - TRUST ACCOUNTS

      The Company manages certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution, and the Company records and reconciles the receivables from borrowers. At December 31, 2002, the cash held in trust approximated $7,605,662 and the trust receivable was $1,277,044. The related trust liability was $8,882,706 at December 31, 2002. The trust assets and liabilities are not recorded on the balance sheet of the Company at December 31, 2002.

NOTE L - LOANS SERVICED FOR OTHERS

      The Company services loans for others that were originated by the Company, which are not shown on the balance sheet. The face amount of these loans at December 31, 2002 approximated $678,439,707.

NOTE M - RELATED PARTY TRANSACTIONS

      Notes receivable - related party consists of a note receivable of approximately $118,000 from a former employee of the Company dated April 19, 2000. The note is unsecured, matures on April 19, 2004 and bears interest at 10%. Interest only payments are made on a semi-annual basis with the principal and any accrued interest due as a lump sum at maturity.

      Due from related parties totaling $1,803,112 are comprised of the following as of December 31, 2002:

            Amounts due from Fund I totaling $530,873 relate to management fees, earnings on units invested in Fund I, and reimbursable expenses. Amounts due from Fund I bear no interest and are due on demand.

            Amounts due from Fund II totaling $1,247,156 relate to management fees, earnings on units invested in Fund II, and reimbursable expenses. Amounts due from Fund II bear no interest and are due on demand.

            Amounts due from inVestin Nevada, Inc. totaling $25,083 relate to advances made for start-up costs. Amounts due from inVestin Nevada, Inc. bear no interest and are due on demand. In October 2002, Vestin Mortgage entered into an agreement to provide management services to inVestin Nevada, Inc., a corporation wholly-owned by the Chief Executive Officer of the Company that will seek to raise $100,000,000 through the sale of subordinated notes to Nevada residents. During February 2003, this balance was paid off in full.

      During the year ended December 31, 2002, the Company acquired the rights to a legal judgment for a personal guarantee from the Funds in the amount of $4.8 million in exchange for investments in mortgage loans on real estate of the same value. Subsequent to the acquisition and as a result of unanticipated uncertainties inherent with litigation and enforcement of judgments, the Company elected to write off the full amount paid for the right to receive the proceeds of the loan guarantee. This write-off is reflected in General and Administrative expenses on the Consolidated Statement of Income for the year ended December 31, 2002.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

      Other investments - related parties consists of the Company's investments in units of Fund I and Fund II totaling $1.0 million and $1.1 million, respectively, as of December 31, 2002.

      During the years ended December 31, 2002 and 2001, the Company paid $509,283 and $54,200, respectively, for legal fees to a law firm in which the Executive Vice President of Legal and Corporate Affairs of the Company has an equity ownership interest.

      The Company's President, Financial Advisor, and Tax Manager are equity owners in a Certified Public Accounting ("CPA") firm. During 2002, $150,000 was paid to the Financial Advisor and Tax Manager for services provided to the Company. Also, During 2002, the CPA firm's staff assisted in the preparation of the Company's financial reports and provided bookkeeping services at no charge to the Company.

      The Company recognizes an annual management fee up to 0.25% of the aggregate capital contributions to the Funds. The Company may, in its sole discretion, waive its management fee. For the year ended December 31, 2002, the Company recorded management fees of approximately $249,000 from Fund I and $586,000 from Fund II as compared to $131,000 from Fund I and $87,000 from Fund II for the same period in 2001. In connection with the organization of the Funds, the Company received approximately 100,000 Units in Fund I for expenses paid by the Company to unaffiliated third parties in connection with the offering of units in Fund I, and 110,000 units from Fund II for such offering expenses which is the maximum amount allowed for such expenses under the Operating Agreement of Fund II.

      During the year ended December 31, 2002, the Company sold $24.2 million in loans to the Funds pursuant to the terms of the Operating Agreement of the Funds which permits the Funds to acquire loans from the Company if the loans were acquired to facilitate their acquisition by the Funds and provided that the price paid is no greater than the Company's cost. During the year ended December 31, 2002, the Company also purchased $23.3 million in loans from the Funds.

      In September 2002, the Company entered into a one year Aircraft Usage Agreement with C5, LLC, a company wholly-owned by the Company's Chief Executive Officer. The agreement is to allow the Company to use an airplane on a preferred basis over any other proposed user. The Company is required to pay a monthly fee based on an hourly rate of $3,000 per hour for the first 10 hours and $2,500 per hour for each hour thereafter. The Company is required to make a minimum monthly payment equivalent to 16 hours of usage ($45,000). The agreement automatically renews for successive periods of one year each unless terminated by either party no less than thirty days prior to the end of the term.

      During 2002, the Company paid approximately $232,000 to a Company owned jointly by the Company's Chief Executive Officer and a stockholder of the Company related to the use of an airplane for company travel.

      The Company had an investment in the amount of $153,810 in a mortgage loan to an entity which is 100% owned by the Company's Chief Executive Officer ("CEO"). During December 2002, a sale of the property securing the investment was consummated. As of December 31, 2002, the Company recorded a receivable for the proceeds of the loan payoff which was collected in January 2003.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE N - INCOME TAXES

      The components of the provision (benefit) for income taxes are as follows at December 31:

                                                       2002                2001
                                                       ----                ----
                        Current                    $2,096,828          $1,475,246
                        Deferred                       69,832           (254,965)
                                                   ----------          ----------
                                                   $2,166,660          $1,220,281
                                                   ==========          ==========

      Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of December 31 are as follows:

                                                                       2002          2001
                                                                       ----          ----
                        Deferred tax assets:
                           Allowance for doubtful accounts         $  27,448     $ 53,465
                           Unrealized loss on investments                 --       84,240
                           Spokesperson stock warrants               315,623      315,623
                           Officer salaries                           25,295       12,070
                        Allowance for loan losses                     27,200           --
                                                                   ---------     --------
                        Net deferred tax assets                    $ 395,566     $465,398
                                                                   =========     ========

      Deferred tax assets are included in other assets in the accompanying Consolidated Balance Sheet.

      The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:

                                                            2002             2001
                                                            ----             ----
                        Statutory tax provision         $2,039,490      $1,035,471
                        Non-deductible expenses            127,170         184,810
                                                        ----------      ----------
                                                        $2,166,660      $1,220,281
                                                        ==========      ==========

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE O - EARNINGS PER COMMON SHARE

      Basic earnings per common share is calculated by dividing net income by the weighted average number of common share outstanding during the period. Diluted earnings per common share is calculated by dividing net income by the sum of the weighted average number of common shares outstanding, plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. The following table reconciles the weighted average number of shares used in the earnings per share calculations as of December 31, 2002 and 2001:

                                                     FOR THE YEAR ENDED DECEMBER 31, 2002
                                                     ------------------------------------
                                                    INCOME         (A)SHARES      PER-SHARE
                                                  (NUMERATOR)     (DENOMINATOR)    AMOUNT
Net income:                                      $ 3,831,838
Less: Preferred stock dividends                     (933,800)
Basic EPS:
    Income available to common stockholders        2,898,038       5,396,363      $   0.54
                                                                                  ========
Effect of dilutive securities:
    Options/warrants                                      --       3,101,995            --
Diluted EPS:
                                                 -----------       ---------      --------
    Income available to common stockholders
    plus assumed conversions                     $ 2,898,038       8,498,358      $   0.34
                                                 ===========       =========      ========


                                                    FOR THE YEAR ENDED DECEMBER 31, 2001
                                                    ------------------------------------
                                                   INCOME         (B) SHARES      PER-SHARE
                                                 (NUMERATOR)     (DENOMINATOR)      AMOUNT
Net income:                                      $ 1,825,221
Less: Preferred stock dividends                      (75,731)
Basic EPS:
    Income available to common stockholders        1,749,490       5,985,701      $   0.29
                                                                                  ========
Effect of dilutive securities:
    Options/warrants                                      --         808,933            --
Diluted EPS:
                                                 -----------       ---------      --------
    Income available to common stockholders
    plus assumed conversions                     $ 1,749,490       6,794,634      $   0.26
                                                 ===========       =========      ========

      There were no securities considered antidilutive in the computation of diluted earnings per share.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE P - EMPLOYEE BENEFIT PLAN

      401(K) PLAN

      The Company maintains a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). The Company matches employee contributions dollar for dollar up to 7% of compensation. The Company contributed approximately $161,000 and $110,000 to the plan for the years ended December 31, 2002 and 2001, respectively.

NOTE Q - STOCKHOLDERS' EQUITY

      PREFERRED STOCK

      During fiscal year 2001, the Company issued 937,800 shares of Series A Convertible Preferred Stock ("Preferred Stock") at $10.00 per share for a total of $9,378,000. This consisted of $4,378,000 in cash and $5,000,000 in exchange of a note payable. The holder of the Preferred Stock is entitled to receive, when, as and if declared by the Board of Directors of the Company, out of any funds legally available therefore, dividends equal to ten percent (10%) of the original issue price prior and in preference to any declaration or payment of any dividends on the Company's common stock; and convertible into the Company's common stock, at the option of the holder thereof, at anytime after the date of issuance at a conversion price of $6.08 per share of common stock. The Preferred Stock is redeemable at the option of the Company at a redemption price of eleven dollars ($11.00) per share. On March 29, 2002, the Company amended the Preferred Stock agreement to allow the holders of the Preferred Stock to be entitled to receive, when, as and if declared by the Board of Directors, dividends in an amount to be determined by the Board of Directors, but not less than 0.83% of the original issue price per annum and not more than 10% of the original issued price per annum, prior and in preference to any declaration or payment of any dividends on the Common Stock. Dividends on the Series A Preferred may be paid in cash or in Common Stock and shall not be cumulative.

      COMMON STOCK DIVIDENDS

      During fiscal year 2002, the Company declared and paid cash dividends approximating $1,943,000 to common stockholders.

      STOCK OPTIONS

      During fiscal year 2002, the Company granted stock options and warrants for 1,140,000 shares of common stock to the chief executive officer and other eligible employees. The stock options granted to eligible employees totaling 640,000 have a term of 10 years from the date of grant and vest equally over a three year period beginning one year after the date of grant. The stock warrants granted to the chief executive officer totaling 500,000 have a term of 10 years from the date of grant and vest entirely on the date of grant.

      As of December 31, 2002, outstanding stock options and warrants totaled 2,714,000.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

       STOCK OPTIONS AND WARRANTS ACTIVITY

      The following table summarizes the Company's employee and directors stock options and warrants activity:

                                                             WEIGHTED
                                                             AVERAGE
                                             NUMBER         EXERCISE
                                           OF SHARES          PRICE
                                           ---------          -----
Balance, January 1, 2001                      961,800      $   4.00
Options and warrants granted                  636,700          5.05
Options and warrants exercised                     --            --
Options and warrants forfeited/expired          9,500          4.00
                                            ---------      --------
Balance, January 1, 2002                    1,589,000          4.45
Options and warrants granted                1,140,000          7.02
Options and warrants exercised                     --            --
Options and warrants forfeited/expired         15,000          6.24
                                            ---------      --------
Balance, December 31, 2002                  2,714,000      $   5.36
                                            =========      ========

      The following table summarizes information about options and warrants outstanding and exercisable for employees and directors at December 31, 2002 and 2001:

                                                                            SHARES UNDERLYING
        SHARES UNDERLYING OPTIONS/WARRANTS OUTSTANDING                OPTIONS/WARRANTS EXERCISABLE
------------------------------------------------------------------    ----------------------------
                     SHARES           WEIGHTED                           SHARES
                   UNDERLYING          AVERAGE         WEIGHTED        UNDERLYING      WEIGHTED
                    OPTIONS/          REMAINING         AVERAGE        OPTIONS/         AVERAGE
EXERCISE            WARRANTS         CONTRACTUAL       EXERCISE        WARRANTS        EXERCISE
PRICES             OUTSTANDING          LIFE             PRICE         EXERCISABLE        PRICE
------          ---------------   ---------------  ---------------  ---------------   -----------
 $2.81               15,000         8.00 years         $ 2.81              10,000        $  2.81

 $4.00              967,300         7.83 years         $ 4.00             952,300        $  4.00

 $5.07              609,700         8.27 years         $ 5.07             604,700        $  5.07

 $7.02            1,137,000         9.92 years         $ 7.02             500,000        $  7.02

      Pro forma information regarding net income and net income per share, as disclosed in Note A, has been determined as if the Company had accounted for its Employee stock-based compensation plans and other stock options under the fair value method of SFAS No. 123. The fair value of each option and warrant grant are estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option and warrant plans:

                                                                2002       2001
                                                                ----       ----
Average risk-free interest rates                               2.58%       3.41%
Average expected life (in years)                                  3           3
Volatility                                                    74.50%      84.22%
Dividend yield                                                 0.26%       1.43%

       The Black-Scholes option valuation model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's Employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. During 2002 and 2001, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

      The weighted average fair value of options and warrants granted with exercise prices at the current fair value of the underlying stock during 2002 and 2001 was approximately $3.51 and $2.76 per option, respectively.

      STOCK WARRANTS

      Spokesperson Stock Warrants - In January 2001, the Company consummated a Consulting Agreement with Joe Namath, a National Football League Hall of Fame inductee, to act as a spokesperson on behalf of the Company for five years. In consideration, Mr. Namath will be compensated in the amount of $1,000,000 cash annually and received warrants to purchase 800,000 shares of the Company's common stock at an exercise price of $0.01 and warrants to purchase 400,000 shares of the Company's common stock at an exercise price of $4.60. The 800,000 warrants vest immediately, and the 400,000 warrants vest within one year. The outstanding warrants granted have a term of ten years from the date of grant. The fair value of the warrants was estimated as of the measurement date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 0.0%, expected volatility of 54.51%, risk-free interest rate of 5.77% and an expected holding period of five years. Based on these assumptions, total compensation expense of the warrants granted was approximately $4,650,000 and will be recognized over five years, the length of the consulting agreement. Accordingly, the Company recorded consulting expenses of approximately $930,000 for the year ended December 31, 2002. The following tables summarize information about the Spokesperson Stock Warrants activity during the year ended December 31, 2002:

                                                       WEIGHTED
                                                       AVERAGE
                                  NUMBER OF            EXERCISE
                                   WARRANTS              PRICE
                                   --------              -----
Balance, January 1, 2002            1,200,000            $ 1.54
Warrants granted                           --
Warrants canceled                          --                --
Warrants expired                           --                --
Warrants exercised                         --                --
                                    ---------            ------
Balance, December 31, 2002          1,200,000            $ 1.54
                                    =========            ======

                        EXERCISE PRICE
                     EQUALS, EXCEEDS OR    WEIGHTED
    NUMBER OF        IS LESS THAN MARKET    AVERAGE                  WEIGHTED
WARRANTS GRANTED       PRICE OF STOCK      EXERCISE     EXERCISE      AVERAGE
   DURING 2002          ON GRANT DATE        PRICE       PRICE       FAIR VALUE
   -----------          -------------        -----       -----       ----------
          --              Equals             $  --        $   --        $  --
      400,000             Exceeds             4.60          4.60         2.81
      800,000             Less than           0.01          0.01         4.62
    ---------                                -----                      -----
    1,200,000                                $1.54                      $4.00
    =========                                =====                      =====

      Consultant Warrants - During 2002, the Company issued warrants to purchase 8,333 shares of common stock to consultants, and as a result, the Company recorded $37,807 in consulting expenses during 2002. The warrants have an exercise price $7.25 per share, weighted average fair value of $4.54 per share, vest immediately and have a term of 5 years. The fair value was estimated as of the measurement date using Black-Scholes option pricing model with the following assumptions: dividend yield of 0.25%, expected volatility of 89.52%, risk-free interest rate of 2.89% and expected holding period of one year.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

      TREASURY STOCK

      During fiscal year 2001, the Company acquired 1,448,672 shares of treasury stock, which includes 800,000 shares related to the spin-off L.L. Bradford & Company, for a total value of approximately $4,191,887. During October 2001, the Company awarded 30,000 shares of its treasury stock to two employees of the Company. Expenses related to this bonus totaled $94,200. 1,421,072 shares of treasury stock were retired as of December 31, 2001.

      During fiscal year 2002, the Company acquired 296,200 shares of treasury stock for a total value of $2,518,714 of which 1,000 shares were awarded to an employee as bonus totaling $6,120. The remaining 295,200 shares of treasury stock were retired as of December 31, 2002.

NOTE R - EMPLOYMENT AGREEMENTS

      The Company has employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or the Company with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with the Company, which extend for a period of time after termination.

NOTE S - FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amounts of cash, accounts receivable, accounts payable, dividends payable, and notes payable approximate fair value because of the short-term maturity of these instruments.

      The carrying value of mortgage loans and notes receivable approximates the fair value at December 31, 2002. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.

NOTE T - CONCENTRATIONS

      Financial instruments, which potentially subject the Company to credit risk, include cash in bank, accounts receivable and loans secured by trust deeds.

      The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

      Concentration of credit risk with respect to accounts receivable is limited because of the large number of diverse customers. The Company controls credit risk through real estate securing mortgage loans and monitoring procedures. The Company believes it is not exposed to any significant credit risk on accounts receivable.

      Concentrations of mortgage loans serviced exist in California, Hawaii, Nevada, and Texas with approximately 14%, 10%, 38% and 22% of mortgage loan balances as of December 31, 2002, respectively. As such, the Company has a significant geographic concentration of credit risk that may be adversely affected by periods of economic decline in these states.

      Concentrations of mortgage loans exist at December 31, 2002 in commercial, construction, and acquisition and development loans. Concentrations of mortgage loans also exist with one borrower which represents approximately 77% of the total investments in mortgage loans at December 31, 2002. As such, the Company has a significant product concentration and concentration of credit risk with one borrower that may be adversely affected by periods of economic decline.

      The Company's investments in mortgage loans on real estate will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

                         VESTIN GROUP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

NOTE U - COMMITMENTS AND CONTINGENCIES

      LEASE COMMITMENTS

      The Company operates from leased office facilities under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. The Company also leases equipment and a vehicle under noncancellable operating leases. Rent expense for leased office facilities, equipment, and the vehicle charged to operations for the year ended December 31, 2002 and 2001 was $568,772 and $404,849, respectively.

      Future minimum rental payments required under the operating leases as of December 31, 2002, are as follows:

2003                418,329
2004                364,608
2005                326,398
2006                 74,700
                -----------
                $ 1,184,035
                ===========

      In September 2002, the Company entered into a one year Aircraft Usage Agreement with C5, LLC, a company wholly owned by the Company's Chief Executive Officer. The agreement is to allow the Company to use an airplane on a preferred basis over any other proposed user. The Company is required to pay a monthly fee based on an hourly rate of $3,000 per hour for the first 10 hours and $2,500 per hour for each hour thereafter. The Company is required to make a minimum monthly payment equivalent to 16 hours of usage ($45,000). The agreement automatically renews for successive periods of one year each unless terminated by either party no less than thirty days prior to the end of the term. Future minimum payments required under this agreement for 2003 total $360,000.

NOTE V - EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S REPORT

      The Company, Vestin Mortgage and Del Mar Mortgage, Inc., ("Del Mar Mortgage"), a company wholly owned by Mike Shustek, the largest shareholder and CEO of the Company, and various affiliates of the Company are defendants in a civil action (the "Action"). On April 10, 2003, the United States District Court for the District of Nevada (the "Court") entered a judgment in the Action for $5.0 million, plus interest accruing from March 26, 2003, jointly and severally against the Company, Vestin Mortgage and Del Mar Mortgage. Subsequent to April 10, 2003, the Court stayed the execution of the judgment pending the hearing and ruling on post-trial motions and accordingly, the Court did not require the defendants to post a bond for the judgment. Del Mar Mortgage has indemnified the Company and Vestin Mortgage for any losses and expenses in connection with the Action. Mr. Shustek has guaranteed the indemnification. If the stay of execution is lifted, Mr. Shustek has agreed to provide a bond in the amount of the judgment. In management's opinion after consultation with legal counsel, the judgment against the Company and Vestin Mortgage will be vacated and will have no effect on the operating results and financial condition of the Company. The defendants are appealing the ruling by the District Court.

      The Company is involved with certain other legal proceedings incidental to its business activities. Management believes that the outcome of these proceedings will not have a material adverse effect on the Company's financial condition, results of operations and cash flows.

      The Company has elected to contribute capital of $1.6 million to Fund I in the form of an interest-bearing amortizing note of $251,000 and the forgiveness of an obligation due from Fund I in the amount of $1,349,000. The capital contribution will increase the members' capital account in Fund I to approximately $10 per unit. The amount of the contribution will be charged to current operating results during the quarter ended March 31, 2003, as the Company will not receive additional units for the contribution.

                      INFORMATION ON CHANGE OF ACCOUNTANTS

     Effective April 18, 2002, the Board of Directors of Vestin Group approved the engagement of Ernst & Young LLP as its independent accountants for 2002 to replace the firm of Grant Thornton LLP, which was dismissed as the independent accountants of Vestin Group effective April 18, 2002. The Audit Committee of the Board of Directors of Vestin Group had recommended the change of the independent accountants to the Board of Directors. The reports of Grant Thornton on Vestin Group's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or application of accounting principles. In connection with the audits of Vestin Group's financial statements for each of the two fiscal years ended December 31, 2001 and 2000, and during the period from January 1, 2002 through April 18, 2002, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the matter in their report. Except for the matters specified in the following paragraph, during the two fiscal years ended December 31, 2001 and 2000, and during the period from January 1, 2002 through April 18, 2002, there have been no reportable events as defined in Regulation S-K Rule 304(a)(1)(v).

     Grant Thornton has informed Vestin Group of certain matters which Grant Thornton considers to be reportable conditions as follows: (a) Vestin Group's internal controls failed to ensure (i) that certain related party transactions were appropriately and timely documented and approved by the Board of Directors of Vestin Group prior to being executed and recorded in the financial records of Vestin Group and that such transactions were not properly identified as related party transactions when initially recorded in the financial records of the Company, and (ii) that certain transactions outside the normal course of business were correctly recorded when initially entered into the financial records of the Company; (b) lack of periodic reconciliation of accounts resulted in a significant number of adjustments after the books were closed at year end;
(c) checks were being written with verbal approval only, and written documentation of approval was not always retained for such checks; and (d) the amount being paid to one of the officers of Vestin Group exceeded by approximately $35,000 the compensation specified in that officer's employment contract. Items (a) and (b) above were raised in a Reportable Condition and Advisory Comments letter issued by Grant Thornton to Vestin Group for the fiscal year ended December 31, 2001 (the "2001 Management Letter"), and items (c) and
(d) above were raised in a management letter issued by Grant Thornton to Vestin Group for the fiscal year ended December 31, 2000. Although a draft of the 2001 Management Letter was circulated by Grant Thornton to Vestin Group on April 11, 2002 and a letter discussing audit adjustments was delivered to the Company's Audit Committee on April 5, 2002, the final 2001 Management Letter was not received by Vestin Group until May 8, 2002. Grant Thornton had previously discussed the substance of items (a) and (b) above with the Company's Board of Directors and the chairman of the Company's Audit Committee. Items (c) and (d) above were also discussed with the Company's Audit Committee and the Board of Directors. All of the foregoing correspondence has been delivered to Ernst & Young and the Company's Audit Committee is currently discussing such matters with Ernst & Young. Also, Vestin Group has authorized Grant Thornton to respond fully to the inquiries of Ernst & Young concerning such matters.

     Vestin Group believes that the foregoing internal control matters did not result in any material inaccuracies in its published financial statements and that, through the implementation of improved internal control procedures, has adequately addressed the matters raised by Grant Thornton.

     The foregoing should be read in conjunction with Vestin Group's current report on Form 8-K/A filed with the Securities and Exchange Commission on June 4, 2002.

                                                                       EXHIBIT A

                             RE INVESTMENTS III, LLC
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                             RE INVESTMENTS III LLC

                                TABLE OF CONTENTS

 ARTICLE 1
    ORGANIZATION OF THE LIMITED LIABILITY COMPANY.................................  A-1
 1.1 Formation....................................................................  A-1
 1.2 Name.........................................................................  A-1
 1.3 Place of Business............................................................  A-1
 1.4 Purpose......................................................................  A-1
 1.5 Articles of Organization.....................................................  A-1
 1.6 Term of Existence............................................................  A-2
 1.7 Power of Attorney............................................................  A-2
 1.8 Nature of Power of Attorney..................................................  A-2

 ARTICLE 2
    DEFINITIONS...................................................................  A-2
 2.1 Acquisition and Investment Evaluation Expenses...............................  A-2
 2.2 Acquisition and Investment Evaluation Fees...................................  A-3
 2.3 Acquisition Expenses.........................................................  A-3
 2.4 Acquisition Fees.............................................................  A-3
 2.5 Administrator................................................................  A-3
 2.6 Affiliate....................................................................  A-3
 2.7 Agreement....................................................................  A-3
 2.8 Capital Account..............................................................  A-3
 2.9 Capital Contribution.........................................................  A-4
 2.10 Capital Transaction.........................................................  A-4
 2.11 Cash Flow...................................................................  A-4
 2.12 Code........................................................................  A-4
 2.13 Company.....................................................................  A-4
 2.14 Competitive Real Estate Commission..........................................  A-4
 2.15 Deed(s) of Trust............................................................  A-5
 2.16 Financing...................................................................  A-5
 2.17 Fiscal Year.................................................................  A-5
 2.18 Front-End Fees..............................................................  A-5
 2.19 Gross Asset Value...........................................................  A-5
 2.20 Independent Expert..........................................................  A-5
 2.21 Interest....................................................................  A-5
 2.22 Investment in Mortgage Loans................................................  A-6
 2.23 Majority....................................................................  A-6
 2.24 Manager.....................................................................  A-6
 2.25 Member......................................................................  A-6
 2.26 Mortgage Investment(s)......................................................  A-6
 2.27 Mortgage Loans..............................................................  A-6
 2.28 NASAA Guidelines............................................................  A-6
 2.29 Net Income Available for Distribution.......................................  A-6
 2.30 Net Proceeds................................................................  A-6
 2.31 Net Worth...................................................................  A-6
 2.32 Nevada Statutes.............................................................  A-6
 2.33 Offering....................................................................  A-7
 2.34 Organization and Offering Expenses..........................................  A-7
 2.35 Person......................................................................  A-7
 2.36 Profits and Losses..........................................................  A-7
 2.37 Program.....................................................................  A-7
 2.38 Prospectus..................................................................  A-7
 2.39 Property Management Fee.....................................................  A-7
 2.40 Purchase Price..............................................................  A-7
 2.41 Real Property...............................................................  A-8
 2.42 Regulations.................................................................  A-8

 2.43 Reinvested Distributions....................................................  A-8
 2.44 Roll-Up.....................................................................  A-8
 2.45 Roll-Up Entity..............................................................  A-8
 2.46 Sponsor.....................................................................  A-8
 2.47 Subscription Agreement......................................................  A-8
 2.48 Units.......................................................................  A-8
 2.49 Writedown...................................................................  A-8
 2.50 Writedown Amount............................................................  A-9

 ARTICLE 3
    THE MANAGER...................................................................  A-9
 3.1 Control in Manager...........................................................  A-9
 3.2 Limitations on Manager's Authority...........................................  A-10
 3.3 Right to Purchase Receivables and Loans......................................  A-11
 3.4 Extent of Manager's Obligation and Fiduciary Duty............................  A-12
 3.5 Liability and Indemnification of Manager.....................................  A-12
 3.6 Assignment by the Manager....................................................  A-13
 3.7 Removal of Manager...........................................................  A-13
 3.8 Right to Rely on Manager.....................................................  A-14
 3.9 Transfer of the Control of the Manager.......................................  A-14
 3.10 Amendment to the Manager's Duties...........................................  A-14

 ARTICLE 4
    INVESTMENT AND OPERATING POLICIES.............................................  A-14
 4.1 Commitment of Capital Contributions..........................................  A-14
 4.2 Investment Policy............................................................  A-14
 4.3 Investments In or With Other Companies.......................................  A-14
 4.4 Sales of Mortgages to the Company............................................  A-17
 4.5 Sales of Mortgages to the Manager............................................  A-17
 4.6 Dealing with Related Companies...............................................  A-18
 4.7 Sales of Foreclosed Properties...............................................  A-18
 4.8 Lending Practices............................................................  A-18
 4.9 Sales and Leases to the Company..............................................  A-19
 4.10 Sales and Leases to Manager.................................................  A-19
 4.11 Exchange of Limited Partnership Interests...................................  A-20
 4.12 Exclusive Agreement.........................................................  A-20

 ARTICLE 5
    CAPITAL CONTRIBUTIONS; LOANS TO COMPANY.......................................  A-21
 5.1 Capital Contribution by Manager..............................................  A-21
 5.2 Contributions of Other Members...............................................  A-21
 5.3 Interest.....................................................................  A-21
 5.4 Loans from Members and Affiliates of Members.................................  A-21
 5.5 Loans from the Manager.......................................................  A-21
 5.6 Financing from the Manager...................................................  A-21
 5.7 Company Indebtedness.........................................................  A-22

 ARTICLE 6
    VOTING AND OTHER RIGHTS OF MEMBERS............................................  A-22
 6.1 No Participation in Management...............................................  A-22
 6.2 Rights and Powers of Members.................................................  A-22
 6.3 Meetings.....................................................................  A-22
 6.4 Limited Liability of Members.................................................  A-23
 6.5 Access to Books and Records..................................................  A-23
 6.6 Representation of Company....................................................  A-24

 ARTICLE 7
    PROFITS AND LOSSES; CASH DISTRIBUTIONS........................................  A-24
 7.1 Allocation of Profits and Losses.............................................  A-24
 7.2 Net Income Available For Distribution........................................  A-24
 7.3 Net Proceeds.................................................................  A-24
 7.4 Cash Distributions Upon Dissolution..........................................  A-24
 7.5 Special Allocation Rules.....................................................  A-24
 7.6 Code Section 704(c) Allocations..............................................  A-25
 7.7 Intent of Allocations........................................................  A-26
 7.8 Annual Valuation of Assets...................................................  A-26

 ARTICLE 8
    DISTRIBUTION REINVESTMENT PLAN................................................  A-26
 8.1 Members' Reinvested Distributions............................................  A-26
 8.2 Purchase of Additional Units.................................................  A-27
 8.3 Statement of Account.........................................................  A-27
 8.4 Continued Suitability Requirements...........................................  A-27
 8.5 Changes or Termination of the Plan...........................................  A-27

 ARTICLE 9
    BOOKS AND RECORDS, REPORTS AND RETURNS........................................  A-27
 9.1 Books and Records............................................................  A-27
 9.2 Annual Statements............................................................  A-28
 9.3 Special and Quarterly Reports................................................  A-28
 9.4 Filings......................................................................  A-29
 9.5 Suitability Requirements.....................................................  A-30
 9.6 Fiscal Matters...............................................................  A-30

 ARTICLE 10
    TRANSFER OF COMPANY INTERESTS.................................................  A-30
 10.1 Interest of Manager.........................................................  A-30
 10.2 Transfer of Member's Interest...............................................  A-31
 10.3 Further Restrictions on Transfers...........................................  A-31

 ARTICLE 11
    DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER; WITHDRAWAL OF MANAGER...  A-32
 11.1 Effect of Death or Legal Incompetency of a Member on the Company............  A-32
 11.2 Rights of Personal Representative...........................................  A-32
 11.3 Withdrawal of Members Other than Manager....................................  A-32
 11.4 Withdrawal by Manager.......................................................  A-34
 11.5 Payment to Terminated Manager...............................................  A-34

 ARTICLE 12
    DISSOLUTION OF THE COMPANY....................................................  A-34
 12.1 Events Causing Dissolution..................................................  A-34
 12.2 Winding Up..................................................................  A-35
 12.3 Order of Distribution of Assets.............................................  A-35
 12.4 No Recourse to Manager......................................................  A-35
 12.5 Compliance With Timing Requirements of Regulations..........................  A-35

 ARTICLE 13
    ROLL-UPS......................................................................  A-36
 13.1 Roll-Up Transactions: Appraisal.............................................  A-36
 13.2 Members' Rights in a Roll-Up................................................  A-36
 13.3 Limitations on Roll-Ups.....................................................  A-36

 ARTICLE 14
    COMPENSATION TO THE MANAGER AND ITS AFFILIATES................................  A-37
 14.1 Compensation of the Manager and its Affiliates..............................  A-37
 14.2 Expenses of the Company.....................................................  A-38

 ARTICLE 15
    MISCELLANEOUS.................................................................  A-39
 15.1 Covenant to Sign Documents..................................................  A-39
 15.2 Notices.....................................................................  A-39
 15.3 Right to Engage in Competing Business.......................................  A-39
 15.4 Amendment...................................................................  A-39
 15.5 Entire Agreement............................................................  A-40
 15.6 Waiver......................................................................  A-40
 15.7 Severability................................................................  A-40

 15.8 Application of Nevada law...................................................  A-40
 15.9 Captions....................................................................  A-40
 15.10 Number and Gender..........................................................  A-40
 15.11 Counterparts...............................................................  A-40
 15.12 Waiver of Action for Partition.............................................  A-41
 15.13 Defined Terms..............................................................  A-41
 15.14 Binding on Assignees.......................................................  A-41

                               OPERATING AGREEMENT
                                       OF
                             RE INVESTMENTS III, LLC
                       A NEVADA LIMITED LIABILITY COMPANY

           THIS OPERATING AGREEMENT (this "Agreement") was made and entered into as of the 2nd day of May, 2003, by and among Vestin Mortgage, Inc., a Nevada corporation (the "Manager" and, in its capacity as a member of the Company, the "Initial Member" and collectively with all Persons who may become members of the Company from time to time in accordance herewith, the "Members"), and RE INVESTMENTS III, LLC, a Nevada limited liability company (the "Company").

                                   WITNESSETH

           WHEREAS, the Initial Member and the Company desire to enter into an Operating Agreement to govern the Company's operations;

           NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Operating Agreement is hereby adopted:

                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

1.1 Formation. The Initial Member caused the formation of the Company on April 16, 2003 under the provisions of Title 7, Chapter 86, of the Nevada Statutes.

1.2   Name. The name of the Company is RE INVESTMENTS III, LLC.

1.3 Place of Business. The principal place of business of the Company is and will be located at 2901 El Camino Avenue, Las Vegas, Nevada 89102, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

1.4 Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will (i) invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of Real Property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement and
      (ii) acquire and own for investment purposes, either alone or in association with others, a diversified portfolio of income-producing Real Property and to engage in any and all activities related or incidental to such purpose.

1.5 Articles of Organization. The Company's Articles of Organization, as amended, and Certificate of Acceptance of Appointment of Resident Agent have been duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada under the provisions of the Nevada Statutes. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to
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      execute and cause to be filed additional Certificates of Amendment of the
      Articles of Organization whenever required by the Nevada Statutes or this Agreement.

1.6 Term of Existence. The Company's existence began on April 16, 2003 and, notwithstanding anything to the contrary in the Articles of Organization, will continue until December 31, 2023, unless earlier terminated under the provisions of this Agreement or by operation of law. A Majority may extend the Company' s term, provided that the Company remains in compliance with the NASAA Guidelines.

1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

            1.7.1 This Agreement, the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state, or which the Manager deems advisable to prepare, execute and file;

            1.7.2 Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

            1.7.3 Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

1.8         Nature of Power of Attorney. The grant of authority in Section 1.7:

            1.8.1 Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

            1.8.2 May be exercised by the Manager for each Member by a facsimile signature of or on behalf of the Manager or by listing all of the Members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

            1.8.3 Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

                                    ARTICLE 2
                                   DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

           2.1 Acquisition and Investment Evaluation Expenses means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses,

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title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

           2.2 Acquisition and Investment Evaluation Fees means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

           2.3 Acquisition Expenses means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection of properties, whether or not acquired.

           2.4 Acquisition Fees means the total of all fees and commissions paid by any Person in connection with making or investing in mortgage loans or the purchase, development or construction of property. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

           2.5 Administrator means the agency or official administering the securities law of a state in which units are registered or qualified for offer and sale.

           2.6 Affiliate means, (a) any person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

           2.7 Agreement means this Operating Agreement, as amended from time to time.

           2.8 Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

                  2.8.1 The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

                  2.8.2 The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

           If the Gross Asset Value of a Company asset is adjusted in accordance with Section 2.19, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the adjustment to the Capital Accounts of the Members that

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would have occurred if the Company had recognized Profits (in the case of an adjustment that results in an increase in the Gross Asset Value of such asset) or Losses (in the case of an adjustment that results in a reduction in the Gross Asset Value of such asset) equal to the amount of such adjustment and such Profits or Losses were allocated under Article 7.

           If any interest in the Company is transferred in accordance with
Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

           The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for
(a) any property contributed to the Company or distributed to the Manager, and
(b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

           2.9 Capital Contribution means the total investment and contribution to the capital of the Company made by a Member (i) in cash, (ii) by advancing expenses to non-affiliated third parties on behalf of the Company and with the Company's authorization or (iii) by way of automatic reinvestment of Company distributions (or deemed distributions) of capital and/or net income. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for an acquisition of units of the Company under the prospectus plus, in the case of the Manager, the amount advanced to non-affiliated third parties on behalf of the Company in connection with the Offering.

           2.10 Capital Transaction means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

           2.11 Cash Flow means cash funds provided from operations (other than repayments of mortgage loan principal) including without limitation, interest, points, lease payments, leasing fees, revenue participations, participations in property appreciation, gain on the sale of Real Property, interest or dividends from interim investments paid to the Company after deducting cash funds used to pay general Company operating and administrative expenses and debt payments, but without deduction for depreciation.

           2.12 Code means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

           2.13 Company means RE INVESTMENTS III, LLC, the Nevada limited liability company to which this Agreement pertains.

           2.14 Competitive Real Estate Commission means the real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and

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location of the property.

           2.15 Deed(s) of Trust means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

           2.16 Financing means all indebtedness incurred by the Company or encumbering the Company's properties, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months.

           2.17 Fiscal Year means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 2003 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

           2.18 Front-End Fees means any fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Investment Evaluation Expenses, Acquisition Fees, Acquisition Expenses and Acquisition and Investment Evaluation Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Company.

           2.19   Gross Asset Value means, for any Company asset, the following:

                  2.19.1 The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code
                  Section 7701(g)), as determined by the contributing Member and the Manager;

                  2.19.2 The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

                  2.19.3 The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

                  2.19.4 The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown or Writeup of the Company asset in accordance with Sections 2.45, 2.46 and 7.8.

          2.20 Independent Expert means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

          2.21 Interest means the Capital Accounts of Members, which are divided into "units."

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           2.22 Investment in Mortgage Loans means the amount of Capital
Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

           2.23 Majority means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

           2.24 Manager means Vestin Mortgage, Inc., a Nevada corporation, in that capacity, or any Person replacing Vestin Mortgage under this Agreement. For greater certainty, Vestin Mortgage, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

           2.25 Member means an owner of units in the Company, unless the instruments through which the units were transferred to the owner did not also convey the transferor's status as a Member.

           2.26 Mortgage Investment(s) means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

           2.27 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

           2.28 NASAA Guidelines means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context and the Real Estate Program Guidelines of the North American Securities Administration Association, Inc. adopted on September 29, 1993, as amended from time to time.

           2.29 Net Income Available for Distribution means Cash Flow less amount set aside for creation or restoration of reserves during the month; provided that:

                  2.29.1 The operating expenses shall not include any general overhead expenses of the Manager; and

                  2.29.2 Net Income Available for Distribution shall not exceed the amount of cash on hand.

           2.30 Net Proceeds means the net cash proceeds (or deemed net proceeds) from any Capital Transaction excluding gains realized on the sale of Real Property.

           2.31 Net Worth means the excess of total assets over total liabilities as determined by accounting principles generally accepted in the United States consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

           2.32 Nevada Statutes means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

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         2.33 Offering means the offer and sale of units of the Company made under the Prospectus.

         2.34 Organization and Offering Expenses means those expenses incurred in connection with the Offering of units in the Company pursuant to this Prospectus and paid or owed to a nonrelated third party. Such Organization and Offering Expenses include fees paid to attorneys, brokers, accountants, and any other charges incurred in connection with the Offering pursuant to the Company's Prospectus.

         2.35 Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

         2.36 Profits and Losses mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                  2.36.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.36 shall be added to the taxable income or loss;

                  2.36.2 Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.36, shall be subtracted from the taxable income or loss.

         If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

         Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under
Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

         2.37 Program means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans.

         2.38 Prospectus means the prospectus that forms a part of the Registration Statement on Form S-11 to be filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

         2.39 Property Management Fee means a fee paid to the Manager or other Persons for management and administration of one or more Real Properties owned by the Company.

         2.40 Purchase Price means (i) the price paid upon or in connection with the purchase of a mortgage, but excludes points and prepaid interest and (ii) the price paid upon the purchase or sale of a particular property,

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including the amount of Acquisition Fees and all liens and mortgages on the property, but excluding points and prepaid interest.

         2.41 Real Property means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

         2.42 Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

         2.43 Reinvested Distributions means units purchased under the Company's Plan (as defined in Article 8 of this Agreement).

         2.44 Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights; (b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

         2.45 Roll-Up Entity means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

         2.46 Sponsor means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines. Vestin Group, Inc., the Manager's parent company, is the initial Sponsor of the Company.

         2.47 Subscription Agreement means the document that is an exhibit to and part of the prospectus that every Person who buys units of the Company must execute and deliver with full payment for the units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

         2.48 Units mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

         2.49 Writedown or Writeup means a determination by the Manager for a particular Mortgage Investment, Real Property investment or other Company investment (which determination has been made in conformity with accounting principles generally accepted in the United States) that the fair market value of the investment at the time the determination is made is less than or more than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company within thirty-one (31) days of the end of each

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third quarter and any Writedown or Writeup shall be effective on the last day of the third quarter during the term of this Agreement.

         2.50 Writedown Amount means, for any Mortgage Investment, Real Property investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

                                    ARTICLE 3
                                   THE MANAGER

         3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

                  3.1.1 To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

                  3.1.2 To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

                  3.1.3 To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan or otherwise;

                  3.1.4 To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

                  3.1.5 To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

                  3.1.6 To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

                  3.1.7 To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing

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                  and any matters incident thereto as the Manager may deem
                  advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

                  3.1.8 To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  3.1.9 To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

                  3.1.10 To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

                  3.1.11 To pay all expenses incurred in the operation of the Company;

                  3.1.12 To file tax returns on behalf of the Company and to make any and all elections available under the Code; or

                  3.1.13 To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section
                  15.4 hereof.

         3.2 Limitations on Manager's Authority. The Manager has no authority to:

                  3.2.1    Do any act in contravention of this Agreement;

                  3.2.2 Do any act which would make it impossible to carry on the ordinary business of the Company;

                  3.2.3    Confess a judgment against the Company;

                  3.2.4 Possess Company property or assign the rights of the Company in property for other than a Company purpose;

                  3.2.5 Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

                  3.2.6 Voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

                  3.2.7 Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;


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                  3.2.8 Amend this Agreement without the prior affirmative vote or consent of a Majority, except as permitted by Section 15.4 of this Agreement;

                  3.2.9 Dissolve or terminate the Company without the prior affirmative vote or consent of a Majority;

                  3.2.10 Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority;

                  3.2.11 Grant to the Manager or any of its Affiliates an exclusive right to sell any Company assets;

                  3.2.12 Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

                  3.2.13 Receive from the Company rebates or give-ups or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

                  3.2.14 Commingle the Company's funds with those of any other Person unless pursuant to a master fiduciary account or in connection with investments in or with other companies pursuant to Section 4.3;

                  3.2.15 Use or permit another Person to use the Company's assets in any manner, except for the exclusive benefit of the Company;

                  3.2.16 Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

                  3.2.17 Make loans to the Manager or an Affiliate of the Manager; or

                  3.2.18 Pay, directly or indirectly, a commission or fee (except as otherwise set forth in Article 14 hereof) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

         3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

                  3.3.1 Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

                  3.3.2 Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

                  3.3.3 Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

         3.4 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company's business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law. The Manager, for so long as it owns any units as a Member, hereby waives its right to vote its units and to have them considered as outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1.13 and 15.4) or otherwise.

         3.5 Liability and Indemnification of Manager. Any right to indemnification hereunder shall be subject to the following:

         1. The Company shall not indemnify the Manager for any liability or loss suffered by the Manager, nor shall the Manager be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

                  a. the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

                  b. the Manager was acting on behalf of or performing services for the Company;

                  c. such liability or loss was not the result of the negligence or misconduct by the Manager; and

                  d. such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

         2. Notwithstanding anything to the contrary contained in subsection 1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

                  a. there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

                  b. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

                  c. a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

                  d. in the case of subparagraph c of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states:

                            (1) which are specifically set forth in the Company
agreement; and

                            (2) in which plaintiffs claim they were offered or
sold Company interests.

         3. The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this subsection.

         4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

                  a. the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

                  b. the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

                  c. the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

         3.6 Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

         3.7 Removal of Manager. The Manager may be removed upon the following conditions:

                  3.7.1 The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

                  3.7.2 During the 120 day period described in Section 3.8.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

                  3.7.3 Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the

                  Articles of Organization of the Company in the manner required by Section 26.221 of the Nevada Law.

                  3.7.4 Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

         3.8 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

                  3.8.1    The identity of the Manager or any Member;

                  3.8.2 The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

                  3.8.3 The persons who are authorized to execute and deliver any instrument or document of the Company; and

                  3.8.4 Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         3.9 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager. By majority vote, the Company may terminate the then Manager's interest in the Company by paying an amount equal to the then-present fair market value of such Manager's interest in the Company. In the event the Company and the Manager disagree as to the then-present fair market value, then the dispute shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association.

         3.10 Amendment to the Manager's Duties. Any amendment to this Operating Agreement modifying the rights and/or duties of the Manager shall require the Manager's consent.

                                    ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

         4.1 Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit eighty seven percent (87%) of the Capital Contributions to Investments in Mortgage Loans and Real Property, provided that under no circumstances may such commitment decrease below the applicable percentage in the NASAA Guidelines. The Company may invest in or purchase Mortgage Loans of such duration and on such Real Property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the Real Property, or junior to other mortgage loans on the Real Property, all in the sole discretion of the Manager.

         4.2 Investment Policy. In making investments, the Manager shall follow the investment policy described in the prospectus and as set forth in this Agreement.

         4.3 Investments In or With Other Companies.

                  4.3.1 The Company shall be permitted to invest in general partnerships or joint ventures (including entities in limited liability company and limited liability partnership form) with non-affiliates that own and operate one or more particular mortgages if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of paragraph 4.3.2 acquires a controlling interest in such a general partnership or joint venture, but in no event shall duplicate fees be permitted. For purposes of this paragraph, "controlling interest" means an equity interest possessing the power to direct or cause the direction of the management and policies of the general partnership or joint venture, including the authority to:

                           (a) Review all contracts entered into by the general
                  partnership or joint venture that will have a material effect on its business, property or assets;

                           (b) Cause a sale of the mortgage or its interest
                  therein or cause a sale or refinancing of the property or its interest therein subject in certain cases where required by the partnership or joint venture agreement, to limits as to time, minimum amounts, and/or a right of first refusal by the joint venture partner or consent of the joint venture partner;

                           (c) Approve budgets and major capital expenditures,
                  subject to a stated minimum amount;

                           (d) Veto any sale of the mortgage or property or
                  refinancing of the property, or, alternatively, to receive a specified preference on sale or proceeds; and

                           (e) Exercise a right of first refusal on any desired
                  sale by the joint venture partner of its interest in the mortgage except for transfer to an Affiliate of the joint venture partner.

                  4.3.2 The Company shall be permitted to invest in general partnership or joint ventures with other publicly registered Affiliates of the Company if all the following conditions are met:

                           (a) The Company and the Affiliate have substantially
                  identical investment objectives.

                           (b) There are no duplicate fees.

                           (c) The compensation to the managers is substantially
                  identical in each entity.

                           (d) Each company must have a right of first refusal
                  to buy if the other company wishes to sell assets held in the joint venture.

                           (e) The investment of each company is on
                  substantially the same terms and conditions.

                           (f) It is disclosed in the prospectus that there is a
                  potential risk of impasse on joint venture decisions since no company controls and the potential risk that while a company may have the right to buy the asset from the partnership or joint venture, it may not have the resources to do so.

                  4.3.3 The Company shall be permitted to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only under the following conditions:

                           (a) The investment is necessary to relieve the
                  Manager from any commitment to purchase a mortgage entered into in compliance with paragraph 4.4.1 prior to the closing of the offering period of the Company;

                           (b) There are no duplicate fees;

                           (c) The investment of each entity is on substantially
                  the same terms and conditions;

                           (d) The Company provides for a right of first refusal
                  to buy if the Company wishes to sell a mortgage held in the joint venture;

                           (e) The prospectus discloses the potential risk of
                  impasse on joint venture decisions.

                  4.3.4 Other than as specifically permitted in paragraphs 4.3.2 and 4.3.3, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

                  4.3.5 The Company shall be permitted to invest in general partnership interests of limited partnerships only if the Company, alone or together with any publicly registered Affiliate of the Company meeting the requirements of Section
                  4.3.2 above, acquires a "controlling interest" as defined in
                  Section 4.3.1 above, no duplicate fees are permitted, no additional compensation beyond that permitted in Article 14 of this Agreement, shall be paid to the Manager, and the Company agreement shall comply with this section.

                  4.3.6 A company that is an "upper-tier company" shall be permitted to invest in interests of other companies (the "lower-tier companies") only if all of the following conditions are met.

                           (a) If the manager of the lower-tier company is a
                  manager of the upper-tier company, the company agreement of the upper-tier company shall:

                                    (i) prohibit the company from investing in
                           such lower-tier company unless the company agreement of the lower-tier company contains provisions complying with NASAA Guidelines and provisions acknowledging privity between the lower-tier company and the members, and

                                    (ii) provide that compensation payable in
                           the aggregate from both tiers shall not exceed the amounts permitted under Article 14.

                           (b) If the manager of the lower-tier company is not a
                  manager of the upper-tier company, the company agreement of the upper-tier company shall prohibit that company from investing in the lower-tier company unless the company agreement of the lower-tier company contains provisions complying with NASAA Guidelines; and shall provide that the compensation payable at both tiers shall not exceed the amounts permitted in Article 14.

                           (c) Each lower-tier company shall have as its members
                  only publicly registered upper-tier companies, provided, however, that special limited partners (or members holding comparable interests) not affiliated with the manager shall be permitted if the interest taken result in no diminution in the control exercisable by the other members.

                           (d) No company may be structured with more than two
                  tiers.

                           (e) The company agreement of the upper-tier company
                  must contain a prohibition against duplicate fees.

                           (f) The company agreement of the upper-tier company
                  must provide that the members in the upper-tier company can, upon the vote of the majority in interest and without the concurrence of the manager, direct the manager of the upper-tier company (acting on behalf of the upper-tier company) to take any action permitted to a member (e.g. the upper-tier company) in the lower-tier company.

                           (g) The prospectus must fully and prominently
                  disclose the two-tiered arrangement and any risks related thereto.

                  4.3.7 Notwithstanding the above-stated sections, if the manager of the lower-tier company is not a manager of the upper-tier company, an upper-tier company may invest in a lower-tier company that holds a particular mortgage to be qualified pursuant to the Internal Revenue Code of 1986,
                  Section 42(g) as amended, if members in both tiers are provided all of the rights and obligations required by Section
                  VII. of the NASAA Guidelines and the company agreement of the upper-tier company agreement contains a prohibition against payment of duplicate fees.

         4.4 Sales of Mortgages to the Company. The Company shall not acquire a mortgage in which the Manager has an interest except as set forth below:

                  4.4.1 The Manager may acquire a mortgage in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such mortgage, provided that such mortgage is purchased by the Company for a price no greater than the cost of such mortgage to the Manager, except compensation payable in accordance with Article 14 of this Agreement, and provided there is no other benefit arising out of such transaction to the Manager apart from compensation otherwise permitted by the NASAA Guidelines. Accordingly, all income generated and expenses associated with a mortgage so acquired shall be treated as belonging to the Company. The Manager shall not sell a mortgage to the Company pursuant to this section if the cost of the mortgage exceeds the funds reasonably anticipated to be available to the Company to purchase the mortgage.

                  4.4.2 The purchase is made from a publicly registered affiliate pursuant to the rights of first refusal as set forth in the prospectus under "Acquisition and Investment Policies-Participation." In such a case the Purchase Price should be no more than fair market value as determined by an independent appraisal.

         4.5 Sales of Mortgages to the Manager. The Company shall not sell a mortgage to the Manager unless all of the following criteria are met:

                  4.5.1 The Company does not have sufficient offering proceeds available to retain the mortgage (or contract rights related thereto);

                  4.5.2 The Manager will purchase all mortgages (or contract rights) that the Company does not have sufficient proceeds to retain, as set forth in the prospectus;

                  4.5.3 The Manager will pay the Company an amount in cash equal to the cost of the mortgage (or contract rights) to the Company (including all cash payments and carrying costs related thereto);

                  4.5.4 The Manager assumes all of the Company's obligations and liabilities incurred in connection with the holding of the mortgage (or contract rights) by the Company;

                  4.5.5 The sale to the Manager occurs not later than 90 days following the termination date of the offering;

                  4.5.6 The Manager will use the methodology as set forth in the prospectus in determining which mortgage it will purchase in the event that the Company's offering proceeds are insufficient to retain all mortgages.

         4.6 Dealing with Related Companies. The Company shall not acquire a mortgage from, or sell a mortgage to a company in which the Manager has an interest other than as permitted under the NASAA Guidelines.

         4.7 Sales of Foreclosed Properties. The Company shall not sell a foreclosed property to the Manager or to a company in which the Manager has an interest.

         4.8 Lending Practices.

                  4.8.1 No loans may be made by the Company to the Manager of an Affiliate, except as provided in paragraph 2 of Section 4.8, as set forth below.

                  4.8.2 The Company may provide mortgage loans to lenders formed by or affiliated with the Manager in those circumstances in which such activities have been fully justified to the state regulatory body. These Affiliated transactions must at the minimum meet the following conditions:

                           (a) The circumstances under which the loans will be
                  made and the actual terms of the loans must be fully disclosed in the Prospectus; or

                           (b) An independent and qualified adviser must issue a
                  letter of opinion to the effect that any proposed loan to an Affiliate of the Company is fair and at least as favorable to the Company as a loan to an unaffiliated borrower in similar circumstances. In addition, the Manager will be required to obtain a letter of opinion from the independent adviser in connection with any disposition, renegotiation, or other subsequent transaction involving loans made to the Manager or Affiliate of the Manager. The independent adviser must be identified in the initial prospectus. The independent adviser's compensation must be paid by the Manager and not be reimbursable by the Company;

                           (c) Loans made to third parties, the proceeds of
                  which are used to purchase or refinance a property or other asset in which the Manager of an Affiliate has an equity or security interest, must meet the requirements of subparagraph
                  (a) and (b) as set forth above.

         4.9 Sales and Leases to the Company. The Company shall not purchase or lease property in which the Manager has an interest unless all of the following criteria are met:

                  4.9.1 The transaction occurs at the formation of the Company and is fully disclosed in its prospectus;

                  4.9.2 The property is sold upon terms fair to the Company and at a price not in excess of its appraised value;

                  4.9.3 The cost of the property and any improvements thereon to the Manager is clearly established. If the Manager's cost was less than the price to be paid by the Company, the price to be paid by the Company will not be deemed fair, regardless of the appraised value, unless some material change has occurred to the property which would increase the value since the Manager acquired the property;

                  4.9.4 The provisions of this subsection 4.9 notwithstanding, the Manager may purchase property in its own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, or the borrowing of money or obtaining of financing for the Company, or completion of construction of the property, or any other purpose related to the business of the Company, provided that such property is purchased by the Company for a price no greater than the cost of such property to the Manager, except compensation in accordance with this Agreement, and provided there is no difference in interest rates of the loans secured by the property at the time acquired by the Manager and the time acquired by the Company, nor any other benefit arising out of such transaction to the Manager apart from compensation otherwise permitted under the NASAA Guidelines. Accordingly, all income generated and expenses associated with the property acquired shall be treated as belonging to the Company. In no event shall the Company purchase property from the Manager pursuant to this subsection 4.9.4 if the Manager has held the property for a period in excess of 12 months prior to commencement of the offering. The Manager shall not sell property to the Company pursuant to this subsection 4.9.4 if the cost of the property exceeds the funds reasonably anticipated to be available to the Company to purchase the property.

                  4.9.5 The purchase is made from the Company formed by the Manager pursuant to the rights of first refusal required by the NASAA Guidelines. In such a case the Purchase Price should be nor more than fair market value as determined by an independent appraisal.

         4.10 Sales and Leases to Manager. The Company shall not sell or lease property to the Manager except as provided below:

                  4.10.1 The Company may lease property to the Manager pursuant to a lease-back arrangement made at the outset, the terms of which are fully disclosed in the prospectus and no less favorable to the Company than those offered to and accepted by Persons who are not Affiliates of the Manager.

                  4.10.2 Not more than 10% of aggregate leasable space owned by the Company may be under lease to the Manager pursuant to terms not less favorable to the Company than those offered and accepted by Persons who are not Affiliates of the Manager; provided that the Manager may not sublet such properties unless all profits derived from such subleases in excess of rentals due on the master lease are paid to the Company.

                  4.10.3 The Manager may purchase property (or contact rights related thereto) from the Company only if all of the following criteria are met:

                           (a) The Company does not have sufficient Offering proceeds available to retain the property (or contract rights related thereto);

                           (b) The prospectus discloses that the Manager will purchase all properties (or contract rights) that the Company does not have sufficient proceeds to retain;

                           (c) The Manager pays the Company an amount in cash equal to the cost of the property (or contract rights) to the Company (including all cash payments and carrying costs related thereto).

                           (d) The Manager assumes all of the Company's obligations and liabilities incurred in connection with holding of the property (or contract rights) by the Company.

                           (e) The sale to the Manager occurs not later than 90 days following the termination of the Offering.

                           (f) The methodology to be used by the Manager in determining which properties it will purchase in the event that the Company's Offering proceeds are insufficient to retain all properties must be fully disclosed in the Prospectus.

         4.11 Exchange of Limited Partnership Interests. The Company may not acquire property in exchange for limited partnership interests, except for property which is described in the Prospectus which will be exchanged immediately upon effectiveness. In addition, such exchange shall meet the following conditions:

                  4.11.1 A provision for such exchange must be set forth in the partnership agreement and appropriate tax disclosures of such exchange are set forth in the Prospectus.

                  4.11.2 The property being acquired must come within the objectives of the Company.

                  4.11.3 The Purchase Price assigned to the property shall be no higher than the value supported by an appraisal prepared by an independent qualified appraiser.

                  4.11.4 Each limited partnership interest must be valued at no less than market value if there is a market or if there is no market, fair market value of the Company's assets as determined by an independent appraiser within the last 90 days, less its liabilities, divided by the number of interests outstanding;

                  4.11.5 No securities sales or underwriting commissions shall be paid in connection with such exchange.

         4.12 Exclusive Agreement. The Company shall not give the Manager an exclusive right to sell or exclusive employment to sell property for the Company.

                                    ARTICLE 5
                     CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

         5.1 Capital Contribution by Manager. The Manager (in its capacity as the Initial Member) shall contribute to the capital of the Company such amount as it deems appropriate; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the Offering up to 5% of the aggregate capital contributions to the Company, provided that, in no event shall such amount exceed $1,000,000 of offering expenses, to the extent such expenses are paid by the Manager to non-affiliated parties.

         5.2 Contributions of Other Members. Members other than the Manager shall acquire units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of units (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request to the Manager.

         5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution, subject to Article 11 hereof.

         5.4 Loans from Members and Affiliates of Members. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. The inability of the Company to obtain more favorable loan terms shall be a condition to obtaining such loans from a Member or affiliate of a Member. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company's Investment Policy as it relates to transactions with the Manager or its Affiliates.

         5.5 Loans from the Manager. On any loans made available to the Company by the Manager, the Manager may not receive any interest or similar charges or fees in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by the Manager on a loan to the Company secured by either a first or junior or all inclusive trust deed, mortgage, or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance.

         5.6 Financing from the Manager. The manager shall be prohibited from providing Financing except as permitted by Section 5.5 or in an "all-inclusive" or "wrap-around note" and deed of trust if the following conditions are satisfied:

                  5.6.1. The Manager shall not receive interest on the amount of the underlying encumbrance included in the all-inclusive note in excess of that payable to the lender on that underlying encumbrance;

                  5.6.2 The Company shall receive credit on its obligation under the all-inclusive note for payments made directly on the underlying encumbrance; and

                  5.6.3 A paying agent shall collect payments (other than the initial payment) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursements to the holder of the all-inclusive note, subject to the requirements in paragraph 5.6.1 above, or, in the alternative, all payments on the all-inclusive and underlying note shall be made directly by the Company.

         5.7 Company Indebtedness. The total amount of indebtedness incurred by the Company shall at no time exceed the sum of 85% of the aggregate Purchase Price of all Real Properties owned by the company plus 70% of the aggregate fair market value of all other assets of the Company.

                                    ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

         6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company's business or have any right or authority to act for or bind the Company.

         6.2 Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for in
Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and an affirmative vote of a Majority shall be required to allow or direct the Manager to:

                  6.2.1 Dissolve and windup the Company before the expiration of the term of the Company;

                  6.2.2 Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

                  6.2.3 Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

                  6.2.4 Change the nature of the Company's business; and

                  6.2.5 Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

         6.3      Meetings.

                  6.3.1 The Members may hold meetings of Members within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

                  6.3.2 The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

                  6.3.3 Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

         6.4 Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member's Capital Contribution to the Company and the Member's share of any undistributed net income and gains of the Company.

         6.5 Access to Books and Records. The Members and their designated representatives shall have access to books and records of the Company during the Company's normal business hours. An alphabetical list of the names, addresses and business telephone numbers, to the extent such are available, of all Members together with the number of units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may charge a reasonable amount for the copy work. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

         If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefor is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

         6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

                                    ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

         7.1 Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the month.

         7.2 Net Income Available For Distribution. The Company shall distribute Net Income Available for Distribution to Members according to the allocations provided for in Section 7.1, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available for Distribution. However, at the Manager's discretion, the Manager may reinvest gains realized on the sale of properties. The Company shall make these distributions monthly, based upon estimated Net Income Available for Distribution for the preceding month, in proportion to the weighted average Capital Account of each Member during the preceding month.

         7.3 Net Proceeds. Net Proceeds may also be distributed to Members in cash or retained by the Company for other uses as set forth herein. Net Proceeds will be deemed to be distributed to the Members upon receipt by the Company thereof, regardless of whether any actual cash distributions of the Net Proceeds occur. Immediately thereafter, there shall be a deemed recontribution by each Member to the extent of the deemed distribution of Net Proceeds. The Company may use Net Proceeds to make new loans, improve or maintain properties acquired by the Company or to pay operating expenses. Distributions of Net Proceeds shall be in accordance with the allocations provided for in Section 7.1 above. Net Proceeds from the sale of acquired Real Property shall not be retained after 7 years from the effective date of the Prospectus.

         7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Net Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

         7.5      Special Allocation Rules.

                  7.5.1 For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

                  7.5.2 If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation
                  Section 1.704-1(b)(2)(ii).

                  7.5.3 For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

                  7.5.4 Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine percent (99.0%) to the Manager and one percent (1.0%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

                  7.5.5 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

         7.6      Code Section 704(c) Allocations.

                  7.6.1 Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code
                  Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to

                  Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code
                  Section 704(c) allocations, in accordance with Treasury Regulation ss.1.704-3(b).

                  7.6.2 If the Gross Asset Value of any Company asset is adjusted under and under Section 2.20, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                  7.6.3 Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

                  7.6.4 Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company' s accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

         7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Company at the close of the years.

         7.8 Annual Valuation of Assets. For each of the Company's Mortgage Investments, Real Property investments and other investments, the Manager shall review the investments by October 31 and determine if a Writedown or Writeup is required with respect thereto. Any Writedown or Writeup of an asset resulting from the valuation shall be effective as of September 30 of each year during the terms of this Agreement.

                                    ARTICLE 8
                         DISTRIBUTION REINVESTMENT PLAN

         8.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Distribution Reinvestment Plan (the "Plan") at the time of his purchase of units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the calendar month. Otherwise the notice is effective the following month. The Company will not reinvest proceeds from a capital transaction unless the Company has sufficient funds to pay any state or federal income tax due to the disposition or refinancing of mortgages.

         8.2 Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional units at ten dollars ($10.00) per Unit. The Manager will credit units purchased under the Plan to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional in units.

         8.3 Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental units purchased, the purchase price per Unit (if other than ten dollars ($10.00) per Unit), and the total number of units held by the Member. Before the Members' reinvestment of distributions in the Company, the Manager will also mail an updated prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

         8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the prospectus for a purchase of units in the offering. The Members acknowledge that the Company is relying on this notice in issuing the units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of units to the Member.

         8.5 Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

                                    ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

         9.1 Books and Records. The Manager shall cause the Company to keep the following:

                  9.1.1 Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

                  9.1.2 A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

                  9.1.3 A copy of the filed Articles of Organization, and all amendments thereto;

                  9.1.4 Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

                  9.1.5 Copies of this Agreement, including all amendments thereto; and

                  9.1.6 The financial statements of the Company for the three
                  (3) most recent years.

         All books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during the Company's normal business hours.

         9.2      Annual Statements.

                  9.2.1 The Manager shall cause to be prepared at least annually, at the Company's expense, audited financial statements prepared in accordance with accounting principles generally accepted in the United States and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include: an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flows.

                  9.2.2 The Company's accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined under Article 9.2.1.

                  9.2.3 Notwithstanding the 120-day period specified in Section 9.2.3(b) below, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns. Such information will include:

                           (a) a statement as to any transactions with the
                  Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

                           (b) a report identifying distributions from (i) Cash
                  Flow during that year, (ii) Cash Flow for prior years that had been held as reserves, (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the Offering originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

                  9.2.4 The Manager shall cause to be prepared annually, at the Company's expense, a report setting forth any annual adjustment of such Member's Capital Account.

         9.3      Special and Quarterly Reports.

                  9.3.1 For each quarter in which the Company bought or invested in a Mortgage Loan or Real Property, or it or a borrower incurred placement or evaluation fees, and for so long as the proceeds of the Offering are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing:

                           (a) the amount of the Mortgage Loans purchased or
invested in;

                           (b) the material terms of the loans;

                           (c) the identity of the borrower;

                           (d) the Real Property securing the Mortgage Loan and
                  the appraised value of that Real Property;

                           (e) the location and description of the general
                  character of all materially important Real Properties acquired or presently interested to be acquired by or leased to the Company;

                           (f) the present or proposed use of such properties
                  and their suitability and adequacy for such use;

                           (g) the terms of any material lease affecting the
                  property;

                           (h) the proposed method of financing (including
                  estimated down payments, leverage ratio, prepaid interest, balloon payments, prepayment penalties, due-on-sale or encumbrance clause and possible adverse effects thereof); and

                           (i) a statement that title insurance and any required
                  construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired.

         Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

                  9.3.2 The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

                  9.3.3 If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

         9.4 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to under this Article 9.

         9.5 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the prospectus.

         9.6 Fiscal Matters.

                  9.6.1 Fiscal Year. The Company has previously adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Company's fiscal year to a period to be determined by the Manager.

                  9.6.2 Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

                  9.6.3 Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

                  9.6.4 Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

         10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

                  10.1.1 With the consent of all Managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

                  10.1.2 Upon any sale or transfer of a manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager's Interests subject to the provisions of this Section 10.1.

         10.2 Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

                 10.2.1 No Member may transfer a fractional Unit, and no Member may transfer units where, as a result of the transfer, the Member would thereafter, own fewer than two hundred (200) units, except where the transfer occurs by operation of law;

                 10.2.2 The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

                  10.2.3 The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

                  10.2.4 The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

                  10.2.5 The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

                  10.2.6 The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

                  10.2.7 The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

         Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

         10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

                  10.3.1 No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax (if any) purposes;

                  10.3.2   Notice to California residents:

         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                  10.3.3 Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the units and issued or transferred to purchasers in other states.

                  10.3.4 No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

                           (a) The Manager will not permit trading of units on
                  an established securities market within the meaning of Section 7704(b);

                           (b) The Manager will prohibit any transfer of units
                  which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

                           (c) The Manager will not permit any withdrawal of
                  units except in compliance with the provisions of this Agreement.

                                   ARTICLE 11
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
                              WITHDRAWAL OF MANAGER

         11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

         11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

         11.3 Withdrawal of Members Other than Manager. The Manager may, within its sole discretion, reasonably exercised, modify, eliminate or waive any limitation on the withdrawal rights of a Member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) result in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or a portion thereof. The effective date of any request to withdraw from the Company (the "Withdrawal Effective Date") shall be the last day of the fiscal quarter ending not less than 60 days after the Manager receives the withdrawal notice. The withdrawing Member's Capital Account shall be valued as of the Withdrawal Effective Date and the Company shall pay the withdrawing Member not more than 31 days following the Withdrawal Effective Date. Notwithstanding the foregoing, all withdrawal requests shall be subject to the following limitations:

                  11.3.1 No notice of withdrawal shall be honored and no withdrawal made of or for any units until the expiration of at least one year from the date of purchase of those units in the offering, other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement. With respect to withdrawals made prior to the fifth anniversary of the Member's date of purchase, the Member's Capital Account shall be valued for withdrawal purposes at a discount as set forth below:

                           (a) Members withdrawing between the first and second
                  anniversaries shall be entitled to receive an amount equal to 75% of the Member's Capital Account as of the Withdrawal Effective Date;

                           (b) Members withdrawing between the second and third
                  anniversaries shall be entitled to receive an amount equal to 80% of the Member's Capital Account as of the Withdrawal Effective Date;

                           (c) Members withdrawing between the third and fourth
                  anniversaries shall be entitled to receive an amount equal to 85% of the Member's Capital Account as of the Withdrawal Effective Date; and

                           (d) Members withdrawing between the fourth and fifth
                  anniversaries shall be entitled to receive an amount equal to 90% of the Member's Capital Account as of the Withdrawal Effective Date.

                           Any capital remaining after the redemption at below
                  par value by a Member shall be allocated on a pro rata basis among the remaining Members.

                  11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

                  11.3.3 The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this Section 11.3;

                  11.3.4 Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

                  11.3.5 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount determined in accordance with this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net assets;

                  11.3.6 In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of Members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company under this Agreement;

                  11.3.7 Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

                  11.3.8 If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

         11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

         11.5 Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company may terminate the Manager's interest in the Company by paying an amount equal to the then-present fair market value of the Manager's interest in the Company, which the Company and Manager acknowledge is the outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.

         The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the program. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

         12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

                  12.1.1 The expiration of the term of the Company as stated in
                  Section 1.6 of this Agreement;

                  12.1.2 Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

                  12.1.3 The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

         12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Nevada Statutes. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

                  12.2.1 No new Mortgage Investments shall be invested in or purchased and no new Real Property shall be invested in or purchased;

                  12.2.2 The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

                  12.2.3 All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section
                  12.3 below.

         12.3 Order of Distribution of Assets. If the Company is dissolved under
Section 12.1 above, the assets of the Company shall be distributed in accordance with Nevada Statutes Section 86.521.

         12.4 No Recourse to Manager. Upon dissolution and winding up under the Nevada Statutes, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

         12.5 Compliance With Timing Requirements of Regulations. If the Company is "liquidated" within the meaning of Treasury Regulation Section
1.704-1(b)(2)(ii)(g):

                  12.5.1 Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or
                  Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and

                  12.5.2 If the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                                   ARTICLE 13
                                    ROLL-UPS

         13.1 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up. In performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

         13.2 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of:

                  13.2.1 accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

                  13.2.2 either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company.

         13.3 Limitations on Roll-Ups. The Company's ability to participate in a Roll-Up is also subject to the following:

                  13.3.1 The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in
                  Section 6.2 of this Agreement.

                  13.3.2 If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

                  13.3.3 The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

                  13.3.4 The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

                  13.3.5 The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
                 COMPENSATION TO THE MANAGER AND ITS AFFILIATES

         14.1     Compensation of the Manager and its Affiliates.

                  14.1.1 The Company shall pay the Manager compensation and permit the Manager to charge and collect the fees and other amounts from borrowers as set forth in the prospectus in addition to those fees set forth herein. The total amount of fees received by the Manager from borrowers in connection with making loans will not exceed the combined amount of Front-End Fees and other fees which would be permitted under the NASAA Guidelines if paid directly by the Company to the Manager. In addition to the foregoing, under no circumstances may the Manager receive any compensation not permitted under the NASAA Guidelines. Any amendment to this Operating Agreement modifying the Manager's compensation or distribution to which the Manager is entitled shall require the Manager 's consent. No additional reimbursement shall be paid to the Manager or its Affiliates for any general or administrative overhead expenses incurred by the Manager or its Affiliates or for any other expenses they may incur.

                  14.1.2 The Company shall pay the Manager an incentive fee equal to 25% of Net Proceeds after payment to Members from such Net Proceeds, of an amount equal to 100% of the aggregate Capital Contribution of the Members, plus an amount equal to a 6% per annum cumulative return on the Members' aggregate Capital Contributions (the 6% cumulative return may be reduced, but not below zero, by the aggregate amount of prior distributions to Members from Net Income Available for Distribution).

                  14.1.3 The total compensation paid to all Persons for the sale of a Program property shall be limited to a Competitive Real Estate Commission, not to exceed 6% of the contract price for the sale of the property. If the Manager provides a substantial amount of the services in the sale effort, the Manager may receive up to one-half of the Competitive Real Estate Commission, not to exceed 3% and subordinated to
                  Section 14.1.2 above. If the Manager participates with an independent broker on resale, the subordination requirement shall apply only to the commission earned by the Manager.

                  14.1.4 Should the Manager perform property management services, the fees paid to the Manager shall be the lesser of the maximum fees set forth below or the fees which are competitive for similar services in the same geographic area. Included in such fees shall be bookkeeping services and fees paid to non-related persons for property management services.

                           (a) In the case of residential property, the maximum
                  Property Management Fee (including all rent-up, leasing, and re-leasing fees and bonuses, and leasing related services, paid to any person) shall be 5% of the gross revenues from such property.

                           (b) In the case of industrial and commercial
                  property, except as set forth in paragraph (c) below, the maximum Property Management Fee from such leases shall be 6% of the gross revenues where the Manager or its Affiliates provides leasing, re-leasing and leasing related services. Conversely the maximum Property Management Fee from such leases shall be 3% of the gross revenues where the Manager or its Affiliates do not perform the leasing, re-leasing and leasing related services with respect to the property.

                           (c) In the case of industrial and commercial
                  properties which are leased on a long term (ten or more years) net (or similar) bases, the maximum Property Management Fee from such leases shall be 1% of gross revenues, except for a one time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original term of the lease.

         14.2     Expenses of the Company.

                  14.2.1 All expenses of the Company shall be billed directly to and paid by the Company. The Manager may be reimbursed for the actual cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Manager. The Manager may be reimbursed for the administrative services necessary to the prudent operation of the Company provided that the reimbursement shall be at the lower of the Manager's actual cost or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location. No reimbursement shall be permitted for services for which the Manager is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement (except those as set forth in the Prospectus and in this Agreement) shall be:

                           (a) Rent or depreciation, utilities, capital
                  equipment, other administrative items; and

                           (b) Salaries, fringe benefits, travel expenses, and
                  other administrative items incurred or allocated to any Controlling Persons (as defined below) of the Manager or its Affiliates.

                  14.2.2 The term "Controlling Person," for the purpose of this section, includes but is not limited to, any Person, whatever their title, who performs functions for the Manager similar to those of:

                           (a) Chairman or Member of the board of directors;

                           (b) Executive management, such as the president,
                  vice-president or senior vice-president, corporate secretary, or treasurer;

                           (c) Senior management, such as the vice-president of
                  an operating division who reports directly to executive management;

                           (d) Those holding 5.0% or more equity interest in the
                  Manager or a Person having the power to direct or cause the direction of the Manager, whether through the ownership of voting securities, by contract, or otherwise.

                  14.2.3 The annual Company report must contain a breakdown of the costs reimbursed to the

                  Manager. Within the scope of the annual audit of the Manager's financial statement, the independent certified public accountants must verify the allocation of such costs to the Company. The method of verification shall at minimum provide:

                           (a) A review of the time records of individual
                  employees, the costs of whose services were reimbursed; and

                           (b) A review of the specific nature of the work
                  performed by each such employee.

                  14.2.4 The methods of verification shall be in accordance with generally accepted auditing standards and shall accordingly include such tests of the accounting records and such other auditing procedures which the Manager's independent certified public accountants consider appropriate in the circumstance. The additional costs of such verification will be itemized by said accountants on a company by company basis and may be reimbursed to the Manager by the Company in accordance with this paragraph only to the extent that such reimbursement when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this paragraph. The prospectus sets forth an estimate of such proposed expense for the next fiscal year together with a breakdown by year of such expenses reimbursed to other similar funds formed by the Manager.

                                   ARTICLE 15
                                  MISCELLANEOUS

         15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

         15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

         15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company. This
Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

         15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any

Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including, without limitation, an amendment:

                  15.4.1 to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

                  15.4.2 to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

                  15.4.3 to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

                  15.4.4 in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

                  15.4.5 to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

         The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

         15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

         15.6 Waiver. No waiver by any party hereto or any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

         15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

         15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

         15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

         15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

         15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

         15.13 Defined Terms. All terms used in this Agreement which are defined in the prospectus shall have the meanings assigned to them in said prospectus, unless this Agreement shall provide for a specific definition in Article 2.

         15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

                                                                       EXHIBIT B

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING
                  ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                            SUBSCRIPTION INSTRUCTIONS

A.  COMPLETION OF SUBSCRIPTION AGREEMENT

    (1) SUBSCRIPTION AND RELATED UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES:
Please read carefully pages B-1 to B-4.

        -  Initial each representation contained in Section 3 on page B-2.

        - Indicate in section 10 on page B-4 whether you want to reinvest distributions by purchasing additional units.

        -  Indicate in section 11 on page B-4 how you will own the units.

    (2) QUESTIONNAIRE(S):

        -  Individual Subscribers. Complete page B-5.

        -  Entities other than Employee Benefit Plans. Complete page B-6.

        -  Employee Benefit Plans. Complete pages B-7 and B-8.

    (3) REGISTRATION INFORMATION. Complete all information on page B-9.

    (4) SIGNATURE PAGE. Complete and sign page B-10.

    (5) EXISTING MEMBERS ONLY (FOR USE AFTER INITIAL ACQUISITION OF UNITS). After acquiring units, you only have to complete the one page form entitled "Additional Subscription Request" at page B-11.

B. PAYMENT. All subscriptions should be for at least $2,000, corresponding to a minimum of 200 units (some states may have higher minimum requirements).

Payment by Bank Check or                     Make payable to the order of
Certified Check:                             "RE INVESTMENTS III, LLC"

Payment by Wire Transfer:                    RE INVESTMENTS III, LLC Account No.
                                             Bank Routing No. 121201694

C. QUESTIONS. If you have any questions in completing this Subscription Agreement, please call Vestin Capital Inc. at (702) 876-1143.

D. RETURN OF DOCUMENTS. The Subscription Agreement should be returned to the following address:

                              Vestin Mortgage, Inc.

                              2901 El Camino Avenue

                               Las Vegas, NV 89102

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
          (APPLICABLE TO ALL STATES EXCEPT FOR MINNESOTA AND MICHIGAN)

                             RE INVESTMENTS III, LLC

     1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in RE INVESTMENTS III, LLC, a Nevada limited liability Company (the "Company"). The Investor subscribes $____________________ for the purchase of ___________________ units of limited liability interest in the Company (the "Units"), the price being $10.00 per Unit (with a 200 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is found at Exhibit A of the prospectus of the Company to which this agreement forms Exhibit B (the "Prospectus"). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase.

     2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

     The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

     The offering by the Company will continue to seek to distribute a total of 10,000,000 units for $100,000,000.

     3. REPRESENTATIONS BY THE INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 11 of the Prospectus. In connection with the Investor's investment described in Section 1 of this Subscription Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

     PLEASE CONFIRM THE REPRESENTATIONS SET FORTH IN SECTIONS 3(A), 3(B) AND 3(C) BELOW BY PLACING YOUR INITIALS IN THE BLANKS FOLLOWING EACH REPRESENTATION.

     (a) has received the Prospectus five (5) days prior to the date of this Subscription Agreement; ___________ ___________

     (b) acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units; ___________ ___________

     (c) ILLIQUID INVESTMENT: acknowledges that it may not be possible readily to liquidate this investment; ___________ ___________

     (d) meets the following criteria:

     (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards; or

     (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

     (A) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or

     (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

     (C) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; and

     (e) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

     (f) if a trustee, is the trustee for the trust on behalf of which it is purchasing the units, and has due authority to purchase Units on behalf of the trust;

     (g) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

     (h) acknowledges that they have been advised to read the risk factors set forth in the Prospectus and to determine whether the investment corresponds to those stated in the Prospectus;

     (i) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor.

     (j) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

     4. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

     5. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

     6. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company's repurchase or the Investor's resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

     7. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

     (a) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

     (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

     (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

     The foregoing grant of authority:

     (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

     (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

     (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

     8. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

     9. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

     10. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan (the "Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units-Distribution Reinvestment Plan." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

     PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

     __________ __________ A. Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

     __________ __________ B. Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.

     11. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

Check one: [ ]  Individual Ownership

           [ ]  Joint Tenants with Right of Survivorship (all parties must sign)

           [ ]  Tenants in Common (all parties must sign)

           [ ]  Community Property (one signature required)

           [ ]  Custodian

           [ ]  Trust

           [ ]  Corporation

           [ ]  Partnership/Limited Liability Company

           [ ]  Nonprofit Organization

           [ ]  IRA

           [ ]  Employee Benefit/Profit Sharing Plans


If you have any questions in completing this Subscription Agreement, please call

                             Vestin Capital, Inc. at
                                 (702) 876-1143

                           or Vestin Mortgage, Inc. at
                                 (702) 227-0965

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name: __________________________________
Date of Birth: _____________________________
Occupation: ______________________________
Marital Status (check one): Single [ ] Married [ ]
Citizenship:  U.S.  [ ]    Other  [ ]
Co-Subscriber's Name: ______________________________
Co-Subscriber's Date of Birth: ________________________
Co-Subscriber's Occupation: _________________________
Marital Status (check one):    Single  [ ]    Married  [ ]
Citizenship:  U.S.  [ ]    Other  [ ]

Investment Objective:

    Preservation of capital and monthly income distributions [ ] (check)

    Other (please explain) _____________________________________________________

INVESTOR'S FINANCIAL STATUS AND SUITABILITY:

    Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

[ ] under $45,000            [ ] $45,000-$49,999          [ ] $50,000-$59,999
[ ] $60,000-$64,999          [ ] $65,000-$124,999         [ ] $125,000-$149,999
[ ] $150,000-$199,999        [ ] $200,000-$224,999        [ ] $225,000-$249,999
[ ] $250,000 or greater

    Investor's Annual Income (check appropriate range)

[ ] under $45,000            [ ] $45,000-$49,999          [ ] $50,000-$59,999
[ ] $60,000-$64,999          [ ] $65,000-$124,999         [ ] $125,000-$149,999
[ ] $150,000-$199,999        [ ] $200,000-$224,999        [ ] $225,000-$249,999
[ ] $250,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment? [ ] YES [ ] NO

If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       LEGAL ENTITIES (NON-BENEFIT PLANS)

                              TO COMPLETE THIS PAGE

Name of Investor:
                 ---------------------------------------------------------------

Type of Legal Entity:

     [ ] corporation (if so, provide jurisdiction of incorporation)
                                                                   -------------

     [ ] partnership or limited liability company (provide jurisdiction of organization)
                      ----------------------------------------------------------

     [ ] trust (provide state in which formed and date of trust indenture)
                                                                          ------

     [ ] other (describe)
                          ------------------------------------------------------

Principal place of business
                            ----------------------------------------------------

Investment Objective:

     Preservation of capital and monthly income distributions [ ] (check)

     Other (please explain)
                            ----------------------------------------------------

--------------------------------------------------------------------------------

Total assets (as indicated on the most recent balance sheet) of the Investor:
$
--------------------------------------------------------------------------------

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

    [   ]  YES    [   ]  NO

If yes, please describe:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             EMPLOYEE BENEFIT PLANS

                          TO COMPLETE PAGES B-7 AND B-8

Name of Investor (the "Plan"):
                               -------------------------------------------------

Investment Objective:

    Preservation of capital and monthly income distributions [   ] (check)

Other (please explain)
                      ----------------------------------------------------------

--------------------------------------------------------------------------------

Total assets (as indicated on the most recent balance sheet) of the Investor:
$
--------------------------------------------------------------------------------

Does this investment exceed 10% of the Plan's assets?

    [ ] YES    [ ] NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

    [ ] YES    [ ] NO

If yes, provide details

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Is the Plan an employee benefit plan other than an ERISA plan?

    [ ] YES    [ ] NO

If yes, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

    [ ] YES    [ ] NO

ADDITIONAL PLAN REPRESENTATIONS AND WARRANTIES:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

    Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

    [ ] YES    [ ] NO

    Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

    [ ] YES    [ ] NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

    [ ] YES [ ] NO

Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

    [ ] YES [ ] NO

IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan. The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

An investment in the Company conforms in all respects to the governing documents of the Plan.

The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

The Plan's proxy voting guidelines do not apply to securities held by the Company.

The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

[ ] YES [ ] NO

                                      * * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   REGISTRATION INFORMATION FOR THE INTERESTS

                                                           $
--------------------------------------------------------------------------------
(SUBSCRIBER NAME(S))                                       (SUBSCRIPTION AMOUNT)

--------------------------------------------------------------------------------
(STREET ADDRESS)                                                (STATE/ZIP CODE)

--------------------------------------------------------------------------------
(TELEPHONE AND FACSIMILE NUMBERS)                              (E-MAIL-OPTIONAL)

--------------------------------------
(SOCIAL SECURITY NO./EIN (ENTITY)       U.S. CITIZEN OR RESIDENT [ ] YES  [ ] NO

--------------------------------------
(SOCIAL SECURITY NO. OF JOINT
OWNER (IF ANY))

--------------------------------------
(PLAN NUMBER (IF APPLICABLE))                   EXISTING PARTNER [ ] YES  [ ] NO

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

--------------------------------------------------------------------------------
(NAME(S))

--------------------------------------------------------------------------------
(STREET ADDRESS)                           (CITY)               (STATE/ZIP CODE)

--------------------------------------------------------------------------------
(TELEPHONE AND FACSIMILE NUMBERS)                              (E-MAIL-OPTIONAL)

If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, the account to which such proceeds should be electronically transferred is:

--------------------------------------------------------------------------------
                         (NAME OF FINANCIAL INSTITUTION)

--------------------------------------------------------------------------------
                        (ROUTING ABA NUMBER - IF A BANK)

--------------------------------------------------------------------------------
                       (ADDRESS OF FINANCIAL INSTITUTION)

--------------------------------------------------------------------------------
                 (FINANCIAL INSTITUTION ACCOUNT NAME AND NUMBER)

                                 SIGNATURE PAGE

    BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representations contained in Section 3 on page B-2, (b) indicated in Section 10 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and
(c) indicated in Section 11 on page B-4 how you will own the Units? If not, please do so.

INDIVIDUAL(S):

                                                        Date:
------------------------------------------------------        ------------------
              (SIGNATURE OF SUBSCRIBER)

------------------------------------------------------
             (PRINT NAME OF SUBSCRIBER)

                                                        Date:
------------------------------------------------------        ------------------
            (SIGNATURE OF CO-SUBSCRIBER)

------------------------------------------------------
            (PRINT NAME OF CO-SUBSCRIBER)

ENTITIES (OTHER THAN PLANS):

------------------------------------------------------
             (PRINT NAME OF SUBSCRIBER)

By:                                                     Date:
------------------------------------------------------        ------------------
         (SIGNATURE OF AUTHORIZED SIGNATORY)

------------------------------------------------------
         (PRINT NAME AND TITLE OF SIGNATORY)

By:                                                     Date:
------------------------------------------------------        ------------------
   (SIGNATURE OF REQUIRED AUTHORIZED CO-SIGNATORY)

------------------------------------------------------
       (PRINT NAME AND TITLE OF CO-SIGNATORY)

PLAN ENTITIES:

                                                           Date:
------------------------------  ------------------------        ----------------
(SIGNATURE OF INDIVIDUAL        (PRINT NAME)
PLAN PARTICIPANT)

                                                           Date:
------------------------------  ------------------------        ----------------
(SIGNATURE OF CUSTODIAN         (PRINT NAME)
OR TRUSTEE)
                                                           Date:
------------------------------  ------------------------        ----------------
(SIGNATURE OF OTHER             (PRINT NAME)
AUTHORIZED SIGNATORY)

FOR USE BY THE COMPANY ONLY

Subscription has been: [ ] Accepted [ ] Accepted in Part [ ] Rejected [ ] Other

Subscription Amount: $                            Dated:
                      -------------------------         ------------------------

                                Signed:  VESTIN MORTGAGE, INC., MANAGER

                                         By:
                                              ----------------------------------
                                         Name:
                                                --------------------------------
                                         Title:
                                                --------------------------------

                         ADDITIONAL SUBSCRIPTION REQUEST

    (TO BE COMPLETED BY EXISTING INVESTORS INSTEAD OF SUBSCRIPTION AGREEMENT)


Name of Investment Fund:
                         -------------------------------------------------------

Name(s) of Subscriber(s):
                          ------------------------------------------------------

Additional Subscription Amount:
                                ------------------------------------------------

    The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:

                                                           Date:
-----------------------------------------------------           ----------------
              (SIGNATURE OF SUBSCRIBER)

                                                           Date:
-----------------------------------------------------           ----------------
             (SIGNATURE OF CO-SUBSCRIBER)

ENTITY AND PLAN SIGNATURES:

By:                                                        Date:
-----------------------------------------------------           ----------------
          (SIGNATURE OF AUTHORIZED SIGNATORY)

-----------------------------------------------------
          (PRINT NAME AND TITLE OF SIGNATORY)

By:                                                        Date:
-----------------------------------------------------           ----------------
    (SIGNATURE OF REQUIRED AUTHORIZED CO-SIGNATORY)

-----------------------------------------------------
        (PRINT NAME AND TITLE OF CO-SIGNATORY)

FOR USE BY THE COMPANY ONLY

Subscription has been: [ ] Accepted [ ] Accepted in Part [ ] Rejected [ ] Other

Additional Subscription Amount Accepted $
                                         ---------------------------------------

Dated: ___________________________________

                                Signed:  VESTIN MORTGAGE, INC., MANAGER

                                         By:
                                              ----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                                                      APPENDIX A

                                STATE REGULATIONS
                                ("BLUE SKY" LAW)

    Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:

STATE         SUITABILITY STANDARDS                       REQUIREMENTS
-----         ---------------------                       ------------
NV            Same as in body of agreement                Minimum investment is $5,000 ($2,000 for IRAs)

KS, OH, PA    Same as in body of agreement, except that   We will make no sales in these states until we receive proceeds of at
              in addition, the amount an Investor pays    least $5,000,000. PENNSYLVANIA RESIDENTS: BECAUSE THE MINIMUM CLOSING
              for units may not exceed 10% of the         AMOUNT IS LESS THAN $50,000,000, INVESTORS ARE CAUTIONED TO CAREFULLY
              Investor's net worth (without including     EVALUATE THE COMPANY'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES
              the Investor's home, home furnishings and   AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS
              automobiles)

AK, MI, NJ    Investors must have either (i) a minimum    The following may appear on certificates issued to California residents:
              net worth (without including an             IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY
              Investor's home, home furnishings, and      INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE
              automobiles) of $60,000, and an annual      PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF
              gross income of at least $60,000; or (ii)   CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. There are
              minimum net worth (exclusive of home,       restrictions on the transfer of the units in California, which are set
              furnishings, and automobiles) of $225,000   forth in the statute included in Appendix B on the following two pages.
              or (iii) are purchasing in a fiduciary
              capacity for a person meeting the
              requirements of either (i) or (ii) above.

ME Investors must have either (i) a minimum net worth (without including an
              Investor's home, home furnishings, and
              automobiles) of $50,000, and an annual
              gross income of at least $50,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $200,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.

DC, GA, LA,   These jurisdictions do not have
MT, RI        quantified suitability requirements.
              Accordingly, in addition to assuring
              compliance with the guidelines set forth
              in the body of this agreement, dealers
              are instructed to review, and investors
              should provide any other relevant
              information that they believe is
              necessary to making an assessment of
              suitability.

NH Investors must have either (i) a minimum net worth (without including an
              Investor's home, home furnishings, and
              automobiles) of $125,000, and an annual
              gross income of at least $50,000; or (ii) a minimum net worth (exclusive of home, furnishings, and automobiles) of $250,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the
              requirements of either (i) or (ii) above.

TN Investors must have either (i) a minimum net worth (without including an
              Investor's home, home furnishings, and
              automobiles) of $250,000, and an annual
              gross income of at least $65,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $200,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.

AL, AZ, AR,   Investors must have either (i) a minimum    Minimum investment in Iowa for
CA, CO, DE,   net worth (without including an             IRAs is $3,000.
FL, HI, IA,   Investor's home, home furnishings, and      Minimum investment in New York
ID, IN, KY,   automobiles) of $45,000, and an annual      is $2,500. ($1,000 for IRAs)
MA, MS, MO,   gross income of at least $45,000; or (ii)   Minimum investment in North Carolina
MN, NY, NC,   minimum net worth (exclusive of home,       is $2,500.
ND, OK, OR,   furnishings, and automobiles) of $150,000
SD, TX, UT,   or (iii) are purchasing in a fiduciary
VT, VA, WA,   capacity for a person meeting the
WV, WI        requirements of either (i) or (ii) above.

CT, IL, MD,   No minimum requirements.
WY

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF

       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE "CODE")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

    (1) to the issuer;

    (2) pursuant to the order or process of any court;

    (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

    (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

    (5) to the holders of securities of the same class of the same issuer;

    (6) by way of gift or donation inter vivos or on death;

    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

   (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

   (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

   (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

   (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

   (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

   (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
        (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

   (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

    IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                                                       EXHIBIT C

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING
                  ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                            SUBSCRIPTION INSTRUCTIONS
                     (APPLICABLE TO MINNESOTA AND MICHIGAN)

A.  COMPLETION OF SUBSCRIPTION AGREEMENT

    (1) SUBSCRIPTION AND RELATED UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES:
        Please read carefully pages C-1 to C-4.

        - Initial each representation contained in Section 3 on pages C-2 and C-3.

        - Indicate in section 9 on page C-4 whether you want to reinvest distributions by purchasing additional units.

        -   Indicate in section 10 on page C-4 how you will own the units.

    (2) QUESTIONNAIRE(S):

        -   Individual Subscribers. Complete page C-5.

        -   Entities other than Employee Benefit Plans. Complete page C-6.

        -   Employee Benefit Plans. Complete pages C-7 and C-8.

    (3) REGISTRATION INFORMATION. Complete all information on page C-9.

    (4) SIGNATURE PAGE. Complete and sign page C-10.

    (5) EXISTING MEMBERS ONLY (FOR USE AFTER INITIAL ACQUISITION OF UNITS). After acquiring units, you only have to complete the one page form entitled "Additional Subscription Request" at page C-11.

B. PAYMENT. All subscriptions should be for at least $2,000, corresponding to a minimum of 200 units (some states may have higher minimum requirements).

       Payment by Bank Check          Make payable to the order of
       or Certified Check:            "RE INVESTMENTS III, LLC"

       Payment by Wire Transfer:      RE INVESTMENTS III, LLC Account No.
                                      Bank Routing No. 121201694

C. QUESTIONS. If you have any questions in completing this Subscription Agreement, please call Vestin Capital Inc. at (702) 876-1143.

D. RETURN OF DOCUMENTS. The Subscription Agreement should be returned to the following address:

                              Vestin Mortgage, Inc.
                              2901 El Camino Avenue
                               Las Vegas, NV 89102

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                     (APPLICABLE TO MINNESOTA AND MICHIGAN)

                             RE INVESTMENTS III, LLC

    1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in RE INVESTMENTS III, LLC, a Nevada limited liability Company (the "Company"). The Investor subscribes $________________________ for the purchase of __________________________ units of limited liability interest in the Company (the "Units"), the price being $10.00 per Unit (with a 200 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is found at Exhibit A of the prospectus of the Company to which this agreement forms Exhibit C (the "Prospectus"). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase. No federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units.

    2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

    The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

    The offering by the Company will continue to seek to distribute a total of 10,000,000 units for $100,000,000.

    3. REPRESENTATIONS BY THE INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 11 of the Prospectus. In connection with the Investor's investment described in Section 1 of this Subscription Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

    PLEASE CONFIRM THE REPRESENTATION SET FORTH IN EACH OF THE SECTIONS BELOW BY PLACING YOUR INITIALS IN THE BLANKS FOLLOWING EACH REPRESENTATION.

    (a) has received the Prospectus;
                                     ------------- -------------

    (b) ILLIQUID INVESTMENT: acknowledges that it may not be possible readily to liquidate this investment;

    ------------- -------------

    (c) meets the following criteria:

    (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards; or

    (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

    (A) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000; or

    (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

    (C) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; and

    -------------  -------------

    (d) if a trustee, is the trustee for the trust on behalf of which it is purchasing the units, and has due authority to purchase Units on behalf of the trust;

    -------------  -------------

    (e) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

    -------------  -------------

    4. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

    5. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

    6. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

    (a) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

    (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

    (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

    The foregoing grant of authority:

    (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

    (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

    (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

    7. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

    8. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

    9. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan (the "Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units-Distribution Reinvestment Plan." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

PLEASE PLACE YOUR INITIALS NEXT TO THE APPROPRIATE ITEM:

__________  __________  A.  Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

__________  __________  B.  Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.

    10. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

       Check one:  [ ] Individual Ownership
                   [ ] Joint Tenants with Right of Survivorship (all parties
                       must sign)
                   [ ] Tenants in Common (all parties must sign)
                   [ ] Community Property (one signature required)
                   [ ] Custodian
                   [ ] Trust
                   [ ] Corporation
                   [ ] Partnership/Limited Liability Company
                   [ ] Nonprofit Organization
                   [ ] IRA
                   [ ] Employee Benefit/Profit Sharing Plans


If you have any questions in completing this Subscription Agreement, please call

                             Vestin Capital, Inc. at
                                 (702) 876-1143

                           or Vestin Mortgage, Inc. at
                                 (702) 227-0965

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name:                                                Co-Subscriber's Name:
     ---------------------------------------------                        -----------------------------
Date of Birth:                                       Co-Subscriber's Date of Birth:
              ------------------------------------                                 --------------------
Occupation:                                          Co-Subscriber's Occupation:
           ---------------------------------------                              -----------------------
Marital Status (check one): Single [ ] Married [ ]   Marital Status (check one): Single [ ] Married [ ]
Citizenship: U.S. [ ] Other [ ]                      Citizenship: U.S. [ ] Other [ ]

Investment Objective:

    Preservation of capital and monthly income distributions [ ] (check)

    Other (please explain)
                          ------------------------------------------------------

INVESTOR'S FINANCIAL STATUS AND SUITABILITY:

    Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):

[ ] under $45,000             [ ] $45,000-$49,999          [ ] $50,000-$59,999
[ ] $60,000-$64,999           [ ] $65,000-$124,999         [ ] $125,000-$149,999
[ ] $150,000-$199,999         [ ] $200,000-$224,999        [ ] $225,000-$249,999
[ ] $250,000 or greater

    Investor's Annual Income (check appropriate range)

[ ] under $45,000             [ ] $45,000-$49,999          [ ] $50,000-$59,999
[ ] $60,000-$64,999           [ ] $65,000-$124,999         [ ] $125,000-$149,999
[ ] $150,000-$199,999         [ ] $200,000-$224,999        [ ] $225,000-$249,999
[ ] $250,000 or greater

Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney):
             -------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment? [ ] YES [ ] NO

If yes, please describe:
                        --------------------------------------------------------

--------------------------------------------------------------------------------

                       LEGAL ENTITIES (NON-BENEFIT PLANS)
                              TO COMPLETE THIS PAGE

Name of Investor:
                 ---------------------------------------------------------------

Type of Legal Entity:

    [ ] corporation (if so, provide jurisdiction of incorporation)
                                                                  --------------

        ------------------------------------------------------------------------

    [ ] partnership or limited liability company (provide jurisdiction of organization)
                     -----------------------------------------------------------

    [ ] trust (provide state in which formed and date of trust indenture)

        ------------------------------------------------------------------------

    [ ] other (describe)
                         -------------------------------------------------------

Principal place of business
                            ----------------------------------------------------

Investment Objective:

    Preservation of capital and monthly income distributions [ ] (check)

    Other (please explain)
                          ------------------------------------------------------

--------------------------------------------------------------------------------

Total assets (as indicated on the most recent balance sheet) of the Investor:
$
 ----------------------------------

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney):
                        --------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

    [ ] YES [ ] NO

If yes, please describe:
                        --------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             EMPLOYEE BENEFIT PLANS
                          TO COMPLETE PAGES C-7 AND C-8

Name of Investor (the "Plan"):
                               -------------------------------------------------

Investment Objective:

    Preservation of capital and monthly income distributions [ ] (check)

Other (please explain)
                      ----------------------------------------------------------


Total assets (as indicated on the most recent balance sheet) of the Investor:
$
 ----------------------------------------

Does this investment exceed 10% of the Plan's assets?

    [ ] YES [ ] NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

[ ] YES [ ] NO

If yes, provide details
                        --------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Is the Plan an employee benefit plan other than an ERISA plan?

    [ ] YES [ ] NO

If yes, provide details as to the nature of the Plan and the person making investment decisions on behalf of the Plan
                                          --------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

    [ ] YES [ ] NO

ADDITIONAL PLAN REPRESENTATIONS AND WARRANTIES:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

    Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

    [ ] YES [ ] NO

    Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

    [ ] YES [ ] NO

    Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

    [ ] YES [ ] NO

    Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

    [ ] YES [ ] NO

IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan. The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

An investment in the Company conforms in all respects to the governing documents of the Plan.

The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

The Plan's proxy voting guidelines do not apply to securities held by the Company.

The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

[ ] YES [ ] NO

                                      * * *

Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   REGISTRATION INFORMATION FOR THE INTERESTS

                                                   $
--------------------------------------------------------------------------------
       (SUBSCRIBER NAME(S))                        (SUBSCRIPTION AMOUNT)

--------------------------------------------------------------------------------
        (STREET ADDRESS)                            (STATE/ZIP CODE)

--------------------------------------------------------------------------------
(TELEPHONE AND FACSIMILE NUMBERS)                   (E-MAIL-OPTIONAL)

---------------------------------------------
(SOCIAL SECURITY NO./EIN (ENTITY)       U.S. CITIZEN OR RESIDENT [ ] YES [ ] NO

---------------------------------------------
(SOCIAL SECURITY NO. OF JOINT OWNER (IF ANY))

---------------------------------------------
(PLAN NUMBER (IF APPLICABLE))                    EXISTING PARTNER [ ] YES [ ] NO


The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:


--------------------------------------------------------------------------------
(NAME(S))

--------------------------------------------------------------------------------
(STREET ADDRESS)                          (CITY)                (STATE/ZIP CODE)

--------------------------------------------------------------------------------
(TELEPHONE AND FACSIMILE NUMBERS)                              (E-MAIL-OPTIONAL)

If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, the account to which such proceeds should be electronically transferred is:


--------------------------------------------------------------------------------
                         (NAME OF FINANCIAL INSTITUTION)


--------------------------------------------------------------------------------
                        (ROUTING ABA NUMBER - IF A BANK)


--------------------------------------------------------------------------------
                       (ADDRESS OF FINANCIAL INSTITUTION)


--------------------------------------------------------------------------------
                 (FINANCIAL INSTITUTION ACCOUNT NAME AND NUMBER)

                                 SIGNATURE PAGE

    BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representations contained in Section 3 on pages C-2 and C-3, (b) indicated in Section 9 on page C-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in Section 10 on page C-4 how you will own the Units? If not, please do so.

INDIVIDUAL(S):

                                                         Date:
-------------------------------------------------------       ------------------
           (SIGNATURE OF SUBSCRIBER)

-------------------------------------------------------
          (PRINT NAME OF SUBSCRIBER)

                                                         Date:
-------------------------------------------------------       ------------------
         (SIGNATURE OF CO-SUBSCRIBER)

-------------------------------------------------------
        (PRINT NAME OF CO-SUBSCRIBER)

ENTITIES (OTHER THAN PLANS):


    ---------------------------------------------------
               (PRINT NAME OF SUBSCRIBER)

By:                                                      Date:
    ---------------------------------------------------       ------------------
          (SIGNATURE OF AUTHORIZED SIGNATORY)

    ---------------------------------------------------
          (PRINT NAME AND TITLE OF SIGNATORY)

By:                                                      Date:
    ---------------------------------------------------       ------------------
      (SIGNATURE OF REQUIRED AUTHORIZED CO-SIGNATORY)

    ---------------------------------------------------
          (PRINT NAME AND TITLE OF CO-SIGNATORY)

PLAN ENTITIES:

                                                              Date:
------------------------------------------------------------       -------------
(SIGNATURE OF INDIVIDUAL PLAN PARTICIPANT)    (PRINT NAME)

                                                              Date:
------------------------------------------------------------       -------------
(SIGNATURE OF CUSTODIAN OR TRUSTEE)           (PRINT NAME)

                                                              Date:
------------------------------------------------------------       -------------
(SIGNATURE OF OTHER AUTHORIZED SIGNATORY)     (PRINT NAME)

FOR USE BY THE COMPANY ONLY

Subscription has been: [ ] Accepted [ ] Accepted in Part [ ] Rejected [ ] Other

Subscription Amount: $                               Dated:
                      -----------------------------         --------------------

                                    Signed: VESTIN MORTGAGE, INC., MANAGER

                                            By:
                                                ------------------------------

                                            Name:
                                                  ----------------------------

                                            Title:
                                                  ----------------------------

                         ADDITIONAL SUBSCRIPTION REQUEST

    (TO BE COMPLETED BY EXISTING INVESTORS INSTEAD OF SUBSCRIPTION AGREEMENT)


Name of Investment Fund:
                         -------------------------------------------------------

Name(s) of Subscriber(s):
                          ------------------------------------------------------

Additional Subscription Amount:
                                ------------------------------------------------

    The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:

                                                         Date:
-------------------------------------------------------       ------------------
           (SIGNATURE OF SUBSCRIBER)

                                                         Date:
-------------------------------------------------------       ------------------
         (SIGNATURE OF CO-SUBSCRIBER)


ENTITY AND PLAN SIGNATURES:

By:                                                      Date:
    ---------------------------------------------------       ------------------
          (SIGNATURE OF AUTHORIZED SIGNATORY)

    ---------------------------------------------------
          (PRINT NAME AND TITLE OF SIGNATORY)

By:                                                      Date:
    ---------------------------------------------------       ------------------
      (SIGNATURE OF REQUIRED AUTHORIZED CO-SIGNATORY)

    ---------------------------------------------------
          (PRINT NAME AND TITLE OF CO-SIGNATORY)


FOR USE BY THE COMPANY ONLY

Subscription has been: [ ] Accepted [ ] Accepted in Part [ ] Rejected [ ] Other

Additional Subscription Amount Accepted $
                                         ---------------------------------------

Dated:
       -----------------------------

                                    Signed: VESTIN MORTGAGE, INC., MANAGER

                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------

                                                                      APPENDIX A

                                STATE REGULATIONS

                                ("BLUE SKY" LAW)

      Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:

STATE                 SUITABILITY STANDARDS                    REQUIREMENTS
-----                 ---------------------                    ------------
NV                    Same as in body of agreement             Minimum investment is $5,000 ($2,000 for
                                                               IRAs)

KS, OH, PA            Same as in body of agreement, except     We will make no sales in these states until
                      that in addition, the amount an          we receive proceeds of at least $5,000,000.
                      Investor pays for units may not exceed   PENNSYLVANIA RESIDENTS: BECAUSE THE MINIMUM
                      10% of the Investor's net worth          CLOSING AMOUNT IS LESS THAN $50,000,000,
                      (without including the Investor's home,  INVESTORS ARE CAUTIONED TO CAREFULLY
                      home furnishings and automobiles)        EVALUATE THE COMPANY'S ABILITY TO FULLY
                                                               ACCOMPLISH ITS STATED OBJECTIVES AND TO
                                                               INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF
                                                               PROGRAM SUBSCRIPTIONS

AK, MI, NJ            Investors must have either (i) a         The following may appear on certificates
                      minimum net worth (without including an  issued to California residents: IT IS
                      Investor's home, home furnishings, and   UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF
                      automobiles) of $60,000, and an annual   THIS SECURITY, OR ANY INTEREST THEREIN, OR
                      gross income of at least $60,000; or     TO RECEIVE ANY CONSIDERATION THEREFOR,
                      (ii) minimum net worth (exclusive of     WITHOUT THE PRIOR WRITTEN CONSENT OF THE
                      home, furnishings, and automobiles) of   COMMISSIONER OF CORPORATIONS OF THE STATE OF
                      $225,000 or (iii) are purchasing in a    CALIFORNIA, EXCEPT AS PERMITTED IN THE
                      fiduciary capacity for a person meeting  COMMISSIONER'S RULES. There are restrictions
                      the requirements of either (i) or (ii)   on the transfer of the units in California,
                      above.                                   which are set forth in the statute included
                                                               in Appendix B on the following two pages.


ME                    Investors must have either (i) a
                      minimum net worth (without including an
                      Investor's home, home furnishings, and
                      automobiles) of $50,000, and an annual
                      gross income of at least $50,000; or
                      (ii) minimum net worth (exclusive of
                      home, furnishings, and automobiles) of
                      $200,000 or (iii) are purchasing in a
                      fiduciary capacity for a person meeting
                      the requirements of either (i) or (ii)
                      above.

DC, GA, LA,           These jurisdictions do not have
MT, RI                quantified suitability requirements.
                      Accordingly, in addition to assuring
                      compliance with the guidelines set
                      forth in the body of this agreement,
                      dealers are instructed to review, and
                      investors should provide any other
                      relevant information that they believe
                      is necessary to making an assessment of
                      suitability.

NH                    Investors must have either (i) a
                      minimum net worth (without including an
                      Investor's home, home furnishings, and
                      automobiles) of $125,000, and an annual
                      gross income of at least $50,000; or
                      (ii) a minimum net worth (exclusive of
                      home, furnishings, and automobiles) of
                      $250,000 or (iii) are purchasing in a
                      fiduciary

                      capacity for a person meeting the
                      requirements of either (i) or (ii) above.

TN                    Investors must have either (i) a
                      minimum net worth (without including an
                      Investor's home, home furnishings, and
                      automobiles) of $250,000, and an annual
                      gross income of at least $65,000; or
                      (ii) minimum net worth (exclusive of
                      home, furnishings, and automobiles) of
                      $500,000 or (iii) are purchasing in a
                      fiduciary capacity for a person meeting
                      the requirements of either (i) or (ii)
                      above.

AL, AZ, AR, CA, CO,   Investors must have either (i) a           Minimum investment in Iowa for
DE, FL, HI, ID, IA,   minimum net worth (without including an    IRAs is $3,000.
IN, KY, MA, MS, MO,   Investor's home, home furnishings, and
MN, NY, NC, ND, OK,   automobiles) of $45,000, and an annual     Minimum investment in New York
OR, SD, TX, UT, VT,   gross income of at least $45,000; or       is $2,500 ($1,000 for IRAs).
VA, WA, WV, WI        (ii) minimum net worth (exclusive of
                      home, furnishings, and automobiles) of     Minimum investment in North Carolina
                      $150,000 or (iii) are purchasing in a      is $2,500.
                      fiduciary capacity for a person meeting
                      the requirements of either (i) or (ii)
                      above.


CT, IL, MD, WY        No minimum requirements.

                                                                      APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (THE "CODE")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

      (1)   to the issuer;

      (2)   pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

      (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

      (5)   to the holders of securities of the same class of the same issuer;

      (6)   by way of gift or donation inter vivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

      (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The approximate expenses to be incurred in connection with this offering are as follows:

             Securities and Exchange Commission Registration Fee......................   $8,090
             National Association of Securities Dealers, Inc. Filing Fee..............   10,500
             Blue Sky Fees............................................................   30,000
             Accounting Fees and Expenses.............................................   80,000
             Legal Fees and Expenses..................................................   350,000
             Printing Fees and Expenses...............................................   40,000
             Mailing..................................................................   20,000
             Miscellaneous............................................................  149,000
                                                                                         ------
                    Total............................................................. $687,590
                                                                                         =

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

Not applicable.

Item 34. Indemnification of Directors and Officers

Indemnification of the Manager and its affiliates is provided for in Section 3.5 of the Operating Agreement, which is included as Exhibit A to the prospectus.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable

Item 36. Financial Statements and Exhibits

(a) Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

(b) Exhibits:

Exhibit Number     Exhibit Description
--------------     -------------------
         1.1      Dealer Manager Agreement

         1.2      Selected Dealer Agreement

         3        Articles of Organization

         4.1 Operating Agreement of Registrant (included as Exhibit A to the prospectus)

         4.2 Subscription Agreement and Power of Attorney (applicable to all States except for Minnesota and Michigan) (included as Exhibit B to the prospectus)

         4.3      Subscription Agreement and Power of Attorney (applicable to
                  Minnesota and Michigan) (included as Exhibit C to the prospectus)

         5.1 Opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP with respect to legality of the securities

         8* Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters

         10.1*    US Bank Escrow Agreement

         23.1     Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP
                  (contained in Exhibit 5.1)

         23.2*    Consent of Wendel, Rosen, Black & Dean, LLP (contained in
                  Exhibit 8)

         23.3     Consent of Ernst & Young LLP (RE INVESTMENTS III, LLC)

         23.4     Consent of Ernst & Young LLP (Vestin Group, Inc.)

         24       Power of Attorney (contained in Signature page)

* To be filed by amendment.

Item 37. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) To provide to the Members the financial statements required by Form 10-K for the first full year of operations of the Company.

(8) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

              [The remainder of this page intentionally left blank]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on May_, 2003.

                              RE INVESTMENTS III, LLC

                              By:  Vestin Mortgage, Inc., its sole manager

                                   By: /s/ Stephen J. Byrne
                                   -------------------------------------------
                                   Stephen J. Byrne
                                   Director and Chief Executive Officer
                                   (Principal Executive Officer of the
                                   Manager)

                                   By: /s/ Lance Bradford
                                   -------------------------------------------
                                   Lance K. Bradford
                                   Director, Secretary and Treasurer
                                   (Principal Financial and Accounting Officer
                                   of the Manager)

                                   By: /s/ Michael Shustek
                                   -------------------------------------------
                                   Michael V. Shustek
                                   Director and Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lance K. Bradford, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                Title                                        Date
/s/ Stephen Byrne                   Director and Chief Executive                 May 2,  2003
-----------------------------       Executive Officer (Principal Executive
Stephen J. Byrne                    Officer of the Manager)


/s/ Lance Bradford                  Director, Secretary and Treasurer            May 2, 2003
-----------------------------       (Principal Financial and Accounting
Lance K. Bradford                   Officer of the Manager)



/s/ Michael Shustek                 Director and Chairman of the                 May 2, 2003
-----------------------------       Board of the Manager
Michael V. Shustek

                             RE INVESTMENTS III, LLC

                       A Nevada Limited Liability Company

                                INDEX TO EXHIBITS

Exhibit Number    Exhibit Description
--------------    -------------------
         1.1      Dealer Manager Agreement

         1.2      Selected Dealer Agreement

         3        Articles of Organization

         4.1 Operating Agreement of Registrant (included as Exhibit A to the prospectus)

         4.2 Subscription Agreement and Power of Attorney (applicable to all States except for Minnesota and Michigan) (included as Exhibit B to the prospectus)

         4.3      Subscription Agreement and Power of Attorney (applicable to
                  Minnesota and Michigan) (included as Exhibit C to the prospectus)

         5.1 Opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP with respect to legality of the securities

         8* Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters

         10.1*    US Bank Escrow Agreement

         23.1     Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP
                  (contained in Exhibit 5.1)

         23.2*    Consent of Wendel, Rosen, Black & Dean, LLP (contained in
                  Exhibit 8)

         23.3     Consent of Ernst & Young LLP (RE INVESTMENTS III, LLC)

         23.4     Consent of Ernst & Young LLP (Vestin Group, Inc.)

         24       Power of Attorney (contained in Signature page)

* To be filed by amendment.